UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
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Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

CNX Resources Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CNX™

LONG-TERMISM
CLINICAL
PER
SHARE
TRANSPARENCY
VALUE
CAPITAL
OPTIONALITY
INVESTMENT
OWNERSHIP
COST
GOVERNANCE
STRATEGIC
ADVANTAGE
HIGH MARGIN
LOW
FOLLOW
THE
MATH
MARGIN
RISK MITIGATION
RETURN
FREE CASH FLOW
INTRINSIC
VALUE
RATE-OF-RETURN
SUSTAINABLE
BUSINESS
MODEL
OF CAPITAL
OF SAFETY
CAPITAL
ALLOCATION
QUALITY
OF LIFE
SKIN IN
THE GAME
PAY-FOR-PERFORMANCE

2022
PROXY STATEMENT

CNX Resources Corporation
CNX Center
1000 CONSOL Energy Drive, Suite 400
Canonsburg, Pennsylvania 15317-6506
Telephone (724) 485-4000

ANNUAL MEETING OF SHAREHOLDERS – MAY 5, 2022

Dear Shareholder:

On behalf of the entire Board of Directors of CNX Resources Corporation (“CNX” or the “Corporation”), I cordially invite you to attend and participate in CNX’s 2022 Annual Meeting of Shareholders (the “Annual Meeting”) on May 5, 2022, at 10:00 a.m. Eastern Time. Our Annual Meeting will again be “virtual,” meaning that we are making our proxy materials available electronically, and you can participate in the meeting online at www.virtualshareholdermeeting.com/CNX2022 at the appointed date and time. This “virtual” approach to the Annual Meeting provides a convenient way to access our proxy materials and vote, enables greater shareholder participation in the proceedings and reduces the cost and environmental impact of the Annual Meeting to the Corporation—all to the benefit of you, our shareholders.

$927MM Net Cash Provided by Operating Activities & $506MM Free Cash Flow

Exceeding its record free cash flow (“FCF”)(1) performance from 2020, CNX had yet another record year in 2021 generating $927 million of net cash provided by operating activities, which resulted in $506 million of FCF. We used $245 million of this FCF to repurchase 18.7 million shares of CNX stock at an average price of $13.10 per share during 2021. The remaining funds were used to retire outstanding debt. In addition, CNX Midstream (“CNXM”) completed a $400 million aggregate principal amount private offering of 4.75% senior notes due April 2030, the proceeds of which CNXM used to repay the $400 million aggregate principal amount of its outstanding 6.50% senior notes due March 2026. This resulted in $7 million of annual interest savings. The Corporation also entered into new amended and restated credit agreements for its CNX and CNXM credit facilities, now set to mature in 2026 (a gain of two years), leaving it with a total of $1.9 billion in committed capacity for borrowings and letters of credit. These actions further strengthen the CNX balance sheet and enhance the Corporation’s flexibility in considering future capital allocation alternatives.

$30MM SIX-YEAR SOCIAL INVESTMENT PLEDGE

Tangible, Impactful, Local – These three words frame CNX’s approach to environmental, social and governance (“ESG”) matters. We focus on tangible ESG metrics that we believe will have an actual impact on the local communities where we work and where our employees live. In early 2021, CNX pledged to invest $30 million over the next six years in charitable causes focused on local communities. This commitment led to the formation of the CNX Foundation, which is designed to govern the Corporation’s charitable initiatives and help our efforts have an impact on the lives of the underserved in our local communities. Moreover, our CEO spearheaded the creation of a formal mentorship academy to help local high school students learn skills that will help them secure family-sustaining employment in our region, regardless of access to a traditional four-year post-secondary education.

(1) A reconciliation of 2021 FCF to the nearest GAAP measure is set forth in Appendix A to this Proxy Statement.

67% DIVERSITY AMONG CEO DIRECT REPORTS

2021 also saw continued focus on hiring local, diverse employees and contractors and promoting the use of disadvantaged business enterprises to support our operations. Diversity was also a focus at the top of our organization as we appointed an African-American Director in early 2022 and added two diverse leaders (one ethnically/racially diverse and one gender diverse) to our executive management team – bringing the ratio of diverse executives reporting directly to our CEO to 67%.

90% REDUCTION IN SCOPE 1 AND 2 CO2e EMISSIONS SINCE 2011

Finally, we maintained our steadfast commitment to being a responsible corporate citizen by searching for ways to lessen the Corporation’s environmental footprint. Since 2011, we have reduced our Scope 1 and 2 CO2e emissions by over 90%, and we generally abate 7.7 million tons of CO2e emissions through our methane capture operations annually. CNX also appointed a regulatory controller to oversee accuracy and transparency in its required regulatory reporting. Moreover, we are adopting new technologies and taking a refreshed view of our current asset base as we look to generate new opportunities in the field of carbon capture and methane emissions reduction, which are intended to create a sustainable environment as well as allow us to capitalize on previously unrealized business opportunities. We hope you will join us in our journey to make contributions that are Tangible, Impactful and Local.

The accompanying proxy statement contains important information about the Annual Meeting, our nominees for election as directors, and executive compensation, among other disclosures. Regardless of whether you plan to attend and participate in the Annual Meeting, it is important that your shares be represented. Please vote your shares over the internet or via the toll-free telephone number provided or, if you received a paper copy of a proxy card or voting instruction card by mail, you may vote your shares by completing, signing, dating, and returning your proxy card or voting instruction card in the postage-paid envelope.

To attend and participate in this year’s virtual Annual Meeting, you will need the 16-digit control number located on the Notice of Internet Availability of Proxy Materials, on your proxy card or voting instruction card, or on the instructions that accompanied your proxy materials, to log in to the webcast of the Annual Meeting at www.virtualshareholdermeeting.com/CNX2022. Please keep your control number in a safe place so it is available to you for the Annual Meeting. Using this control number, you will be able to listen to the Annual Meeting live, submit questions and vote online.

Thank you for your investment in CNX. I hope you will be able to attend and participate in this year’s Annual Meeting.

Sincerely,

Will Thorndike
Chairman of the Board
March 24, 2022

May 5, 2022

10:00 a.m. Eastern Time

To be Held Online at
www.virtualshareholdermeeting.com/CNX2022

Notice is hereby given that the 2022 Annual Meeting of Shareholders (the “Annual Meeting”) of CNX Resources Corporation (“CNX” or the “Corporation”) will be held on May 5, 2022, at 10:00 a.m. Eastern Time online at www.virtualshareholdermeeting.com/CNX2022, for the following purposes:

1.

Election of seven director nominees;

2.

Ratification of the anticipated appointment of Ernst & Young LLP as CNX’s independent auditor for the fiscal year ending December 31, 2022; and

3.

Advisory approval of CNX’s 2021 Named Executive Officer Compensation.

Sincerely,

Alexander J. Reyes
Executive Vice President, General Counsel and
Corporate Secretary

NOTICE
of Annual Meeting
of Shareholders

By resolution of the Board of Directors, we have fixed the close of business on March 8, 2022 as the record date for determining the shareholders of CNX entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

Shareholders of record on March 8, 2022 can attend and participate in the Annual Meeting online at www.virtualshareholdermeeting.com/CNX2022. To attend and participate in the Annual Meeting, you will need the 16-digit control number on your (a) Notice of Internet Availability of Proxy Materials (the “Notice”), (b) proxy card or voting instruction card, or (c) instructions that accompanied your proxy materials. We encourage you to access the Annual Meeting before the start time of 10:00 a.m. Eastern Time on May 5, 2022. Please allow ample time for online check-in, which will begin at 9:45 a.m. Eastern Time on May 5, 2022. The online format for the Annual Meeting will permit broader participation in the Annual Meeting by our shareholders and provide you with access to copies of the proxy materials.

The proxy materials are first being released to shareholders on March 24, 2022. Regardless of whether you plan to attend the Annual Meeting, you can ensure that your shares are represented at the Annual Meeting by promptly voting and submitting your proxy by telephone or by internet or, if you received a paper copy of a proxy card or voting instruction card, by completing and returning the card by mail which requires no postage if mailed in the United States. Your prompt response and cooperation is appreciated.

March 24, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 5, 2022:

The Proxy Statement, form of proxy, Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and related materials are available free of charge at www.proxyvote.com or may be obtained by contacting the Investor Relations Department at the address and phone number in the Chairman’s letter.

HOW TO VOTE
INTERNET Visit www.proxyvote.com prior to the Annual Meeting.	BY TELEPHONE Call 1-800-690-6903.	BY MAIL Complete, date and sign your Notice, proxy card or voting instruction card and mail it.	ONLINE Attend the Annual Meeting (instructions above) and vote online.

TABLE  OF  CONTENTS

Forward-Looking Statements	1
Proxy Statement	2
Board of Directors Information	10
Board of Directors and its Committees	10
Director Compensation Table – 2021	15
Understanding Our Director Compensation Table	16
Beneficial Ownership of Securities	19
Proposal No. 1: Election of Seven Director Nominees	21
Biographies of Nominees	21
Executive Compensation Information	28
Compensation Discussion and Analysis	28
Compensation Committee Report	41
Compensation Policies and Practices as They Relate to CNX’s Risk Management	41
Summary Compensation Table – 2021, 2020, and 2019	42
Grants of Plan-Based Awards – 2021	43
Outstanding Equity Awards at Fiscal Year-End – 2021	44
Option Exercises and Stock Vested Table – 2021	46
Pension Benefits Table – 2021	47
Understanding Our Pension Benefits Table	47
Potential Payments Upon Termination or Change in Control Tables	49
Understanding Our Change in Control and Employment Termination Tables and Information	53
2021 Pay Ratio Information	58
Delinquent Section 16(a) Reports	58
Accountants and Audit Committee	59
Audit Committee Report	59
Independent Registered Public Accounting Firm	59
Proposal No. 2: Ratification of the Anticipated Appointment of Ernst & Young LLP as CNX’s Independent Auditor for the Fiscal Year Ending December 31, 2022	61
Proposal No. 3: Advisory Approval of CNX’s 2021 Named Executive Officer Compensation	62
Securities Authorized for Issuance under the CNX Equity and Incentive Compensation Plan	63
Information about the Annual Meeting	64
Virtual Format	64
Voting and Proposals	65
Record Date and Vote Required for Approval	65
Revocation of Proxy	66
Proxy Solicitation	66
Additional Matters	67
Shareholder Proposals for Inclusion in Next Year’s Proxy Statement or Presentation at Next Year’s Annual Meeting	67
General Information Regarding the Requirements for Shareholder Nominations of Directors	67
Householding of Proxy Materials	68
Other	68
Appendix A Reconciliation of Non-GAAP Measures	A-1
Free Cash Flow	1
FCF per Share for STIC	1

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Forward-Looking Statements

This Proxy Statement contains forward-looking statements, estimates and projections within the meaning of the federal securities laws. Statements that are not historical are forward-looking and may include our operational and strategic plans; estimates of gas reserves and resources; projected timing and rates of return of future investments; and projections and estimates of future production, revenues, income, and capital spending. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those statements, estimates and projections. Investors should not place undue reliance on forward-looking statements as a prediction of future actual results. The forward-looking statements in this Proxy Statement speak only as of the date hereof; we disclaim any obligation to update the statements, and we caution you not to rely on them unduly. Specific factors that could cause future actual results to differ materially from the forward-looking statements are described in detail under the captions “Forward- Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission (SEC) and any subsequent reports filed with the SEC. Those risk factors discuss, among other matters, pricing volatility or pricing decline for natural gas and NGLs; the failure to realize the anticipated costs savings, synergies and other benefits of CNX’s purchase of the outstanding interests in CNXM not already owned by CNX; local, regional and national economic conditions and the impact they may have on our customers; the impact of outbreaks of communicable diseases such as COVID-19 on business activity, our operations and national and global economic conditions, generally; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; the financial condition of our customers; any non-performance by customers of their contractual obligations; changes in customer, employee or supplier relationships resulting from the proposed transaction; and changes in safety, health, environmental and other regulations.

2022 PROXY STATEMENT   | 1

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Proxy Statement

We are providing the enclosed proxy materials to you in connection with the solicitation by the Board of Directors (the “Board”) of CNX Resources Corporation (“CNX” or the “Corporation”) of proxies to be voted at the Annual Meeting of Shareholders to be held on May 5, 2022 (the “Annual Meeting”). We first released these proxy materials to our shareholders on March 24, 2022.

Internet Availability of Proxy Materials

This Proxy Statement provides information regarding the matters to be voted on at the Annual Meeting, as well as other information that may be useful to you. In accordance with rules adopted by the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to each shareholder of record, we are furnishing proxy materials to our shareholders on the internet.

If you received a Notice of Internet Availability of Proxy Materials (“Notice”) by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice will instruct you as to how you may access and review all the important information contained in the proxy materials. The Notice also instructs you as to how you may submit your proxy over the internet. If you received a Notice by mail and would like to receive a printed copy of the proxy materials, you should follow the instructions for requesting such materials included in the Notice.

Summary

This Summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information that you should consider. Please read the entire Proxy Statement carefully before voting.

When, Where and Who?

TIME AND DATE	PLACE	RECORD DATE	VOTING
10:00 a.m., Eastern Time Thursday, May 5, 2022	Online at www. virtualshareholdermeeting. com/CNX2022	March 8, 2022

Shareholders of CNX as of the record date are entitled to vote. Each share of CNX common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted upon at the Annual Meeting.

Proposals and Board Recommendations

Your vote is very important to us and to our business. Please cast your vote immediately on all the proposals to ensure that your shares are represented.

Item	Proposal	Board Recommendation	Page
1	Election of Seven Director Nominees	FOR each Director	21
2	Ratification of the Anticipated Appointment of Ernst & Young LLP (“EY”) as CNX’s Independent Auditor for the Fiscal Year Ending December 31, 2022	FOR	61
3	Advisory Approval of CNX’s 2021 Named Executive Officer Compensation	FOR	62

2022 PROXY STATEMENT   | 2

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Board Nominees

The following table and accompanying graphs provide summary information about our directors as of March 8, 2022. Each director of CNX is elected annually by a majority of votes cast.

Name	Age	Director Since	Occupation	Independent	Current Committee Memberships
					AC	CC	ESCR	NCG
Robert O. Agbede	66	2022	Chief Executive Officer of Chester Group Inc. and Chairman and Chief Executive Officer of Chester LNG, LLC			•	•	•
J. Palmer Clarkson	65	2017	President and Chief Executive Officer of Bridgestone HosePower, LLC			•		•
Nicholas J. DeIuliis	53	2014	President and Chief Executive Officer of CNX				•
Maureen E. Lally-Green	72	2013	Former Judge—Superior Court of Pennsylvania			•	•
Bernard Lanigan, Jr.	74	2016	Chairman and Chief Executive Officer of Southeast Asset Advisors, Inc. Chairman of Lanigan & Associates, P.C.				•	•
Ian McGuire	43	2019	Founder, Investment Partner of Tempus Partners		•		•
William N. Thorndike, Jr., Chairman	58	2014	Managing Director of Housatonic Partners		•	•	•
Committee Chair AC Audit Committee CC Compensation Committee	ESCR Environmental, Safety and Corporate Responsibility Committee NCG Nominating and Corporate Governance Committee

2022 PROXY STATEMENT   | 3

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Who We Are and What We Stand For

As outlined below, CNX’s Mission Statement informs our business strategy and drives our decision-making processes every day.

As echoed in our Mission Statement, what we do is important and matters tremendously. We believe the energy CNX develops helps drive technological advancements that fuel economic growth and helps improve the quality of life in our communities and beyond.

To achieve its Mission, CNX’s strategy is to foster a sustainable business model (“SBM”) that applies the nonreplicable advantages of low cost, low capital intensity, and operational flexibility to generate regular and substantial free cash flow (“FCF”). We then prioritize injecting that FCF back into our business through (1) investments in human capital, (2) optimization of our asset base, (3) investments in our region, (4) debt reduction, and (5) return of capital to our shareholders. We then measure success through the lens of generating FCF per share that presents an attractive, reasonably priced investment opportunity for our shareholders.

Business/Strategic Highlights

CNX experienced record financial performance in 2021. Our methodical focus on prudent capital allocation and the ability to remain flexible in responding to opportunities helped deliver an outstanding year for CNX and its shareholders. Highlights from the past year include:

●

Record FCF Two Years Running. By leveraging the advantages of its prior work to drive down costs and maintain a relentless focus on operational efficiency, CNX generated $927 million of net cash provided by operating activities and $506 million of FCF in 2021, shattering its previous annual records of $795 million of net cash provided by operating activities and $356 million FCF from 2020 by almost 17% and 30% respectively.(1)

●

Meeting Our SBM Priorities. By focusing on allocating capital to the five key priorities of our SBM, CNX delivered value in the following ways in 2021:

—

(1) Human Capital — CNX was cited as having the highest median employee compensation of any public company in the greater Pittsburgh region in 2020.(2) Underscoring our commitment to our people, that median compensation amount increased by another 5% in 2021.

We also implemented a cross-training rotational program for all employees designed to build our people’s capabilities from within.

—

(2) Asset Optimization — In 2021, we continued to invest in those assets within our portfolio that we expect to generate the highest rate of return on capital. That will continue in 2022 as we look to further emphasize quality as the measure of success for capital allocation.

—

(3) Regional Investment — As further highlighted below, CNX pledged to make a $5 million annual social investment to support our region over the next six years - or a total investment of $30 million. We also exceeded our spend local targets of purchasing 90% of services and materials from service providers that maintain a local employee base and committing over 40% of our small business spend to local companies.

(1)

Reconciliations of 2021 FCF and 2020 FCF to the nearest GAAP measures are set forth in Appendix A to this Proxy Statement.

(2)

Source: “Executive pay during a pandemic is tricky. But Pittsburgh-area companies found a way.” Pittsburgh Post-Gazette, July 6, 2021 (citing data from public filings for the year 2020).

2022 PROXY STATEMENT   | 4

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—

(4) Debt Reduction — CNX took advantage of favorable capital market conditions in 2021 by seizing on several refinancing opportunities. First, CNX Midstream Partners LP (“CNXM”) completed a $400 million private offering of 4.75% senior notes due April 2030, the proceeds of which it used to repay $400 million aggregate principal amount of its outstanding 6.50% senior notes due March 2026. Second, both CNX and CNXM refinanced their credit facilities, with lender commitments of $1.3 billion and $600 million, respectively, extending the maturity of both by approximately 2.5 years from early 2024 to late 2026.

—

(5) Return Capital to Shareholders — CNX further increased intrinsic shareholder value in 2021 through execution of a methodical stock repurchase program. In total, we repurchased and retired over 18.7 million shares of CNX stock for a total of $245 million, or an average price of $13.10 per share.

●

Surpassing Operational Expectations. We exceeded our Marcellus capital efficiency target by over 5% as our operations teams had another record year in 2021. From our Drilling team achieving its longest ever lateral drilled, to our Completions team continuing its string of 17 consecutive quarters of cycle time improvement (with new lateral feet per day records in two of our operating areas), to setting a company record for production from a single well pad, CNX had a remarkable year in the field to underscore its record financial performance.

●

Diligent Pursuit of Cost Savings. Behind the efforts of our Supply Chain Management team, CNX achieved a total savings of $22 million (combined CapEx and OpEx) in 2021. This focus on continually driving our costs lower, when coupled with ever-increasing productivity from our operational team, strengthens CNX’s position as the low-cost operator in the Appalachian Basin.

ESG Highlights

“Our ESG philosophy is straightforward and can be summed up in three words: Tangible, Impactful, and Local. We value actions and measurable results.” — Nicholas J. DeIuliis, Chief Executive Officer, CNX Resources Corporation

Some 2021 highlights of our Tangible, Impactful and Local approach to ESG include:

Corporate Governance

We view strong corporate governance and promoting a culture of compliance as the foundation to our approach to ESG.

●

Creation of Chief Risk Officer Position. CNX believes that risk management is a central part of its strategic management, increasing the probability of success, and reducing the probability of failure and the uncertainty of achieving our goals. CNX believes the key to mitigating risks and operating a sustainable business is found at the convergence of proper and continuous risk identification and management and fostering a culture of compliance. This culture starts with the tone at the top and is aided by effective policies, and translating strategy into tactical and operational objectives with assigned responsibility throughout the organization. In other words, raising awareness and accountability among employees and training them, and rewarding them for risk management and compliant behaviors is expected to help mitigate even the largest risks. This philosophy is embodied in the collaborative decision between our Board and management in early 2022 to create a Chief Risk Officer (“CRO”) position. The CRO reports to the CEO and meets regularly with the Board, including in executive session, to advise on strategic, operational, compliance and reputational risks to CNX. Our CRO will provide centralized oversight of risk and will work closely with the various departments within CNX to develop risk management and compliance programs at the department level — where day-to-day risk management is paramount.

●

TCFD and SASB Adoption. In 2021, CNX continued its journey towards full implementation of the Task Force on Climate-Related Financial Disclosure (“TCFD”) and Sustainability Accounting Standards Board (“SASB”) disclosure standards. We remain committed to transparency, sustainability and corporate responsibility in all that we do.

●

Formation of Regulatory Reporting Group. CNX’s Regulatory Reporting Group, headed by its new Regulatory Reporting Controller, is responsible for enhancing CNX’s regulatory and environmental compliance data management processes. From our perspective, this newly-created function brings the rigor required to promote industry-leading regulatory reporting performance similar to the financial auditing practices driven by Sarbanes-Oxley (“SOX”).

2022 PROXY STATEMENT   | 5

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Social Responsibility

CNX feels strongly about contributing to the areas in which it operates and the communities in which its employees live and work. We are particularly focused on creating opportunities for the underserved in urban and rural communities in our region to help those in need and create a path to the middle class for all. Below are some tangible, local and impactful ways CNX exhibited its role as a responsible corporate citizen during 2021:

●

CNX Foundation. CNX established the CNX Foundation in 2021, a 501(c)(3) organization dedicated to meeting the needs of the underserved areas of our region. Underpinning that effort is a charitable pledge to invest $30 million over the next six years. As part of that commitment, we identified the following initial projects to kick-start the CNX Foundation effort:

●

$1 million to expand broadband access in rural Greene County, Pennsylvania;

●

$100,000 to support the House of Life Pittsburgh, a prisoner reentry program to reduce high recidivism rates of offenders; and

●

$200,000 for the Jerome Bettis Cyber Bus Project supporting technology needs in disadvantaged school districts in our region.

●

CNX Mentorship Academy. As a corollary program under the CNX Foundation, our CEO, Mr. DeIuliis, helped launch and fund through a generous reduction in his LTIC compensation and corresponding donation by the Corporation of $1 million, a formal Mentorship Academy (the “Academy”). The Academy’s mission is, “[t]o prepare 11th and 12th grade high school students from economically challenged rural and urban communities to be impactful citizens, workers and family members through transformative learning, community engagement and leadership development.” This year-long program guides two individual cohorts (male and female) through a series of professional development opportunities, allowing them to hear directly from industry leaders within our region, participate in on-site, hands-on activities and develop skills that will form the foundation of what we hope is a successful launch of their careers.

●

Commitment to Diversity and Inclusion. We recognize that diversity provides CNX with unique perspectives, experiences, ideas and solutions. Thus, in 2021 (and early 2022), we took the following steps to foster diversity and inclusion:

●

Elected Robert O. Agbede to the Board in January 2022. Mr. Agbede brings a wealth of varied experience in the fields of engineering and business to our Board.

●

Ravi Srivastava was elevated to President, New Technologies and will lead the development and commercialization of CNX’s emerging technology opportunities.

●

Hayley Scott was appointed to the role of CNX’s CRO. In this newly created role, Ms. Scott is responsible for the management and governance necessary to identify, evaluate, mitigate and manage CNX’s strategic, operational, compliance and reputational risks.

●

The addition of Mr. Srivastava and Ms. Scott brings the total diversity (gender and racial/ethnic) of our CEO direct reports to 67%;

●

Created a Diversity & Inclusion Advisory Council; and

●

Provided Diversity & Inclusion training to 100% of the CNX employee population.

●

Health and Safety of our Employees and Contractors.

●

CNX empowers all employees and contractors to use stop work authority if they believe that safety or the environment is at risk. Minimizing safety risk continues to be a top priority for CNX.

●

We continued to adapt our COVID-19 response protocols to protect the health and well-being of our employees and contractors. Adherence to our protocols has resulted in no significant business interruptions and allowed us to safely reopen our corporate and field office locations.

●

Competitive Pay for Local People. CNX commits to hiring local employees with local roots to support our mission. We had the highest median employee compensation in the greater Pittsburgh region for 2020,(1) an amount that increased by 5% in 2021.

●

Local Focus. A core pillar of the CNX ESG approach is to focus on initiatives that directly impact our local communities. In addition to the creation of the CNX Foundation and Mentorship Academy, CNX also set specific targets designed to promote the success of our local vendors. In 2021, CNX purchased all services and materials from providers that, in the aggregate, maintain a 90% local resident employee base (southwestern PA, eastern OH and northern WV). And, we dedicated over 40% of CNX’s total small business spend to companies within that same area.

●

External Recognition. For the second year in a row, Newsweek has recognized CNX as among America’s Most Responsible Companies. Although we do not seek external validation for our efforts to be a responsible corporate citizen, this award reinforces the work we do each day and empowers us to want to do even more.

(1)

Source: “Executive pay during a pandemic is tricky. But Pittsburgh-area companies found a way.” Pittsburgh Post-Gazette, July 6, 2021 (citing data from public filings for the year 2020).

2022 PROXY STATEMENT   | 6

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Environmental Stewardship

CNX endeavors to protect the environment. We focus on measurable actions we can take today to reduce our environmental footprint. In 2021, we reinforced our promise to act now in meaningful ways. A few examples of which are as follows:

●

Commitment to Emissions Reduction. CNX is focused on a variety of ways to continue to drive our emissions lower year-over-year. We are investing capital in emissions reduction technologies that we expect to further reduce our Scope 1 and 2 CO2e emissions (in addition to the 90% reduction achieved since 2011) and we are exploring continuous monitoring options designed to further mitigate fugitive emissions. Additionally, CNX’s average annual greenhouse gas abatement through its methane capture program, and generation of renewable energy credits far exceed our combined Scope 1 and 2 CO2e emissions. These investments underscore CNX’s commitment to reducing emissions.

●

Executive Compensation Tied to Reducing Emissions. CNX directly links its executive compensation program to specific environmental performance metrics. In 2021, we set objective targets based on One Future Coalition standards to reduce our methane intensity and our executives were compensated with equity awards for exceeding those targets. To promote steady improvement, we plan to continue our aggressive approach to methane reduction by extending this program into 2022 with adoption of even more stringent targets.

●

Transparent Environmental Reporting. In conjunction with establishing our Regulatory Reporting Group to focus on enhanced reporting of environmental compliance data, CNX intends to lead by publishing a quarterly emissions scorecard. This approach is intended to reinforce CNX’s commitment to providing accurate, transparent information to its shareholders.

●

Business Unit Focused Solely on Carbon Capture and Related Technologies. The newly formed New Technologies team at CNX is focused on how best to utilize our existing assets to drive results in methane abatement and other similar carbon capture opportunities while also innovating new technologies designed to have similar benefits. We are excited about these opportunities not only for their environmental impact, but also the possible tangential benefit of generating additional value for our shareholders.

●

Water Recycling Program Reduces Environmental Impact. In 2021, CNX recycled over 99% of the produced water we generated in our core operating area, thereby preventing unnecessary water withdrawals and eliminating the need for disposal.

●

Spill-Rate Reduction. In 2021, CNX reduced our total volume of recordable spills year-over-year. Our continued monitoring of all spills, regardless of whether meeting recordable thresholds, helps us identify potential trends and mitigate impacts.

●

All Electric Frac Fleet. In 2021, CNX continued its commitment to the exclusive use of an electric frac fleet to conduct its completions operations. This choice not only reduces emissions from our operations, but has the added benefit of helping CNX achieve its cost savings and operational efficiency metrics.

2022 PROXY STATEMENT   | 7

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Compensation Highlights

In 2021, CNX continued its compensation philosophy of providing a total compensation package that will attract and retain employees. We start by providing a base salary (and traditional benefits such as 401(k), health insurance, vacation time, etc.) that is both family-sustaining and competitive within our industry and community. All full-time employees are also included in our Short-Term Incentive Compensation (“STIC”) program, which awards an annual bonus, contingent on a blend of Corporation financial performance (i.e., FCF per share) and individual contributions. Certain key employees and managers also participate in our Long-Term Incentive Compensation (“LTIC”) program, which awards restricted stock units (“RSUs”) to employees that generally vest over a three-year period. Senior management personnel may also receive performance share units (“PSUs”), which promote retention and further align overall compensation with CNX’s long-term objective of creating shareholder value.

Highlights from our 2021 compensation program include:

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Performance-Based Compensation Tied to ESG Metrics. In 2021, 10% of the LTIC award for CNX’s senior management team was directly tied to methane emissions reduction targets based on One Future Coalition standards. Using an aggressive reduction target relative to the One Future goals underscores CNX’s commitment to linking executive compensation to the Corporation’s performance metrics and reinforces its focus on ESG goals that are tangible, impactful and local in scope.

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CEO Commitment to Advancing Tangible, Impactful and Local ESG Initiatives. In conjunction with the creation of the CNX Foundation and corollary Mentorship Academy in 2021, our CEO, Mr. DeIuliis, requested that the Board reduce his 2022 LTIC award by $1 million so those funds could be redirected to the Mentorship Academy. This donation provides funding for the Mentorship Academy for the foreseeable future in anticipation of it scaling to provide valuable mentoring to youth in underserved communities throughout CNX’s core operating footprint. The structure of this donation (reducing compensation and redirecting funds to the Mentorship Academy), also has the added benefit of being net neutral to CNX’s overall SG&A expense budget, thus further preserving shareholder value.

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Strong Shareholder Support. Approximately 97% of the shares voted at our 2021 Annual Meeting of Shareholders approved of our 2020 executive compensation program. We are pleased with this result, and we consider this vote a strong endorsement of our executive compensation program. Nonetheless, we continue to consider the perspectives of shareholders regarding our executive compensation program.

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Continued Best Practices and Pay-for-Performance Approach to Executive Compensation. Once again in 2021, our Board focused on aligning executive compensation with CNX’s performance and driving long-term intrinsic per share value for our shareholders. Below are some key principles underscoring our compensation programs for 2021:

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Annual Say on Pay-Vote

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Independent Compensation Committee

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Peer Group Benchmarking

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Performance-based compensation tied to financial, operational and ESG performance

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3-year vesting LTIC awards

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No catch-up provisions

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Clawback policy

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No employment agreements with executive officers

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No hedging or pledging of CNX securities

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Robust stock-ownership guidelines

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Double-trigger CIC requirement for cash severance

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Assessing the Long-Term Return on Investment of our CEO Compensation Philosophy

As with all our named executive officers, our CEO’s pay is substantially at-risk (87%) and tied directly to CNX’s performance. However, as outlined below our CEO has committed to going further than the standard pay-for-performance model to help ensure CNX’s success now and into the future.

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No Base Salary Increase. Since becoming CEO in 2014, Mr. DeIuliis has actively encouraged our Board not to increase his regular annual base salary. In fact, Mr. DeIuliis’ regular annual base salary has not increased since 2015.

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Reduction in LTIC Compensation. As further highlighted above, Mr. DeIuliis recommended that the Board reduce his LTIC compensation by $1 million in early 2022 to provide additional funding to the CNX Foundation’s Mentorship Academy. This follows other recent Board-approved reductions in his LTIC compensation by a total of $1.5 million since 2019 -- all of which were made at Mr. DeIuliis’ suggestion.

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Enabling Investment in the Future of CNX and the Region. Since Mr. DeIuliis’ appointment as CEO eight years ago, CNX’s approach to CEO compensation has resulted in a number of critically important benefits to the business, our employees, and our regional communities. A comparison of CNX’s total CEO compensation in 2021 to 2013, the year immediately prior to Mr. DeIuliis’ appointment, results in an average annual difference of over $6.5 million. Extrapolated over that same time period, that average figure yields a total savings of over $52 million. When juxtaposed against investments in our employee base and current executive management team, and the $30 million CNX Foundation community philanthropic commitment, the result is a budget neutral investment with an unparalleled local impact on our region. CNX has built the foundation for its sustainable business model through our community efforts and other human capital investments, and Mr. DeIuliis is leading the charge.

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Board of Directors Information

Board of Directors and its Committees

Board of Directors and Annual Meeting Attendance

The business and affairs of CNX are managed under the direction of our Board. We do not have a policy regarding directors’ attendance at our Annual Meetings of Shareholders; however, all directors are encouraged to attend. All the members of our Board serving at the time of the 2021 Annual Meeting attended the 2021 Annual Meeting.

Board Leadership Structure

The Company’s current Board leadership structure provides for the annual appointment of a non-employee Chair of the Board. The Board believes that an independent Chair creates accountability and enhances the communication of a clear and consistent message to our shareholders and others. Mr. Thorndike has served as our independent, non-employee Chairman of the Board since 2016.

All CNX Board members (except the CEO) are independent. In addition, our Audit Committee, Compensation Committee and Nominating and Corporate Governance (“NCG”) Committee are composed entirely of independent directors. We believe that this composition enhances our commitment to independent risk oversight.

Periodic Board Evolution

The Board seeks to maintain an effective, well-rounded, diverse, and financially literate Board.

BOARD PROCESS FOR IDENTIFICATION AND REVIEW OF DIRECTOR CANDIDATES TO JOIN OUR BOARD

Director Resignation Policy

Our Bylaws provide that if an incumbent director is not elected at a meeting for the election of directors and no successor has been elected at such meeting, the director must tender his or her resignation promptly to the Board. The NCG Committee will make a recommendation to the Board whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the NCG Committee’s recommendation, and publicly disclose its decision and the underlying rationale in a press release, a filing with the SEC or other broadly disseminated means of communication within 90 days from the date of the certification of the election results.

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Risk Management

THE BOARD

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Oversees our risk management policies and practices, assesses major risks facing CNX, and reviews options for risk mitigation.

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Monitors risks that have been delegated to a particular committee through reports provided by the respective committee chairpersons at each regularly-scheduled Board meeting.

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Meets regularly with CNX’s newly-appointed CRO to evaluate risks and develop corresponding mitigation strategies to ensure a culture of compliance at CNX.

Audit Committee

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Assists the Board with policies and guidelines regarding risk assessment/management, including the risk of fraud.

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Advises on implementation of new practices, such as CNX’s decision to adopt TCFD and SASB reporting standards.

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Reviews and assesses the quality and integrity of CNX’s public reporting, compliance with legal and regulatory requirements, the performance and independence of CNX’s independent auditors, the performance of the internal audit department, the effectiveness of CNX’s disclosure controls and procedures, and the adequacy and effectiveness of our risk management programs.

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Reviews and assesses CNX’s major financial, legal and similar risk exposures and the steps that Management has taken to monitor and control such exposures.

ESCR Committee

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Reviews with management the quality of CNX’s procedures for identifying, assessing, monitoring and managing the principal risks in the Company’s business associated with protection of the environment, safety, corporate responsibility and security matters (including cybersecurity) and report the ESCR Committee’s findings to the Board.

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Advises on certain ESG-related topics and reviews and assists in the development of measures designed to proactively address evolving ESG issues.

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Oversees CNX’s policies to protect the health and safety of employees, contractors, customers, the public, and the environment.

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Reviews (i) any material compliance issues with health, safety and environmental laws, (ii) any material pending or threatened administrative, regulatory or judicial proceedings regarding health, safety or environmental matters, and (iii) Management’s response to the foregoing matters.

NCG Committee

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Reviews and advises the Board regarding material corporate governance-related risks.

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Addresses risks associated with our management structure by reviewing, among other matters, the qualifications, experience, diversity and backgrounds of our directors on an annual basis to ensure that our Board is composed of individuals who are capable of providing appropriate oversight to Management.

Compensation Committee

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Develops compensation plans designed to align with shareholder interests and reflect investor feedback.

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Reviews and oversees the risk assessment related to CNX’s compensation programs and reports the results to the Board.

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Oversees management development plans and activities, including succession planning.

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Responsible for review of CNX’s human capital management initiatives.

MANAGEMENT

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Responsible for the management and assessment of risk at CNX and its subsidiaries.

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Identifies, communicates and discusses the risks affecting CNX, its subsidiaries, and our business through regular presentations to the Board and appropriate committees (as determined by the subject of the particular risk), including reviewing financial and ESG-related matters.

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In 2021, performed a comprehensive risk analysis of the material risks that could affect CNX and communicated those results to the full Board.

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In early 2022, appointed a CRO with the dual responsibility of evaluating potential risks facing CNX’s business and providing recommended mitigations and promoting an overall culture of compliance. The CRO reports to the CEO and meets regularly with the Board, including in executive session.

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Committees of the Board of Directors

Our Board has four standing committees: Audit, Compensation, NCG, and ESCR. Actions taken by our committees are reported to the full Board. Each of our standing committees has a written charter, which is accessible on our website (www.cnx.com) under the “Corporate Governance” tabs of the “About Us” and “Responsibility” pages. In January 2022, the Board determined that all members of each of the Audit, Compensation, and NCG Committees are independent under the current listing standards of the New York Stock Exchange (the “NYSE”) and other applicable regulatory requirements. See “Determination of Director Independence” for additional information regarding the Board’s independence determinations with respect to its members.

Audit Committee

RESPONSIBILITIES	THREE INDEPENDENT BOARD MEMBERS
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assist our Board in its oversight of the integrity of our financial statements, CNX’s compliance with its legal and regulatory requirements, the independent auditor’s qualifications, independence and performance, and the performance of CNX’s internal audit function;

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review significant accounting principles and financial statement presentation issues, including significant changes in accounting principles and disclosures, such as CNX’s implementation of TCFD and SASB reporting standards; and

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prepare the Audit Committee Report.

Our Board has determined that all members of the Audit Committee are financially literate within the meaning of SEC rules and under the current listing standards of the NYSE. Our Board has also determined that each of Messrs. Lanigan, McGuire, and Thorndike qualifies as an “audit committee financial expert” under applicable SEC Rules and is independent under the current listing standards of the NYSE, SEC rules, and other applicable regulatory requirements. A copy of the Audit Committee Report for the 2021 fiscal year is included in this Proxy Statement.

Compensation Committee

RESPONSIBILITIES	FIVE INDEPENDENT BOARD MEMBERS
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establish and oversee compensation plans and programs for non-employee directors and executive officers;

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review the performance of executive officers and award or recommend incentive compensation, as appropriate, based upon performance;

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review and monitor our management development and succession plans and activities;

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appoint and oversee any outside compensation consultants;

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prepare the Compensation Committee Report; and

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evaluate human capital management programs.

Our Compensation Committee’s charter generally permits it to delegate its authority, duties and responsibilities or functions to one or more members of the Compensation Committee or to the Corporation’s officers when appropriate, consistent with applicable laws, regulations, and listing standards. The terms of our Executive Annual Incentive Plan and CNX Resources Corporation Amended and Restated Equity and Incentive Compensation Plan (“Equity and Incentive Compensation Plan”) also permit our Compensation Committee to delegate its power and authority under such plans to our officers. In accordance with applicable law, the Compensation Committee authorized our CEO to grant during 2021 an aggregate of up to 1,100,000 shares of our common stock (in the form of equity incentive awards) and annual cash incentive awards to our non-executive employees in compliance with the terms and conditions of such delegation, the plans and applicable laws and regulations.

Our Compensation Committee periodically reviews the compensation paid to our non-employee directors and the principles upon which their compensation is determined. The Compensation Committee also periodically reports to the Board on how our non-employee director compensation practices compare with those of other similarly situated public corporations and, if the Compensation Committee deems it appropriate, recommends changes to our director compensation practices to our Board for approval.

For additional information regarding the Compensation Committee’s processes and procedures for reviewing and determining executive officer compensation, see “Compensation Discussion and Analysis”.

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NCG Committee

RESPONSIBILITIES	FOUR INDEPENDENT BOARD MEMBERS
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identify individuals qualified to serve as members of the Board;

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provide recommendations to the Board as to (i) its structure and operations and (ii) CNX’s corporate governance principles;

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annually review and recommend to the Board the appropriate size, function, and needs of the Board;

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recommend to the Board the responsibilities of the Board committees, including each committee’s structure, operations, and delegation authority;

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oversee the annual evaluation of the Board and the other Board committees and management, and report to the Board the results of such evaluations;

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annually recommend to the Board the slate of director nominees to be elected by shareholders at the annual meeting, taking into consideration nominees submitted by shareholders, and, where applicable, to fill Board vacancies; and

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annually review and assess CNX’s Corporate Governance Guidelines and recommend any changes to the Board.

The NCG Committee will consider director candidates recommended by shareholders. Shareholders wishing to submit candidates for election as directors should submit the names of such candidates to the Corporate Secretary, CNX Resources Corporation, CNX Center, 1000 CONSOL Energy Drive, Suite 400, Canonsburg, PA 15317. See “Additional Matters” for more information on submitting director nominations. Although the NCG Committee does not have specific minimum qualifications that must be met for a prospective director candidate to be nominated, in assessing the Board’s membership needs, the NCG Committee generally seeks to maintain a Board that consists of individuals who are competent in the following areas: general industry knowledge; accounting and finance; ability to make sound business decisions; management; leadership; knowledge of international markets; business strategy; crisis management; corporate governance; and risk management.

Nominees and directors must have experience in positions with a high degree of responsibility and leadership experience. Nominees and directors are selected based upon contributions that they can make to CNX. The NCG Committee’s process for identifying and evaluating director nominees is as follows:

(i)

determine what types of backgrounds, skills, and attributes are needed to help strengthen and balance the Board, taking into account the competencies described above, as well as diversity of background, including specifically diversity of gender and race or ethnicity;

(ii)

at appropriate times, actively seek individuals qualified to become new members of the Board, including through the review of candidates submitted by our independent directors, executive officers and shareholders, or identified by a third-party search firm engaged to assist with director recruitment (when a third-party search firm is engaged, the NCG Committee generally provides the firm with guidance as to the qualifications, qualities and skills that the NCG Committee is seeking in potential candidates, and the search firm identifies candidates for the NCG Committee’s consideration);

(iii)

evaluate potential nominees by considering the competencies described above and conducting interviews (candidates recommended by shareholders are evaluated in the same manner as other nominees); and

(iv)

recommend to the Board the slate of director nominees to be elected by the shareholders at CNX’s next annual meeting of shareholders.

Board Diversity Philosophy

Pursuant to its charter, the NCG Committee, in reviewing individuals for Board membership, will include among the attributes it considers an individual's diversity of background, including specifically diversity of gender and race or ethnicity. This policy is consistent with CNX’s long-standing commitment to have a Board with diverse personal and professional backgrounds, experience, and perspectives, including diversity of race, ethnicity, gender, and age, that, when combined, provide a varied portfolio of experience and knowledge that will well serve CNX’s governance and strategic needs. The NCG Committee assesses the effectiveness of this policy in promoting a diverse Board as part of its regular review of the Company's Corporate Governance Guidelines and by monitoring changes in the Board's diversity mix along a variety of dimensions over time. Consistent with this approach, the NCG Committee recommended expansion of the Board to seven members with the appointment of a new diverse director, Mr. Agbede, to the Board in early 2022. Mr. Agbede's self-identified diversity characteristics were considered as one of many attributes that the Board and the NCG Committee concluded would help foster innovation, unique thinking, and a continuing commitment to governance by the Board as a whole.

The seven nominees for election as directors at the Annual Meeting currently serve as members of the Board. All nominees, except Mr. Agbede, were elected by shareholders at our 2021 Annual Meeting of Shareholders. Mr. Agbede was first identified as a director candidate by certain of our other independent directors.

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ESCR Committee

RESPONSIBILITIES	SEVEN (SIX INDEPENDENT) BOARD MEMBERS
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oversee policies and management systems for environmental, safety, corporate responsibility and security matters (including cybersecurity);

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review CNX’s strategy, including objectives and policies, relative to the protection of the environment, safety of employees, contractors, customers and the public, as well as issues of corporate responsibility and security (including cybersecurity);

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review any material compliance issues with health, safety and environmental laws, any material pending or threatened administrative, regulatory, or judicial proceedings regarding health, safety or environmental matters, and management’s response to the foregoing legal matters; and

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review any significant environmental, safety, corporate responsibility public policy, legislative, political and social issues and trends that may materially affect the business operations, financial performance or public image of CNX or its industry, and management’s response to such matters.

The ESCR Committee is responsible for advising CNX on all issues relating to environmental, safety, corporate responsibility and security (including cybersecurity). It is the only committee of the Board that consists of each of CNX’s seven directors. Additional details about CNX’s ESG efforts are located in the “ESG Highlights” section of this Proxy Statement and on CNX’s ESG website at responsibility.cnx.com.

Corporate Governance Web Page and Available Documents

We maintain a corporate governance page on our website at www.cnx.com. The following documents are currently included on our website (under the “Corporate Governance” tabs of the “About Us” and “Responsibility” pages):

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Amended and Restated Bylaws (the “Bylaws”);

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Corporate Governance Guidelines;

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Code of Director Business Conduct and Ethics;

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Code of Employee Business Conduct and Ethics, which covers all employees of CNX, including executives;

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Charters of the Audit, NCG, Compensation, and ESCR Committees;

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Internal Auditing Charter;

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Compliance Reporting Policy; and

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Related Party Policy and Procedures;

We also will provide a printed copy of these documents, free of charge and upon request, to shareholders who contact the Investor Relations department in writing at CNX Resources Corporation, CNX Center, 1000 CONSOL Energy Drive, Suite 400, Canonsburg, Pennsylvania 15317. These documents address important principles and corporate governance processes.

Membership and Meetings of the Board of Directors and its Committees

In 2021, each director named below attended 85% or more of the aggregate of: (i) the total number of meetings held by our Board (during the period for which he or she was a director); and (ii) the total number of meetings held by all Board committees on which he or she served (during the period for which he or she served). Committee membership as of March 8, 2022, and the number of meetings held during 2021 are shown in the following table:

	Board of Directors	Audit Committee	Compensation Committee	NCG Committee	ESCR Committee
Robert O. Agbede*	Member	–	Member	Member	Member
J. Palmer Clarkson	Member	–	Member	Member	Chair
Nicholas J. DeIuliis	Member	–	–	–	Member
Maureen E. Lally-Green	Member	–	Member	Chair	Member
Bernard Lanigan, Jr.	Member	Chair	–	Member	Member
Ian McGuire	Member	Member	Chair	–	Member
William N. Thorndike, Jr.	Chairman	Member	Member	–	Member
No. of 2021 Meetings	11	8	4	4	4
* Mr. Agbede did not join the Board until January 2022.

During 2021, the non-management directors held 5 executive sessions of the Board. The presiding director for the executive sessions was Mr. Thorndike, our Chairman of the Board and an independent director.

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Communication with the Board of Directors

Shareholders and other interested persons who wish to communicate with the Board as a whole, any committee of the Board, individual directors, our independent directors as a group, or the Chairman of the Board may do so by writing to the Board at Corporate Secretary, CNX Resources Corporation, CNX Center, 1000 CONSOL Energy Drive, Suite 400, Canonsburg, PA 15317, or by sending an e-mail to directors@cnx.com. The Corporate Secretary will relay all such communications to the Board as a whole, to individual directors, or to the Chairman of the Board (as appropriate) at the next regularly scheduled Board meeting (or earlier as necessary) except for spam, junk mail, mass mailings, solicitations, resumes, job inquiries or other matters unrelated to the Corporation. Communications that are intended specifically for the Chairman of the Board or a particular director should be sent to the street address or e-mail address noted above, to the attention of the Chairman of the Board or the particular director, as intended. Information concerning how to communicate with the Board is also included on CNX’s website at www.cnx.com.

Director Compensation Table – 2021

The following table sets forth the compensation of our directors for the 2021 fiscal year:

Name(1)	Fees Earned or Paid in Cash(2)	Stock Awards(3)	Option Awards(4)	All Other Compensation	Total
J. Palmer Clarkson	$120,000	$180,000	$–	$–	$300,000
Maureen E. Lally-Green	$115,000	$180,000	$–	$–	$295,000
Bernard Lanigan, Jr.	$125,000	$180,000	$–	$–	$305,000
Ian McGuire	$120,000	$180,000	$–	$–	$300,000
William N. Thorndike, Jr.	$148,333	$400,000	$–	$–	$548,333
(1)

Mr. DeIuliis is a member of the Board and President and CEO of CNX. His compensation for the 2021 fiscal year is reported in the Summary Compensation Table - 2021, 2020, and 2019 (“SCT”) and other sections of this Proxy Statement. In 2021, Mr. DeIuliis did not receive any additional compensation for his service on our Board. Mr. Agbede did not join our Board until January 2022 and thus did not receive any compensation for Board service in 2021.

(2)

The non-employee directors may elect to receive deferred stock units (“DSUs”) and options granted under the Equity and Incentive Compensation Plan in lieu of their cash retainers. The cash amounts payable for the 2021 fiscal year and received in the form of DSUs and options in lieu of such cash payments included in this column are as follows (rounded to the nearest whole share): (i) Mr. Clarkson: 9,848 DSUs (no options); (ii) Ms. Lally-Green: 2,832 DSUs (no options); (iii) Mr. Lanigan: no DSUs or options; (iv) Mr. McGuire: 9,848 DSUs (no options); and (v) Mr. Thorndike: 9,188 DSUs and 6,168 options. Additionally, Ms. Lally-Green ($42,167) and Mr. Lanigan ($41,667) deferred fees into the Directors’ Deferred Fee Plan.

(3)

The values set forth in this column are based on the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Compensation-Stock Compensation” (“FASB ASC Topic 718”), excluding the effect of estimated forfeitures. The grant date fair value of the restricted stock unit (“RSU”) awards is computed based upon the closing price per share of CNX’s stock on the date of grant.

A discussion of the relevant assumptions made in the valuation of these awards is provided in Note 15 – Stock-Based Compensation in the Notes to the Audited Consolidated Financial Statements in Item 8 of the 2021 Annual Report. The values reflect the awards’ fair market values at the date of grant, and do not correspond to the actual values that will be recognized by the directors.

As of December 31, 2021, the following directors held RSUs and DSUs relating to CNX common stock in the amounts noted: (i) Mr. Clarkson had 6,574 unvested RSUs, 43,390 deferred RSUs and 44,998 DSUs; (ii) Ms. Lally-Green had 6,574 unvested RSUs, 39,729 deferred RSUs and 5,975 DSUs; (iii) Mr. Lanigan had 83,042 deferred RSUs and 16,579 DSUs; (iv) Mr. McGuire had 31,168 deferred RSUs and 33,342 DSUs; and (v) Mr. Thorndike had 185,515 deferred RSUs and 21,262 DSUs. If an RSU was deferred, whether vested or unvested, it is described herein as a deferred RSU.

(4)

As of December 31, 2021, the number of shares underlying option awards held by our non-employee directors was: (i) 22,129 for Mr. Clarkson; (ii) 35,980 for Ms. Lally-Green; (iii) 69,910 for Mr. Lanigan; and (iv) 123,661 for Mr. Thorndike.

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Understanding Our Director Compensation Table

We generally use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on our Board. Each of our non-employee directors is entitled to receive annual cash fees for their service, any portion of which may be deferred at such director’s election. In lieu of all or any portion of the annual cash retainer otherwise payable to our non-employee directors, directors may elect to receive DSUs, which carry dividend equivalent rights, or non-qualified stock options. Additionally, we reimburse directors for customary travel and related expenses for their attendance at Board or committee meetings. We also have agreements in place with our directors and officers that require CNX to indemnify them under the circumstances provided therein to the fullest extent permitted by the Delaware General Corporation Law. A description of the fees and awards paid to our non-employee directors is set forth below in greater detail.

CNX Non-Employee Director Annual Fees and Awards

Our non-employee director compensation program is set forth in the following table:

Element of Annual Compensation	Dollar Value of Board Compensation (May 2021 - May 2022)
Chair Retainer	$100,000
Board Retainer	$90,000
Audit Committee Chair Retainer	$30,000
Compensation, NCG and ESCR Committee Chair Retainer	$20,000
Audit Committee Member Retainer (excluding Committee Chair Retainer)	$10,000
Compensation and NCG Committee Member Retainers (excluding Committee Chair Retainers)	$5,000
Annual Equity Award (RSUs)	$180,000
Chair Equity Award (RSUs)	$400,000

The Compensation Committee periodically reviews our non-employee director compensation program. In 2021, with the assistance of data from a consultant retained by management, Pay Governance, the Compensation Committee analyzed the competitive position of our non-employee director compensation program against the Corporation’s peer group (described below) and determined that the Corporation’s non-employee director compensation structure generally aligns with peer group practices. Indeed, the total Board compensation positioned below the peer group median and the Committee Member Retainers were competitive with the peer group median in each case. Based on this review, the Compensation Committee recommended, and the Board approved, a decrease in the Chair Retainer by $100,000 to better align with the peer group. All other compensation remained the same for the 2021-2022 Board year.

For purposes of the 2021 benchmarking analysis, the following companies were included in the peer group: Antero Resources Corporation, Cabot Oil and Gas Corporation (subsequently known as Coterra Energy Inc. following a merger with Cimarex Energy Co.), EQT Corporation, Range Resources Corporation and Southwestern Energy Corporation.

CNX Non-Employee Director RSUs

In 2021, non-employee directors received their Annual Equity Award in the form of RSUs. Each RSU represents the right to receive one share of common stock following the vesting date of that unit. Non-employee director RSU awards vest upon the earlier to occur of: (i) the one-year anniversary of the grant date or (ii) the date of the next Annual Meeting of Shareholders (and the directors have the ability to defer receipt of the shares). A director is not entitled to shareholder rights, including voting rights and/or dividend rights with respect to the shares underlying an RSU award, until such shares become vested and are issued to the director. Should a regular cash dividend be declared on the Corporation’s common stock at a time before the shares subject to a RSU award become vested and are issued, then the holder of the RSU will be entitled to dividend equivalent rights equal to the cash dividend declared on the shares. Dividend equivalent rights are converted into shares underlying the RSUs in accordance with a pre-established formula. The additional shares resulting from this calculation will be subject to the same terms and conditions as the unissued shares of common stock to which they relate under the award. CNX does not currently pay dividends on its common stock.

The non-employee director RSU award agreements provide that in the event of death or disability or upon the completion of a change in control, all shares subject to such award will vest automatically and be delivered to the director immediately, or as soon as administratively practical thereafter (but in no event

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later than the 15th day of the third month following that date). If a director’s service is terminated for cause or he or she ceases to provide services to the Corporation for any reason other than death, disability or in connection with a change in control, such director’s award will be cancelled with respect to any unvested shares, and the number of RSUs will be reduced accordingly. The director will then cease to have any rights or entitlements to receive any shares of common stock under those cancelled units.

As a condition to a director’s right to receive shares subject to a stock option or RSU award, the director must agree to abide by the terms and conditions of the proprietary information covenant included in the award agreement and must return any materials belonging to CNX upon termination of service on the Board. See “Equity and Incentive Compensation Plan Definitions” for definitions under our Equity and Incentive Compensation Plan.

CNX Non-Employee Director Stock Options

Under the non-employee director compensation program, directors may, in lieu of receiving all or any portion of their annual cash retainer, elect to receive non-qualified stock options and/or DSUs. Subject to the provisions of the non-qualified stock option agreement and the Equity and Incentive Compensation Plan, options granted to our non-employee directors generally vest upon the earlier to occur of: (i) the one-year anniversary of the grant date or (ii) the date of the next Annual Meeting of Shareholders and expire on the tenth anniversary of such grant date.

The non-employee director nonqualified stock option agreements provide that in the event of death or disability or upon the completion of a change in control, any non-vested portion of the award will immediately vest and become exercisable and remain exercisable until the normal expiration of the stock option. If a director separates from service for any other reason, other than for cause, any non-vested portion of the award will be forfeited and cancelled as of such date, with any vested portion remaining exercisable until the normal expiration of the option. If a director’s service terminates for cause, all outstanding option awards will immediately be forfeited and cancelled as of such date.

CNX Non-Employee Directors Deferred Fee Plan

The Directors Deferred Fee Plan (“Deferred Fee Plan”) was adopted on July 20, 2004 to allow non-employee directors to defer payment of all or any portion of their annual cash retainer and director meeting fees. Participation in the Deferred Fee Plan is at the election of the particular director. Upon CNX’s receipt of a deferral agreement from a director, an account is established by CNX on behalf of such director and is credited with all fees selected by the participating director. A participant’s account will be adjusted by an amount equal to the amount earned (or lost) from investment options designated by the participant and available under the Deferred Fee Plan from time to time or, in the event that a participant fails to designate investments, the participant’s account will earn interest as provided in the Deferred Fee Plan. Earnings are credited to the participant’s account on a quarterly basis. The amount payable to a director participant will be paid in cash as soon as administratively practicable after the earlier of: (i) the director’s termination of service as a director or (ii) the date selected by such director, which date must be at least two years after the end of the plan year for which fees are deferred. The Deferred Fee Plan is an unsecured liability of CNX and benefits will be paid from our general assets. Accordingly, participants are general unsecured creditors of CNX with respect to any benefits to be received by them under the Deferred Fee Plan.

CNX Non-Employee Director Deferred Stock Units

Under the terms of our Equity and Incentive Compensation Plan, non-employee directors may elect to receive DSUs and/ or options in lieu of all or any portion of their cash retainer fees. DSUs have dividend equivalent rights. DSUs that have vested are paid following the earlier of: (i) the director’s separation from service or (ii) the date selected by the director on his or her payment date election form previously filed with CNX. DSUs generally vest on the one-year anniversary of the grant date. Upon a change in control, unvested DSUs will accelerate and vest.

A director is not entitled to shareholder rights, including voting rights and actual dividends, with respect to the shares subject to an award until the director becomes the record holder of the shares following their actual issuance. Should a regular cash dividend be declared on CNX’s common stock at a time when the director holds DSUs, he or she will be entitled to dividend equivalent rights equal to the cash dividends declared on the shares. Dividend equivalent rights are converted into additional DSUs based on a pre-established formula. The additional DSUs resulting from this calculation will be subject to the same terms and conditions as the DSUs subject to the award. CNX does not currently pay dividends on its common stock.

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If a director ceases to be a director on account of death, disability or retirement at the retirement age provided in our Equity and Incentive Compensation Plan (a “standard retirement”) for directors, all unvested DSUs granted to such director will automatically vest and become non-forfeitable. If the director’s service is terminated for cause or if the director ceases to provide services for any reason other than death, disability or standard retirement, all unvested DSUs and any rights to the underlying shares will be immediately forfeited for no consideration. In addition, in the event of a termination for cause or a breach of the proprietary information covenant contained in the DSU agreement, the director will also forfeit all of his or her right, title and interest in and to any shares that have vested under his or her award. See “Equity and Incentive Compensation Plan Definitions” for definitions of cause and disability under our Equity and Incentive Compensation Plan. DSUs are structured to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

CNX Stock Ownership Guidelines for Directors

Our Board has adopted stock ownership guidelines for our directors to further align their interests with those of our shareholders and to ensure that they maintain an appropriate financial stake in CNX. The stock ownership guidelines provide, among other things, that our directors hold CNX common stock (not including shares issuable upon the exercise of options) with a value equal to five times the annual Board cash retainer on or before the fifth anniversary of becoming a Board member. As of December 31, 2021, each Board member, except Mr. Agbede, complied with our stock ownership guidelines. Mr. Agbede is expected to comply with our stock ownership guidelines within the five-year period from his start date on the Board.

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Beneficial Ownership of Securities

The following table sets forth information with respect to the beneficial ownership of the Corporation’s common stock by:

●

persons we know to be beneficial owners of more than five percent of CNX’s common stock based upon information filed with the SEC, which information is as of December 31, 2021; and

●

each director and each nominee for director, each named executive, and all current directors and executive officers of CNX as a group, as of March 8, 2022 (except as otherwise indicated below).

Unless otherwise indicated, the named person has the sole voting and dispositive powers with respect to the shares of CNX common stock set forth opposite such person’s name.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Southeastern Asset Management, Inc.(2) c/o Southeastern Asset Management, Inc. 6410 Poplar Ave., Suite 900 Memphis, TN 38119	27,462,211	13.8%
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	25,238,655	12.7%
Dimensional Fund Advisors LP(4) 6300 Bee Cave Road, Building One Austin, TX, 78746	14,683,209	7.4%
The Vanguard Group(5) 100 Vanguard Boulevard Malvern, PA 19355	18,441,577	9.3%
State Street Corporation(6) State Street Financial Center 1 Lincoln Street Boston, MA, 02111	11,273,613	5.7%
Nicholas J. DeIuliis(7)	2,625,270	1.3%
Donald W. Rush(7)	255,654	*
Chad A. Griffith(7)	102,986	*
Olayemi Akinkugbe(7)	51,786	*
Alexander J. Reyes(7)	5,264	*
Robert O. Agbede(7)	3,035	*
J. Palmer Clarkson(7)	216,109	*
Maureen E. Lally-Green(7)	144,716	*
Bernard Lanigan, Jr.(7)(8)	2,118,677	1.1%
Ian McGuire(7)	87,332	*
William N. Thorndike, Jr.(7)(9)	516,862	*
All directors and executive officers as a group(10)	6,127,691	3.1%
*

Indicates less than one percent (1%) ownership.

(1)

As of March 8, 2022, there were 198,448,053 shares of CNX common stock outstanding.

(2)

Based on a Schedule 13G/A filed by Southeastern Asset Management, Inc. (“Southeastern”), an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, Longleaf Partners Small-Cap Fund, a series of Longleaf Partners Funds Trust and an investment company registered under Section 8 of the Investment Company Act, and O. Mason Hawkins, Chairman of the Board of Southeastern, on February 14, 2021. Southeastern is deemed to be the beneficial owner of 27,462,211 shares and has sole voting power with respect to 5,464,183 shares, shared voting power with respect to 16,292,238 shares, no voting power with respect to 5,705,790 shares, sole dispositive power with respect to 12,115,995 shares, and shared dispositive power with respect to 15,346,216 shares. Longleaf Partners Small-Cap Fund is deemed to be the beneficial owner of 8,099,112 shares and has sole voting power with respect to 0 shares, shared voting power with respect to 8,099,112 shares, sole dispositive power with respect to 0 shares and shared dispositive power with respect to 8,099,112 shares. O. Mason Hawkins is deemed to be the beneficial owner of 0 shares.

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(3)

Based on a Schedule 13G/A filed by BlackRock, Inc. on January 27, 2022. BlackRock, Inc., as a parent holding company for a number of investment management subsidiaries, is deemed to be the beneficial owner of 25,238,655 shares and has sole voting power with respect to 24,465,544 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 25,238,655 shares and shared dispositive power with respect to 0 shares. The following subsidiaries of BlackRock, Inc. are investment advisors which hold shares of our common stock: BlackRock Life Limited; BlackRock Advisors, LLC; Aperio Group, LLC; BlackRock (Netherlands) B.V.; BlackRock Fund Advisors; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Japan Co., Ltd; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock Investment Management (Australia) Limited; and BlackRock Fund Managers Ltd. BlackRock Fund Advisors beneficially owns 5% or greater of the outstanding shares of CNX common stock.

(4)

Based on a Schedule 13G/A filed by Dimensional Fund Advisors LP (“Dimensional”) on February 8, 2022, Dimensional is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 that furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional or its subsidiaries may possess voting and/or investment power over the securities of CNX that are owned by the Funds and may be deemed to be the beneficial owner of the shares of CNX held by the Funds. The Funds own all of the shares, and Dimensional disclaims beneficial ownership of such shares. Dimensional is deemed to be the beneficial owner of 14,683,209 shares and has sole voting power with respect to 14,526,481 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 14,683,209 shares and shared dispositive power with respect to 0 shares.

(5)

Based on a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) on February 9, 2022, Vanguard is deemed to be the beneficial owner of 18,441,577 shares and has sole voting power with respect to 0 shares, shared voting power with respect to 202,765 shares, sole dispositive power with respect to 18,069,153 shares and shared dispositive power with respect to 372,424 shares.

(6)

Based on a Schedule 13G filed by State Street Corporation (“State Street”) on February 10, 2022, State Street, as a parent holding company for a number of investment management subsidiaries, is deemed to be the beneficial owner of 11,273,613 shares and has sole voting power with respect to 0 shares, shared voting power with respect to 10,966,239 shares, sole dispositive power with respect to 0 shares and shared dispositive power with respect to 11,273,613 shares. The following subsidiaries of State Street are investment advisors which hold shares of our common stock: SSGA Funds Management, Inc.; State Street Global Advisors Limited; State Street Global Advisors, Australia Limited; State Street Global Advisors Asia Limited; State Street Global Advisors Europe Limited; and State Street Global Advisors Trust Company.

(7)

Amounts include options that are currently exercisable or that may become exercisable within 60 days of March 8, 2022 (i.e., May 7, 2022) and shares underlying DSUs, RSUs (including in the case of Mr. DeIuliis the 2020 PSUs related to the ASP metric) and deferred RSUs that will or may be settled on or before May 7, 2022 as set forth below:

	Total Option, DSUs, RSUs, and deferred RSUs	Options Exercisable within 60 days	RSUs may be settled within 60 days	Deferred RSUs may be settled within 60 days	DSUs may be settled within 60 days
Nicholas J. DeIuliis	1,374,861	880,669	494,192	–	–
Donald W. Rush	37,178	37,178	–	–	–
Chad A. Griffith	26,476	26,476	–	–	–
Olayemi Akinkugbe	12,426	12,426	–	–	–
Alexander J. Reyes	–	–	–	–	–
Robert O. Agbede	3,035	–	3,035	–	–
J. Palmer Clarkson	117,091	22,129	6,574	43,390	44,998
Maureen E. Lally-Green	88,258	35,980	6,574	39,729	5,975
Bernard Lanigan, Jr.	169,531	69,910	–	83,042	16,579
Ian McGuire	64,510	–	–	31,168	33,342
William N. Thorndike, Jr.	330,438	123,661	–	185,515	21,262

Of the shares set forth in the table above, the following related to amounts received by directors in lieu of cash retainers: Mr. Agbede: 0, Mr. Clarkson, 67,127; Ms. Lally-Green, 17,026; Mr. Lanigan, 61,560; Mr. McGuire, 33,342; and Mr. Thorndike, 95,065.

(8)

Includes 41,957 CNX shares held by Mr. Lanigan, 30,600 CNX shares held by the Lanigan Family Holdings, LLC (formerly Lanigan Family Limited Partnership), of which Mr. Lanigan is one of the members, and 752,406 CNX shares held by other limited liability companies, of which Mr. Lanigan is part owner of the managing member. These shares are currently held in a marginable account but are on non-margin status. Also includes 1,124,183 shares of CNX common stock held in investment advisory accounts of clients of Southeast Asset Advisors, Inc., an investment advisor of which Mr. Lanigan serves as Chairman and Chief Executive Officer and disclaims beneficial ownership of such shares.

(9)

Includes 35,000 CNX shares held in a trust for his children. In addition, as a result of Mr. Thorndike’s contractual arrangement with a third party, Mr. Thorndike may be deemed to have a beneficial interest with respect to 50,000 shares of CNX stock.

(10)

Of the 6,127,691 CNX shares held by the directors and executive officers as a group, 1,208,429 represent options that are currently exercisable or that may become exercisable within 60 days of March 8, 2022 (i.e., May 7, 2022); 510,375 represent RSUs that may or will be settled on or before May 7, 2022; 382,844 represent deferred RSUs that may be settled on or before May 7, 2022; and 122,156 represent DSUs that may be settled on or before May 7, 2022.

Brokerage account agreements may grant security interests in securities held at the broker to secure payment and performance obligations of the brokerage account holder in the ordinary course. Shares shown in the table for the directors and executive officers may be subject to this type of security interest.

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Proposal No. 1:
Election of Seven Director Nominees

The seven nominees for election as directors at the Annual Meeting are identified below. Each director who is elected will hold office until the next annual meeting and until the director’s successor is elected and qualified. All nominees are current members of the Board. If any nominee should for any reason become unable to serve, all shares represented by valid proxies will be voted for the election of such other person as the Board may designate as recommended by the NCG Committee. Alternatively, the Board may reduce the number of directors to eliminate the vacancy.

Biographies of Nominees

The following biographies include information concerning the nominees for director, including their recent employment, positions with CNX, other directorships, Board committee memberships and ages as of March 8, 2022.

ROBERT O. AGBEDE
Age: 66 Director since: 2022 Occupation: CEO of Chester Group Inc. and Chairman and CEO of Chester LNG, LLC	CNX Committees:
● Compensation Committee ● Environmental, Safety and Corporate Responsibility Committee ● Nominating and Corporate Governance Committee
Background:

Robert O. Agbede joined the CNX Board in January 2022. He is the owner and has served as CEO of Chester Group Inc., a holding company for technology, engineering, and energy related investments, and its predecessor since 2003 and from 2003 to 2017 also served as the CEO and owner of Chester Engineers, which was, prior to its merger with Hatch Associates in 2017, the largest African–American–owned engineering, water/wastewater treatment, energy, and environmental engineering firm in the United States. Since 2013, Mr. Agbede has also served as the Chairman and CEO of Chester LNG, LLC, a subsidiary of the Chester Group Inc., which designs and owns several patents on micro-LNG systems for use as virtual pipelines to deliver natural gas to remote locations or as standalones for off the grid power generation or fueling. He is the Chairman of Sigma Paint Nigeria, a coating manufacturing and marketing company in partnership with Pittsburgh-based PPG Industries, since 2015. Mr. Agbede was also the former Vice Chairman of Hatch USA, a global engineering and business consulting company, from 2017 to 2020. In addition, Mr. Agbede was a founder and co-owner of Orbital Solutions, a Pittsburgh based leadership development, coaching, diversity consulting and training organization. Mr. Agbede is a member of the Board of Trustees of the University of Pittsburgh, and he is the Chairman of the Board of Visitors of its Swanson School of Engineering. In 2000, he was inducted into the University of Pittsburgh School of Engineering Hall of Fame. The Robert O. Agbede Scholarship at the University of Pittsburgh benefits African American students pursuing engineering degrees. Also, at the University of Pittsburgh, the Robert O. Agbede Annual Diversity Award encourages recruitment and retention of African American faculty and students. In addition, The Chester Group's endowments and scholarships at the University of Pittsburgh and Carnegie Mellon University, presently valued at over $3 million, support African American student enrollment and retention primarily in Engineering and Sciences.

Qualifications:

Mr. Agbede adds to the CNX Board an extensive wealth of business management and executive leadership experience across a career spanning 40 years. He has an extensive background in engineering and project management with a focus on energy-related endeavors.

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J. PALMER CLARKSON
Age: 65 Director since: 2017 Occupation: President and Chief Executive Officer of Bridgestone HosePower, LLC	CNX Committees:
● Environmental, Safety and Corporate Responsibility Committee (Chair) ● Compensation Committee ● Nominating and Corporate Governance Committee
Background:

J. Palmer Clarkson joined the CNX Board in May 2017. He is the founder and, since 1992, the President and Chief Executive Officer of Bridgestone HosePower, LLC, previously Hosepower, the largest U.S.-based service provider of hydraulic and industrial hoses used in construction machinery, mining, oil field equipment and factories. Mr. Clarkson currently sits on the Board of Directors at Bridgestone HosePower, LLC, Hawkson Properties, Inc., Bridgestone Industrial Products Group – Japan and Enerpac Tool Group Corp. Mr. Clarkson previously served as the President and Chief Executive Officer of Anchor Coupling Company from 1987 to 1992. He also sits on the boards of several nonprofit organizations.

Qualifications:

Mr. Clarkson brings over 34 years of hands-on experience as an entrepreneur, business builder and manager to our Board. He has extensive experience in accounting, finance, and operations, with a proven leadership track record.

NICHOLAS J. DEIULIIS
Age: 53 Director since: 2014 Occupation: CNX President and Chief Executive Officer	CNX Committees:
● Environmental, Safety and Corporate Responsibility Committee
Background:

Nicholas J. DeIuliis has served as a Director and the Chief Executive Officer of CNX Resources Corporation since May 2014. He was appointed President of the Corporation in February 2011. Including the period prior to the separation of CONSOL Energy Inc. into two separate companies (the “Separation”), Mr. DeIuliis has more than 30 years of experience with the Corporation and in that time has held the positions of President and Chief Executive Officer, Chief Operating Officer, Senior Vice President - Strategic Planning, and earlier in his career various engineering positions. In January 2018, Mr. DeIuliis was appointed Chairman of the Board and Chief Executive Officer of the general partner of CNX Midstream Partners LP (formerly known as CONE Midstream Partners, LP). He was a Director, President and Chief Executive Officer of CNX Gas Corporation from its creation in 2005 through 2009. Mr. DeIuliis was a Director and Chairman of the Board of the general partner of CONSOL Coal Resources LP (formerly known as CNX Coal Resources LP) from March 2015 until November 2017. He is a member of the Board of Directors of the University of Pittsburgh Cancer Institute and Pittsburgh Works Together. Mr. DeIuliis is a registered engineer in the Commonwealth of Pennsylvania and a member of the Pennsylvania bar.

Qualifications:

As our current President and Chief Executive Officer, Mr. DeIuliis has a unique and in-depth understanding of our business with over 25 years of experience with CNX. He provides our Board with direct operational insight through his leadership in the development and execution of our strategic priorities, and his understanding of our business, including the challenges and material risks facing the Corporation.

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MAUREEN E. LALLY-GREEN
Age: 72 Director Since: 2013 Occupation: Professor and Former Dean, Duquesne University School of Law, Former Judge on the Superior Court of Pennsylvania	CNX Committees:
● Nominating and Corporate Governance Committee (Chair) ● Compensation Committee ● Environmental, Safety and Corporate Responsibility Committee
Background:

Maureen E. Lally-Green joined the CNX Board in June 2013. Ms. Lally-Green served as the Dean of Duquesne University School of Law (“Duquesne”) (as of July 2016, Interim Dean and as of July 2017, Dean) until her retirement (June 2019). She is presently an Adjunct Professor of Law Emerita at Duquesne. She has served on the Board of Federated Mutual Fund Complex since August 2009 and was appointed to serve on its audit committee in May 2013. Ms. Lally-Green has served in various legal and business roles and directorship positions throughout her career. She previously served as Associate General Secretary, Diocese of Pittsburgh (retired August 2015), and as a member of the Superior Court of Pennsylvania (retired 2009). Before her service on the Superior Court of Pennsylvania, she served as a Professor of Law at Duquesne. She currently serves as a member of the Board of Directors of the Catholic Charities of the Diocese of Pittsburgh; UPMC Mercy Hospital (where she serves as Chair); the State Board of Education; a member of the Appellate Courts Procedural Rules Committee of the Supreme Court of Pennsylvania; Saint Vincent Seminary; and of the Federated Hermes Mutual Fund Complex. Ms. Lally-Green also has held the positions of: Director, Auberle; Director, Ireland Institute of Pittsburgh; Director, Saint Thomas More Society; Director, Epilepsy Foundation of Western and Central Pennsylvania; Director, Pennsylvania Bar Institute; Director and Chair, North Catholic High School, Inc.; Director and Chair, Catholic High Schools of the Diocese of Pittsburgh, Inc.; Director, Saint Vincent College; and member, the Board of Continuing Judicial Education of the Pennsylvania Supreme Court.

Qualifications:

Ms. Lally-Green brings over 40 years of legal experience to our Board that includes a diversity of experience while serving as a Judge on the Superior Court of Pennsylvania (a statewide appellate court), her employment service with a major corporation and the federal government, her activities in the state-wide and local legal communities, and her experience with, among other things, corporate governance due to her service on a number of boards of non-profit entities and the for-profit Federated Mutual Fund Complex.

BERNARD LANIGAN, JR.
Age: 74 Director since: 2016 Occupation: Chairman and Chief Executive Officer of Southeast Asset Advisors, Inc.; Chairman of Lanigan & Associates, P.C.	CNX Committees:
● Audit Committee (Chair) ● Environmental, Safety and Corporate Responsibility Committee ● Nominating and Corporate Governance Committee
Background:

Bernard Lanigan, Jr. joined the CNX Board in May 2016. He co-founded and has served as Chairman and Chief Executive Officer of Southeast Asset Advisors, Inc., an investment advisor and wealth management company, since 1991. He also co-founded and has served as Chairman of Lanigan & Associates, P.C., a certified public accounting and consulting firm, since 1974. Mr. Lanigan currently serves on the boards of directors of various nonpublic companies, endowments and private foundations. Previously, Mr. Lanigan served on the boards of directors of Texas Industries, Inc., Ruby Tuesday, Inc. and Rayonier Inc.

Qualifications:

Mr. Lanigan brings over 40 years of leadership experience with large, complex and diverse organizations to our Board. He has been a certified public accountant for more than 40 years and has over 35 years of experience in financial, tax, accounting, investment advising, capital allocation, strategic consulting, risk assessment, valuations and mergers and acquisitions matters, including as both advisor and principal.

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IAN MCGUIRE
Age: 43 Director since: 2019 Occupation: Founder, Investment Partner of Tempus LP	CNX Committees:
● Audit Committee ● Compensation Committee (Chair) ● Environmental, Safety and Corporate Responsibility Committee
Background:

Ian McGuire joined the CNX Board in July 2019. In 2018, he founded Tempus Partners, an investment firm, where he has since served as an investment partner. Prior to founding Tempus Partners, Mr. McGuire was an investment partner at SPO Partners & Co., an investment firm, where he worked from 2003 to 2005 and from 2007 to 2017, as part of a small investment team that had responsibilities for all aspects of the firm’s portfolio investments. Prior to working at SPO Partners & Co., Mr. McGuire was an investment banker in Goldman Sachs’ natural resources group. Cumulatively, Mr. McGuire has over 16 years of investment banking experience, with an emphasis in the energy and natural resources sectors. Mr. McGuire received his B.A. from Middlebury College and his M.B.A. from Stanford Graduate School of Business.

Qualifications:

Having founded Tempus Partners, an investment firm, and served as an investment partner at SPO and an investment banker with Goldman Sachs, Mr. McGuire provides our Board with substantial insight into financial-related matters and the energy industry.

WILLIAM N. THORNDIKE, JR.
Age: 58 Director since: 2014 Occupation: Managing Director of Housatonic Partners	CNX Committees:
● Audit Committee ● Compensation Committee ● Environmental, Safety and Corporate Responsibility Committee
Background:

William N. Thorndike, Jr. joined the CNX Board in October 2014. Mr. Thorndike was named our Chairman in May 2016. He founded Housatonic Partners, a leading middle market private equity firm with offices in Boston and San Francisco, in 1994 and has been a Managing Director since that time. Prior to founding Housatonic Partners, Mr. Thorndike worked with T. Rowe Price Associates, a global asset management firm, and Walker & Company, a publishing company, where he was named to the Board of Directors. Mr. Thorndike has served as a director of over 30 companies since founding Housatonic Partners. He is currently a director of Carillon Assisted Living, LLC; Conduit Capital; Lincoln Peak Holdings, LLC; QMC International, LLC; and Zirco DATA. He also serves as a Trustee of WGBH, a public broadcaster serving southern New England, and the College of the Atlantic. Mr. Thorndike is the author of “The Outsiders: Eight Unconventional CEOs and Their Radically Rational Blueprint for Success,” which has been translated into 12 languages.

Qualifications:

Mr. Thorndike brings over 20 years of investment and board experience to the CNX Board. He has extensive leadership experience in evaluating strategic alternatives and helping to build value for shareholders across a variety of industries. He has a breadth of financial, strategic and human resource knowledge with specific expertise in the areas of capital allocation and compensation.

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Board Skills Matrix

Our Board strives to include directors with a varied background and skill set. Below is a summary table encapsulating a few of the skills our directors possess and a brief description of the importance of each:

	Senior Officer/ Leadership	Finance/ Accounting	Industry/ Technical	Business Strategy	Legal	Risk Management
Robert O. Agbede	●		●	●		●
J. Palmer Clarkson	●	●	●	●		●
Nicholas J. DeIuliis	●	●	●	●	●	●
Maureen E. Lally-Green	●				●	●
Bernard Lanigan, Jr.	●	●		●		●
Ian McGuire	●	●		●		●
William N. Thorndike, Jr.	●	●		●		●

Senior Officer/Leadership Experience: CNX values directors with senior leadership experience that can provide valuable insights about and practical solutions to common issues facing the Corporation and the natural gas industry at large.

Finance/Accounting Expertise: Directors with backgrounds in financial services and accounting bring tremendous value to our Board when advising on strategic capital allocation decisions and in analyzing public company reporting requirements.

Industry/Technical Expertise: We believe that technical expertise, including those directors with a background in engineering, and in particular experience in the natural gas industry, is particularly beneficial to our Board as it considers operational performance and other issues specific to our business.

Business Strategy Expertise: Many of our directors possess decades of experience successfully guiding businesses through strategic decision-making processes. CNX leverages this breadth of experience to assist in developing strategies to help it achieve its long-term goal of creating shareholder value while simultaneously enhancing our communities and delivering energy solutions for today and tomorrow.

Legal Expertise: We value directors with legal skills and a history of promoting compliance with all aspects of internal policies and external regulations and laws applicable to our business.

Risk Management Expertise: Identifying, assessing, and mitigating risk is a core principle of any successful business. This is why CNX seeks out directors with a deep understanding of the existing risks that our business faces and the ability to quickly identify and address new risks that may arise.

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Board Diversity Matrix

As set forth in our NCG Committee Charter, the NCG Committee expressly considers an individual's diversity of background, including specifically diversity of gender and race or ethnicity in connection with its review of potential candidates for Board membership. Below is a matrix demonstrating the current composition of our Board, 29% of which consists of directors self-identifying as diverse in either gender or race/ethnicity. CNX maintains a small, tight-knit Board that fosters nimble decision-making, and we strive to preserve that dynamic while constantly evaluating ways to ensure that our Board remains inclusive of diverse backgrounds and viewpoints.

Board Diversity Matrix (As of March 8, 2022)

Total Number of Directors (7)
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	6	—	—

Part II: Demographic Background
African American or Black	—	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	5	—	—
Two or More Races or Ethnicities	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

Related Party Policy and Procedures

Our Audit Committee has adopted a written Related Person Transaction Policy and Procedures for the reasonable prior review, approval and oversight of related person transactions with directors, nominees for director, executive officers, stockholders known to be the beneficial owners of more than 5% of the CNX voting securities, certain family members of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position, or in which such person has more than a 10% beneficial ownership interest (each, a “related person”). A copy of the policy is available on our website at www.cnx.com.

Under the policy, prior to entering into a potential related person transaction (which is generally a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which CNX (including any of its subsidiaries) was, is or will be a participant and the amount involved is reasonably likely to exceed $120,000 (including on an annual basis in the aggregate during any fiscal year), and in which any related person had, has or will have a direct or indirect material interest), the related person must notify our chief financial officer and general counsel of the facts and circumstances regarding the transaction. If our chief financial officer and general counsel determine that the proposed transaction is in fact a related person transaction, the details of the transaction are presented to our Audit Committee at its next meeting (or if it is not reasonable or practicable to wait until the next Audit Committee meeting, to the chair of the Audit Committee) for approval. The Audit Committee or chair, as applicable, will consider all relevant facts and circumstances including, but not limited to, (i) the benefits to CNX; (ii) the impact on a director's independence in the event the related person is a director or an immediate family member of a director; (iii) the terms of the transaction; and (d) the terms available to unrelated third parties or to employees generally. In the event CNX becomes aware of a related person transaction that has not been the subject of a reasonable prior review and approval under the policy, the related person transaction will be presented to the Audit Committee or chair for review as promptly as practicable. If a related person transaction will be ongoing, the Audit Committee is responsible for overseeing such related person transaction and may establish guidelines for management to follow in its ongoing dealings with the related person. Thereafter, the Audit Committee, on at least an annual basis, will review and assess ongoing relationships with the related person to confirm compliance with the Audit Committee’s guidelines and that the related person transaction remains appropriate. We also require that officers and directors complete annual director and officer questionnaires and adhere to written codes of business conduct and ethics regarding various topics, including conflicts of interest, the receipt of gifts, service in outside organizations, political activity and corporate opportunities. Officers and directors must certify compliance with these codes in writing each year.

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Determination of Director Independence

Our Board is required under the NYSE listing standards to affirmatively determine the independence of each director on an annual basis and to disclose this determination in the Proxy Statement for each annual meeting of shareholders of CNX. Based on the independence standards set forth in our Corporate Governance Guidelines, which are described below, and the NYSE listing standards, our Board has determined that each of our current directors (Messrs. Agbede, Clarkson, Lanigan, McGuire, and Thorndike and Ms. Lally-Green), other than Mr. DeIuliis (who is our President and CEO), had no material relationship with CNX (either directly or indirectly, including as a partner, shareholder or officer of an organization that has a relationship with CNX) and is “independent” under our Corporate Governance Guidelines and the NYSE listing standards set forth in Section 303A of the NYSE Listed Company Manual. The Board also determined that each member of the Audit Committee meets the heightened independence standards required for audit committee members under the NYSE listing standards and the SEC rules. As it relates to the members of the Compensation Committee, the Board considered the additional factors under the NYSE rules relating to such members before determining that each of them is independent.

The Board has established the following standards for determining director independence, which are reflected in our Corporate Governance Guidelines that are available in the Corporate Governance section of the Corporation’s website at www.cnx.com.

A director will not be deemed independent under CNX’s Corporate Governance Guidelines if:

●

(i) the director is, or has been within the previous three years, employed by CNX or its subsidiaries, or an immediate family member is, or has been within the previous three years, an executive officer of CNX or its subsidiaries; provided, that employment as an interim Chair of the Board or CEO or other executive officer shall not disqualify a director from being considered independent following that employment;

●

(ii) the director or an immediate family member has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from CNX or its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); provided, that compensation received by a director for former service as an interim Chair of the Board or CEO or other executive officer need not be considered in determining independence under this paragraph (ii) and provided further, that compensation received by an immediate family member for service as an employee of CNX or its subsidiaries (other than an executive officer) need not be considered in determining independence under this paragraph (ii);

●

(iii)(A) the director or an immediate family member is a current partner of the firm that is CNX’s or its subsidiaries’ internal auditor or external auditor (each an “Audit Firm”); (B) the director is a current employee of an Audit Firm; (C) the director has an immediate family member who is a current employee of an Audit Firm and who personally works on CNX’s or its subsidiaries’ audit or (D) the director or an immediate family member was, within the previous three years (but is no longer), a partner or employee of an Audit Firm and personally worked on CNX’s or its subsidiaries’ audit within that time;

●

(iv) the director or an immediate family member is, or has been within the previous three years, employed as an executive officer of another company where any of CNX’s or its subsidiaries’ present executive officers at the same time serves or served on such company’s compensation (or equivalent) committee of the board of directors; or

●

(v) the director is a current employee, or an immediate family member is an executive officer, of a company that has made payments to, or received payments from, CNX or its subsidiaries for property or services in an amount which, in any of the previous three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues. For purposes of the foregoing, both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year;

●

(vi) for members of the Audit Committee only: other than in the capacity as a member of the Audit Committee, the Board or any other committee of the Board, the director (A) may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from CNX or its subsidiaries; provided that compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with CNX or its subsidiaries (provided that such compensation is not contingent in any way on continued service) or (B) is not an affiliated person of CNX or its subsidiaries; and

●

(vii) for members of the Compensation Committee only: other than in the capacity as a member of the Compensation Committee, Board, or any other committee of the Board, the Board will consider all factors specifically relevant to determining whether a director has a relationship to CNX or its subsidiaries which is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including, but not limited to, (A) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by CNX or its subsidiaries to such director and (B) whether the director is affiliated with CNX or its subsidiaries or an affiliate of CNX or its subsidiaries.

Any related person transaction required to be disclosed under SEC Regulation S-K, Item 404, shall be considered in determining the independence of a director or nominee.

The Board of Directors Unanimously Recommends that You Vote “FOR” the Election of Each of the Seven Director Nominees.

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Executive Compensation Information

Table of Contents

Compensation Discussion and Analysis	28
Introduction	28
Summary	29
Pay for Performance	30
Compensation Setting Process	30
Compensation Decisions for 2021	31
Other Compensation Policies and Information	39

Compensation Discussion and Analysis

Introduction

Our Compensation Committee has continued its commitment to an executive compensation program that is aligned with our business goals and culture and serves the long-term interests of our shareholders. We believe that attracting and retaining superior talent, supported by a compensation program that is highly performance-based, is important to delivering long-term shareholder returns.

This Compensation Discussion and Analysis (“CD&A”) section of the Proxy Statement is designed to provide our shareholders with an explanation of CNX’s executive compensation philosophy and objectives, our 2021 executive compensation program, and the compensation paid by CNX to the following named executive officers (“named executives”):

Nicholas J. DeIuliis	Donald W. Rush	Chad A. Griffith	Olayemi Akinkugbe	Alexander J. Reyes
President and Chief Executive Officer (“Chief Executive Officer” or “CEO”)	Executive Vice President and Chief Financial Officer (“Chief Financial Officer”)	Executive Vice President and Chief Operating Officer (“Chief Operating Officer”)	Executive Vice President and Chief Excellence Officer (“Chief Excellence Officer”)	Executive Vice President, General Counsel and Corporate Secretary (“General Counsel”)

This CD&A contains references to one or more financial measures that have not been calculated in accordance with generally accepted accounting principles (“GAAP”). A reconciliation of each disclosed non-GAAP financial measure to the most directly comparable GAAP financial measure is provided in Appendix A to this Proxy Statement.

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Summary

Our executive compensation program is designed to attract, motivate, and retain key executives who will promote both the short- and long-term growth of CNX and create sustained shareholder value. To this end, we tie a significant portion of named executive compensation to stock price, operational performance and ESG performance. Outlined below are some significant best practices we have implemented in our executive compensation program.

EXECUTIVE COMPENSATION BEST PRACTICES

What We Do	What We Don’t Do
Pay for Performance A substantial portion of our named executives’ compensation is at-risk and a majority is dependent upon the performance of our stock price.	No Hedging or Pledging of CNX Securities Directors, officers and employees are generally prohibited from engaging in hedging or pledging transactions with respect to our securities.
Meaningful Stock Retention Requirements We maintain robust stock retention requirements that align the interests of our executive officers with those of our shareholders.	No Catch-Up Provisions or Carryover We eliminated catch-up provisions under our LTIC plan and carryover rights from our STIC plan.

Mix of Performance Metrics

We rely on a mix of financial and non-financial goals for performance-based awards to prevent over-emphasis on any single metric. For 2021, we added an ESG metric applicable to 10% of our overall LTIC program.

No Repricing or Replacing of Underwater Stock Options The Equity and Incentive Compensation Plan prohibits repricing or replacing underwater stock options without shareholder approval.
Independent Compensation Committee Each member of the Compensation Committee meets the independence requirements under SEC rules and NYSE listing standards.	No Excessive Risk-Taking We regularly assess risks to ensure that our compensation policies do not encourage excessive or unnecessary risk-taking.
Clawback Policy We maintain a clawback policy that provides the Compensation Committee with the discretion to seek recovery of certain previously-paid incentive awards under certain circumstances.	Prohibit Tax Gross-Ups for Named Executives Our policy prohibits tax gross-ups for our named executives (except for Mr. DeIuliis’ change in control agreement, which was entered into prior to 2009).
Value Shareholder Feedback We are responsive to shareholder concerns in developing changes to enhance our executive compensation plans.	No Employment Agreements with Named Executives We do not have employment agreements with any of our named executives.

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Pay for Performance

We consistently place a substantial portion of our named executives’ compensation at-risk, much of which is dependent upon the performance of our stock price. As demonstrated in the following charts for both the CEO and the other named executives, the vast majority of 2021 compensation was in the form of short-term and long-term incentive-based compensation.

CNX 2021 CEO Target Pay Mix	CNX 2021 Avg. Other NEO Target Pay Mix

The above charts demonstrate a strong alignment between the named executives’ compensation and the long-term interests of our shareholders. In short, our named executives’ compensation is highly correlated with stock price and financial performance – if value is not delivered to our shareholders, as measured by stock price and financial performance, then the named executives’ compensation will be adversely affected.

Compensation Setting Process

Compensation Philosophy and Objectives

CNX’s compensation philosophy is to provide a total compensation package—that is, base salary, short-term (annual) incentive compensation, long-term (equity-based) compensation (generally, in the form of RSUs and/or PSUs), retirement compensation (401(k) contributions), and benefits (such as health insurance, vacation, etc.) that will attract and retain employees with the education, experience, values (Responsibility, Ownership and Excellence), initiative and drive necessary to execute CNX’s business plan and achieve CNX’s long-term strategic goals, including, without limitation, continued focus on optimizing intrinsic value per share.

Each named executive’s total compensation opportunity has been generally targeted within a reasonable range of similarly situated executives at peer group companies (based on the review of publicly available information) after consideration of the following items for 2021: (i) the nature and scope of an executive’s responsibilities; (ii) an executive’s performance (including contribution to CNX’s financial results and ESG goals); and (iii) the overall financial performance of the Corporation.

Results of 2021 Shareholder Vote on Named Executive Compensation

CNX values shareholder input and regularly engages in discussions with our major shareholders on various topics, including the compensation of our named executives. The insight these discussions have provided over the years is helpful to the Compensation Committee as it considers and adopts compensation policies relating to our named executives.

At our 2021 Annual Meeting of Shareholders, a significant majority (approximately 97%) of the shares voted approved our 2020 executive compensation program. We were pleased with this outcome, which indicated to the Compensation Committee that shareholders were generally comfortable with our executive compensation program and supportive of the changes we have made over time to advance the program. In the future, we will continue to shape our executive compensation programs to align with our goals while also accounting for shareholder feedback.

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Process for Evaluating Compensation

Generally, for each upcoming year, the Compensation Committee meets to establish the base salaries, incentive opportunities, and related performance goals of CNX’s incentive compensation programs, including the STIC and LTIC. To establish compensation for a particular named executive (other than our CEO), CNX’s Human Resources personnel make initial assessments that are submitted to our CEO for review. This assessment considers relevant industry salary practices, the complexity and level of responsibility associated with the particular named executive’s position, the position’s overall importance to CNX in relation to other executive positions, and the competitiveness of the named executive’s total compensation. Our CEO may make appropriate changes to this qualitative assessment based on his determination of such named executive’s past performance. The Compensation Committee then reviews: (i) our CEO’s compensation recommendations for each named executive (other than himself) and (ii) our CEO’s evaluation of each named executive’s performance and internal value. After considering the factors described above, and in consultation with the CEO, the Compensation Committee approved the named executives’ 2021 compensation packages.

To establish compensation for our CEO, the Compensation Committee reviews: (i) the CEO’s self-evaluation of his annual performance and (ii) the Board’s evaluation of his annual performance. After considering these factors, the Compensation Committee reviews, approves, and recommends that the Board approve, the compensation of our CEO. Our CEO does not participate in, and is not present for, any approvals relating to his compensation.

Compensation Decisions for 2021

Elements of Executive Compensation Program

In 2021, we continued to compensate our named executives through the following:

Compensation Element	Form of Compensation	Performance Criteria/Formula					Purpose
Base Salary	●Cash	Individual performance and experience in the role are the primary factors in determining base salaries.					To provide fixed compensation to attract and retain key executives and offset the cyclicality in our business that impacts variable pay.
Short-Term Incentive Compensation Program (“STIC”)	●Cash	For our 2021 STIC, the formula was:					To provide incentives to our employees to achieve FCF per share and individual performance goals for the year and to reward our employees for the achievement of those goals.
		Performance Measure	+	Individual Performance	=	Total Result
		FCF Per Share		Capped at 20% of Total STIC Payout		200% + Individual Performance

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Compensation Element	Form of Compensation	Performance Criteria/Formula			Purpose
Long-Term Incentive Compensation Program (“LTIC”)	●2020 and 2021 PSUs (Relative TSR metric cliff vest after three years; ASP metric vest if target stock price is achieved, subject to continued employment for the three-year period)

●PSUs represented generally 40% of the CNX LTIC in each of the 2020 and 2021 programs

●For the PSU awards granted in 2020 and 2021, the LTIC formula for the three-year performance periods was as follows:

To create a strong incentive for our key management members to achieve our long-term performance and ESG objectives and strategic plan, and to align management’s interests with those of our shareholders. Equity awards also are intended to retain executive talent. All equity awards settle in shares of CNX common stock.
		Performance Measure	Weight	Total Units Earned
		Relative TSR (TSR Peer Group) Absolute Stock Price	50% 50%	No PSUs were earned as of 12/31/2021
●On February 1, 2021, the 2020 PSUs related to the ASP metric vested based on the Corporation’s ASP from January 4, 2021 through such date and generally remain subject to continued employment for the remainder of the three-year period.
	●2017, 2018 and 2019 PSUs (vesting 1/5 per year for five years)	●PSUs represented generally 55% of the CNX LTIC in each of the 2017-2019 programs ●For the PSU awards granted in 2019 for the 2019 – 2023 performance period, the LTIC formula was as follows:
		Performance Measure (2019 PSUs)	Weight	Total Units Earned (2021 Tranche)
		Relative TSR (TSR Peer Group) Absolute Stock Price	50% 50%	42.85%
●For the PSU awards granted in 2018 for the 2018 – 2022 performance period, the LTIC formula was as follows:
		Performance Measure (2018 PSUs)	Weight	Total Units Earned (2021 Tranche)
		Relative TSR (S&P 500) Absolute Stock Price	50% 50%	0%
●For the PSU awards granted in 2017 for the 2017 – 2021 performance period, the LTIC formula was as follows:
		Performance Measure (2017 PSUs)	Weight	Total Units Earned (2021 Tranche)
		Relative TSR (S&P 500) Absolute Stock Price	50% 50%	0%
	●2021 ESG PSUs (vesting 1/3 per year for three years, but no units vest unless both goals are attained each year)	●ESG PSUs represented generally 10% of the 2021 CNX LTIC ●For the ESG PSU awards granted in 2021 for the 2021 – 2023 performance period, the LTIC formula was as follows:
		Environmental Performance Measure (2021 ESG PSUs)	Weight	Total Units Earned (2021 Tranche)
		Production Target Midstream Target	50% 50%	100%
	●2021 RSUs (vesting 1/3 per year for three years)	●RSUs represented generally 50% of the 2021 CNX LTIC ●RSUs have time-based vesting
Other Agreements and Benefits	●Retirement Benefits ●Change in Control Severance Agreements (“CIC Agreements”)				To attract and retain key management members and for CIC Agreements, to motivate executives to take actions that are in the best interests of CNX.
Perquisites	Examples of our Perquisites include: ●Vehicle Allowance ●Occasional Event Tickets				To provide a competitive compensation package.

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2021 Base Salary

The base salaries of our named executives were as follows at year-end 2020 and year-end 2021:

Named Executive	Salaries at Year-End 2020	Salaries at Year-End 2021(1)
Nicholas J. DeIuliis (Chief Executive Officer)	$800,000	$800,000
Donald W. Rush (Chief Financial Officer)	$440,000	$440,000
Chad A. Griffith (Chief Operating Officer)	$325,000	$350,000
Olayemi Akinkugbe (Chief Excellence Officer)	$250,000	$300,000
Alexander J. Reyes (General Counsel)	$300,000	$300,000
(1) The variation between the 2021 base salaries reflected in this table and the SCT is attributable to a payroll accrual anomaly that occurred at the end of 2021.

2021 STIC

The STIC program is designed to deliver annual cash awards when CNX and our named executives are successful in meeting or exceeding established performance targets and to pay less, or nothing at all, when CNX and/or our executives fall short of these targets. The STIC program provides incentive compensation (measured at target) that is comparable to compensation provided by companies with which CNX competes for executive talent. The description of the 2021 STIC program established by the Compensation Committee applied to all the named executives for the January 1, 2021 – December 31, 2021 performance period.

The Compensation Committee determined to base the 2021 STIC applicable to the January 1, 2021 – December 31, 2021 performance period on the achievement of (i) FCF per share and (ii) pre-established individual performance goals for our executive officers.

Part One: FCF/Share Goal:

FCF per share was assigned a score ranging from 0 – 200%, with a score of 100% indicating target performance and a higher score (up to a maximum of 200%) indicating above-target performance as follows:

FCF Per Share	Performance Level	FCF Per Share Score
$2.11/share	Maximum	200%
$1.95/share	Target	100%
$1.89/share	Threshold	70%

If the threshold, or minimum, score of 70% had not been achieved, a score of zero would have been assigned, with no payout. If the FCF per share performance level equaled or exceeded the threshold, the FCF Per Share Score was assigned with total payout potentially modified by the individual performance factor described below.

The “FCF Per Share Score” was applied to the following formula:

FCF per share was achieved at $2.48/share(1) resulting in the achievement of the goal at 200%.

(1)

See Appendix A for information regarding FCF per share, including a non-GAAP reconciliation.

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Part Two: Individual Performance Goals:

In January 2022, the Compensation Committee approved each named executive’s achievement of the individual strategic performance goals for 2021. The named executives’ performance relative to the below goals was capped at 20% of the total STIC payout (which together with the FCF per share payout, can never exceed 250% of target payout). The individual strategic performance goals (and related performance results) were as follows:

Goals	Performance Results
Achieve FCF per share of $2.00/share.	Achieved FCF per share of $2.48.
Make significant progress in closing value gap between intrinsic value per share and actual share price.	Achieved significant share price increase with shares trading approximately 30% higher year-over-year.
Target an overall $11 million reduction based on a January 1, 2022 run rate (compared to the approved budget and guidance).	Achieved net savings of $17 million across CapEx, OpEx and SG&A spend.
Target an OSHA Safety Incident average annual severity rate of 0.80 and a Notice of Violation (“NOV”) annual severity rate of 2.00.	Slightly below target goals with safety metric result closing at 1.19 and NOV metric result closing at 2.11.
Target a reduction in methane emission intensity in our operations of 0.07 on the production side and 0.06 on the midstream side.	Achieved both upstream and midstream targets for methane reduction.

Target the purchase of services and materials from providers that, in aggregate, maintain a 90% local resident employee base (western Pennsylvania, eastern Ohio and northern West Virginia), dedicate 40% of the total CNX small business spend to companies within the tri-state area, and commit to 6% Diverse Business Enterprise (“DBE”) spend and 7% DBE representation on the CNX-approved vendor list in 2021.

Met or exceeded all diversity spend targets with respective totals of 90.1% local spend, 42.6% local small business spend, 7.9% DBE spend and 7.9% DBE on CNX vendor list.
Execute repurchase plan to buy back the Corporation's common stock when appropriate.	Allocated over $245 million to share repurchases, leading to a 7.7% net decrease in outstanding shares.

Continue to refine the roles of the four direct reports to the CEO, expand their roles inside the Corporation, develop an external presence for each within the regional community, the media, and the capital markets.

Executive leaders drove decision-making on evolving COVID-19 protocols and return to office execution. Also, executive management played a key role in the development and implementation of the new regulatory reporting team. Externally, the team engaged in various civic and community efforts and were involved in presentations to our investors and through exposure to the broader capital markets.

(1) See Appendix A for information regarding FCF per share, including a non-GAAP reconciliation.

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Based on the results of the 2021 STIC as shown above, the ultimate payouts to our named executives for 2021 performance were as follows:

Named Executive	Target Opportunity Percentages (% of Base Salary)	Target Payout Opportunity	Adjusted FCF Per Share Payout	Individual Performance Payout	Total Payout (Rounded)
Nicholas J. DeIuliis (Chief Executive Officer)	120%	$960,000	$1,920,000	$432,000	$2,352,000
Donald W. Rush (Chief Financial Officer)	60%	$264,000	$528,000	$79,200	$608,000
Chad A. Griffith (Chief Operating Officer)	60%	$210,000	$420,000	$94,500	$515,000
Olayemi Akinkugbe (Chief Excellence Officer)	60%	$180,000	$360,000	$63,000	$423,000
Alexander J. Reyes (General Counsel)	60%	$180,000	$360,000	$81,000	$441,000

LTIC

Our LTIC program is designed to create a strong incentive for our named executives to achieve the longer-term performance objectives in CNX’s strategic plan and to align management’s interests with those of our shareholders. The Compensation Committee determined that each named executive would receive his or her entire 2021 long-term incentive opportunity in the form of PSUs, ESG PSUs, and RSUs, with 40% of each named executive’s target long-term incentive opportunity in the form of PSUs, 10% in the form of ESG PSUs, and 50% in the form of time-based RSUs. The Compensation Committee believes that our PSU awards align the interests of our employees with those of our shareholders because the vesting of such awards is tied to the achievement of pre-approved, long-term performance goals related to our stock price and ESG initiatives.

A. 2021 PSU Grants

The Committee approved 2021 PSU awards that vest based on performance over a three-year period with payouts, if earned, capped at 100% of the award (reduced from prior years when the maximum payout could reach 200%):

●

50% cliff vest following a three-year performance period, if earned, based on the achievement of a relative TSR metric against the S&P 500 Industrials index (the “TSR Peer Group”) (measured using the 10-day average closing stock price per share ending December 31 for the starting and ending points of the performance period) over such three-year period (based on the scale described below).

Performance Level(1)	Multiplier	vs. TSR Peer Group
Maximum	100%	75th percentile
Target	75%	60th percentile
Threshold	50%	25th percentile
Below Threshold	0%	< 25th percentile
(1) Straight line interpolation between performance levels.
●

50% vest if (i) ASP is 50% or more above the grant date stock price (“GDSP”) (measured using the 10-day average closing stock price per share ending on (and including) the grant date) for 20 consecutive trading days during such three-year period and (ii) generally, a named executive remains employed with CNX for three years following grant.

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The target awards for the 2021 PSU Program are as follows:

Named Executive	Aggregate Dollar Value of 2021 PSU Awards
Nicholas J. DeIuliis (Chief Executive Officer)	$1,800,000
Donald W. Rush (Chief Financial Officer)	$1,232,000
Chad A. Griffith (Chief Operating Officer)	$880,000
Olayemi Akinkugbe (Chief Excellence Officer)	$660,000
Alexander J. Reyes (General Counsel)	$208,000

B. 2021 ESG PSU Grants

The Committee approved 2021 ESG PSU awards that vest ratably over three years based on performance with respect to the following environmental goals, both of which must be met each year for the ESG PSUs to vest:

●

Production Target: Reduce to and/or maintain methane emission intensity reduction of 75% less than the published ONE Future 2025 sector goal (reduce to and/or maintain a 0.07% methane intensity each year of the three-year period).

●

Midstream Target: Reduce to and/or maintain methane emission intensity reduction of 25% less than the published ONE Future 2025 gathering/boostering sector target goal (reduce to and/or maintain a 0.06% methane intensity each year of the three-year period).

The target awards for the 2021 ESG PSU Program(1) are as follows:

Named Executive	Aggregate Dollar Value of 2021 ESG PSU Awards
Nicholas J. DeIuliis (Chief Executive Officer)	$450,000
Donald W. Rush (Chief Financial Officer)	$280,000
Chad A. Griffith (Chief Operating Officer)	$200,000
Olayemi Akinkugbe (Chief Excellence Officer)	$150,000
Alexander J. Reyes (General Counsel)	$52,000
(1)

CNX achieved the stated performance metrics for the 2021 ESG PSUs at the stated target dollar amounts, which resulted in vesting of the following share amounts respectively: Mr. DeIuliis (13,538 shares), Mr. Rush (8,423 shares), Mr. Griffith (6,017 shares), Mr. Akinkugbe (4,512 shares) and Mr. Reyes (1,564 shares).

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C. 2021 RSU Grants

To provide competitive compensation, retain key executive talent, and align management’s interests with shareholders, time-based, three-year ratable vesting RSU awards were granted in the following amounts to all the named executives, subject to continued employment with CNX:

Named Executive	Aggregate Dollar Value of RSU Awards
Nicholas J. DeIuliis (Chief Executive Officer)	$2,250,000
Donald W. Rush (Chief Financial Officer)	$1,400,000
Chad A. Griffith (Chief Operating Officer)	$1,000,000
Olayemi Akinkugbe (Chief Excellence Officer)	$750,000
Alexander J. Reyes (General Counsel)	$260,000

D. 2021 PSU Tranches, Metrics and Performance

In January 2017, 2018, and 2019, the Compensation Committee granted PSUs that vest, if earned, ratably over a five-year period. The performance periods for the 2017 PSU Program, 2018 PSU Program, and 2019 PSU Program (collectively, the “Programs”) are for the calendar years: 2017 through 2021; 2018 through 2022; and 2019 through 2023, respectively. These multi-year vesting periods encourage employee retention.

The vesting of the 2021 tranches of the named executives’ PSU awards from 2017 through 2019 was calculated based on the following pre-established, equally weighted goals, with the aggregate payout capped at 200% of target.

(i)

Relative TSR:

●

2017 PSU Program and 2018 PSU Program: TSR relative to the S&P 500 (measured by comparing CNX’s average closing stock price per share for the 10 days ended December 31, 2021 and the companies in the S&P 500 as of that same date against their average closing stock price per share for the 10 days ended on December 31st of the year prior to the grant date; dividends are included).

●

2019 PSU Program: TSR relative to the TSR Peer Group (as described below) (measured by comparing CNX’s average closing stock price per share for the 10 days ended December 31, 2021 and the companies in the TSR Peer Group as of that same date against their average closing stock price per share for the 10 days ended December 31st of the year prior to the grant date; dividends are included). The TSR Peer Group consists of Antero Resources Corporation, Coterra Energy Inc., EQT Corporation, Gulfport Energy Corporation, Range Resources Corporation and Southwestern Energy Company.

(ii)

Absolute Stock Price Appreciation: Absolute stock price appreciation is determined by comparing the average closing stock price per share for the 10 days ending on December 31 of each year during the applicable performance period against the average closing stock price per share for the 10 days ended on January 31, 2017 for the 2017 PSU Program ($16.11), January 30, 2018 for the 2018 PSU Program ($14.43), and January 31, 2019 for the 2019 PSU Program ($13.06) (each, a GDSP).

(1)

Straight line interpolation between performance levels.

(2)

After reviewing the Corporation’s prior stock price performance and consideration of the Corporation’s business plan, the Compensation Committee considered the stock price goals applicable to the remaining tranches of the PSU awards as confidential and challenging, but attainable.

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If a tranche fails to pay out at the end of any annual tranche period with respect to the absolute stock price measure (a “Missed Year”), the unvested PSUs attributable to the Missed Year may still become fully vested, capped at the target level, if the Corporation achieves target performance (or greater) as determined after the end of the performance period of a future tranche. The opportunity to recoup any missed payouts can occur for any prior tranche, but only up to target performance level for that prior period. This is, in fact, a long-term feature of the program that continues to incentivize employees to take actions that result in stock price appreciation in future years and not disincentivize participants in the event one component is not achieved in one year. Note that CNX eliminated the Missed Year opportunity for 2020 PSUs and beyond.

Additionally, if the closing market price per share of CNX common stock equals or exceeds 200% for one or more future years, all unvested PSUs associated with those specific years will pay out at 200% immediately (“Special Vesting”). The Compensation Committee believes that this Special Vesting feature will help to enhance the retention of CNX stock by our named executives. This furthers the Board’s objective of aligning shareholder and management interests to increase our stock price. If the Corporation achieves its goals for its shareholders sooner than expected, then management is appropriately compensated. This award term was not included in the CEO’s 2019 PSU award. Note that CNX eliminated the Special Vesting opportunity for 2020 PSUs and beyond.

The Missed Year and Special Vesting provisions described above only apply to 50% of the PSU granted under the Programs (i.e., only the absolute stock price goal), and are no longer applicable for 2020 PSUs and beyond.

2021 Tranche Performance of PSU Programs

The performance results for 2021 are shown in the below chart.

PSU Program	Performance Metric	Results	Units Earned	Weighting	Total Units Earned (2021 Tranche Only)
2017 PSU Program	Relative TSR	13.2th percentile	0%	50%	0%
	Absolute Stock Price	$14.05 (compared to threshold performance of $22.60)	0%	50%
2018 PSU Program	Relative TSR	16.0th percentile	0%	50%	0%
	Absolute Stock Price	$14.05 (compared to threshold performance of $18.02)	0%	50%
2019 PSU Program	Relative TSR	50.0th percentile	85.7%	50%	42.85%
	Absolute Stock Price	$14.05 (compared to threshold performance of $15.41)	0%	50%

As a result of the achievement of the above performance factors, the executive officers who held PSUs at the end of 2021 earned the following payout amounts under the 2021 tranches of the PSU Programs:

Named Executive	PSU Program	2021 PSU Tranche (at target)	Target Payout (%)	Payout Amounts (# of shares)
Nicholas J. DeIuliis (Chief Executive Officer)	2017 Program	45,010	0%	0
	2018 Program	48,245	0%	0
	2019 Program	45,304	42.85%	19,413
Donald W. Rush (Chief Financial Officer)	2017 Program	759	0%	0
	2018 Program	8,546	0%	0
	2019 Program	12,323	42.85%	5,281
Chad A. Griffith (Chief Operating Officer)	2018 Program	584	0%	0
	2019 Program	2,831	42.85%	1,214
Olayemi Akinkugbe (Chief Excellence Officer)	2019 Program	996	42.85%	427

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Other Compensation Policies and Information

Retirement Benefit Plans

During 2021, CNX maintained retirement benefit plans, which were intended to attract and retain key talent. CNX continues to move toward a single qualified defined contribution plan to deliver retirement benefits to its employees, as in 2018 it froze a nonqualified supplemental defined contribution plan in which employees participated. This action left only one supplemental (not frozen) plan in place, which is the CNX Supplemental Retirement Plan (the “SERP”) in which Mr. DeIuliis is the only remaining active participant.

Change in Control Agreements

We have CIC Agreements with each of our named executives who are currently employed by us. The CIC Agreements provide for a “double trigger” requirement, in that each named executive will receive cash severance benefits only if such named executive’s employment is terminated or constructively terminated after, or in connection with, a change in control (as defined in the respective CIC Agreements) and such named executive enters into a general release of claims reasonably satisfactory to us. Under these circumstances, the currently employed named executives would be entitled to receive a lump sum cash severance payment equal to a multiple of base pay, plus a multiple of incentive pay (as defined in each named executive’s respective CIC Agreement) as follows:

Named Executive	Multiple of Base Salary and Incentive Pay
Nicholas J. DeIuliis (Chief Executive Officer)	2.5
Donald W. Rush (Chief Financial Officer)	1.5
Chad A. Griffith (Chief Operating Officer)	1.5
Olayemi Akinkugbe (Chief Excellence Officer)	1.5
Alexander J. Reyes (General Counsel)	1.5

Additionally, benefits would be continued for 18 to 30 months (as set forth in the applicable CIC Agreement) and equity grants would accelerate and vest in connection with a change in control alone. Mr. DeIuliis’ CIC agreement was entered prior to 2009 and includes a tax gross-up provision in the event of a change in control consistent with market practice at that time (the CIC Agreements of Messrs. Rush, Griffith, Akinkugbe and Reyes, which were entered into more recently, do not contain change in control tax gross-ups). If it is determined that any payment or distribution would constitute an “excess parachute payment,” we will pay a gross-up payment to Mr. DeIuliis, subject to certain limitations, such that the net amount retained by him after deduction of any excise tax imposed under Section 4999, and any tax imposed upon the gross-up payment, will be equal to the excise tax on such payments or distributions. See “Understanding Our Change in Control and Employment Termination Tables and Information.”

Clawback Policy

The Compensation Committee and Board approved the adoption of an executive compensation clawback policy, which provides that the Compensation Committee may seek to recover performance-based cash and equity incentive compensation awarded in 2014 and thereafter that was paid to an executive officer in the three years prior to a restatement as a result of CNX’s material non-compliance with the financial reporting requirements of the securities laws if (i) such officer is responsible for such restatement and (ii) the amount paid to the officer would have been lower had it been calculated based on such restated financial statements.

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Stock Ownership Guidelines for Executives

The stock ownership guidelines provide that all employees designated as officers for purposes of the policy should own shares of CNX stock, the value of which is a multiple of base salary. The guidelines provide each officer with a five-year period from their appointment as an officer to achieve the applicable ownership level. Shares issuable upon the exercise of stock options or settlement of PSUs held by an individual are not counted for purposes of determining whether an individual has satisfied the ownership guideline requirement, which is as follows for the currently employed named executives.

Named Executive	Ownership Guideline (Multiple of Base Salary)(1)	Actual Ownership Ratio (Multiple of Base Salary)	Percentage Compliance with Ownership Guideline(2)
Nicholas J. DeIuliis (Chief Executive Officer)	5.5	26.9	489%
Donald W. Rush (Chief Financial Officer)	3.5	13.4	383%
Chad A. Griffith (Chief Operating Officer)	3.5	9.5	271%
Olayemi Akinkugbe (Chief Excellence Officer)	3.5	8.3	237%
Alexander J. Reyes (General Counsel)	3.5	2.2	63	%(3)
(1)

Base salary as of December 31, 2021.

(2)

As of February 1, 2022, based on CNX’s 200-day average rolling stock price per share ended December 31, 2021 of $13.44.

(3)

Pursuant to our guidelines, Mr. Reyes, who rejoined CNX on December 21, 2020, will have until December 21, 2025 to comply with the stock ownership guidelines.

Our stock ownership guidelines were implemented by the Compensation Committee to further align our named executives’ interests with those of our shareholders and to comply with what we believe are best practices. CNX reviews named executives’ compliance with the stock ownership guidelines annually.

No Hedging/Pledging Policy(1)

Our Insider Trading Policy prohibits directors, officers (including named executives who are currently employed with CNX) and employees from engaging in any of the following activities with respect to securities of CNX (except as otherwise may be approved in writing by the General Counsel): (i) purchases of CNX stock on margin; (ii) short sales; (iii) buying or selling options (other than the grant and exercise of compensatory stock options by CNX to directors, officers and employees), including buying or selling puts or calls or other hedging transactions with CNX securities (including, without limitation, to purchase financial instruments (such as prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of registrant equity securities); or (iv) pledging CNX stock (provided, however, that brokerage account agreements may grant security interests in securities held at the broker to secure payment and performance obligations of the brokerage account holder in the ordinary course).

Stock Retention Requirements

The Compensation Committee has implemented stock retention requirements applicable to our named executives who are currently employed with CNX and certain of our other employees for regular annual cycle PSU and RSU awards in which 50% of vested shares (after tax) must be held until the earlier of: (i) 10 years from the Board determined grant date or (ii) the participant reaching age 62.

Perquisites

We provide our named executives who are currently employed with CNX and other senior officers with perquisites that we believe are reasonable, competitive and consistent with CNX’s compensation program. Our principal perquisite programs currently include such benefits as de minimis personal usage of company purchased event tickets and a vehicle allowance. These programs are more fully described in the footnotes to the SCT. We do not provide tax gross-ups on CNX-provided perquisite programs for our named executives.

(1)

See Footnote 8 to the Beneficial Ownership of Securities Table.

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Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with CNX’s management and, based upon such review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee*:

Ian McGuire, Chair
Robert O. Agbede
J. Palmer Clarkson
Maureen E. Lally-Green
William N. Thorndike, Jr.

*Note: Robert O. Agbede was appointed to the Compensation Committee in January 2022, and therefore did not participate in the review, discussions or recommendation described in this report.

The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of CNX under the Securities Act of 1933 (the “Securities Act”) or the Securities Exchange Act of 1934 (the “Exchange Act”), except to the extent that CNX specifically incorporates the Compensation Committee Report by reference therein.

Compensation Policies and Practices as They Relate to CNX’s Risk Management

Our compensation program is designed to motivate and reward our employees and executive officers for their performance during the fiscal year and over the long-term, and for taking appropriate business risks.

In January 2022, the Compensation Committee reviewed an assessment of the risks, if any, to CNX associated with our compensation policies and practices. The Compensation Committee, with management, reviewed the design features, characteristics, performance metrics and approval mechanisms for all of our various compensation components, to determine whether any of our compensation policies or programs could create risks that would be reasonably likely to have a material adverse effect on CNX. The assessment was also reviewed by our Internal Auditors and Human Resources Department. Based on this review, management, the Compensation Committee and the full Board identified the following risk mitigating components, which, in their opinion, would be likely to reduce incentives for excessive risk-taking and mitigate any incentives to maximize short-term results at the expense of long-term value:

●

Balanced Pay Mix: The target compensation mix of our executive officers is heavily weighted towards performance-based incentive compensation.

●

Mix of Performance Metrics: We do not rely on a single performance metric to determine payouts for performance-based awards. Instead, performance targets are tied to a variety of metrics, including (among others): FCF per share, TSR, absolute stock price, and methane emission intensity reduction. Performance-based awards are also based, in part, on the achievement of strategic and operational objectives in addition to the foregoing metrics.

●

Calculation and Verification of Performance: Controls are in place to ensure accuracy of calculations as to actual performance against metrics, including review of all results by the internal audit department.

●

Stock Ownership and Retention Guidelines: As it relates to our executives, these policies require our named executives to own equity in CNX and retain shares of CNX acquired through equity grants for the long-term.

●

Clawback Policy: CNX adopted a clawback policy that generally provides that the Compensation Committee has the discretion to seek recovery of performance-based cash and equity incentive compensation paid to an executive officer in connection with an accounting restatement due to misconduct of that officer.

Based on its review of CNX’s internal controls and the risk mitigating components of CNX’s compensation programs identified in the management team’s risk assessment, it was determined by the Compensation Committee that CNX’s compensation policies and practices do not encourage our executives or our other non-executive employees to take excessive risks that are reasonably likely to have a material adverse effect on CNX.

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Summary Compensation Table – 2021, 2020, and 2019

The following table discloses the compensation for Mr. DeIuliis, the principal executive officer of CNX (President & CEO), Mr. Rush, the principal financial officer of CNX (CFO), the three most highly-compensated named executives of CNX serving at the end of fiscal 2021 (other than Messrs. DeIuliis and Rush): Mr. Griffith, EVP and Chief Operating Officer (COO); Mr. Akinkugbe, EVP and the Chief Excellence Officer (CXO); and Mr. Reyes, EVP and General Counsel (GC). We have excluded compensation for prior years to the extent permitted by applicable SEC rules.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($)(1) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($)(2) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3) (h)	All Other Compensation ($)(4) (i)		Total ($) (j)
Nicholas J. DeIuliis(5) President & CEO	2021	$830,769	$—	$4,500,012	$—	$2,352,000	$844,449	$45,525	(6)	$8,572,755
	2020	800,000	—	4,050,004	450,002	2,304,000	3,383,526	39,527		11,027,059
	2019	800,000	—	5,901,570	—	2,208,000	4,792,836	39,031		13,741,437
Donald W. Rush CFO	2021	456,923	—	2,912,013	—	608,000	17	30,600	(7)	4,007,553
	2020	440,000	—	1,694,093	144,003	621,000	9,601	30,100		2,938,797
	2019	439,830	—	1,978,865	—	607,200	7,515	30,622		3,064,032
Chad A. Griffith COO	2021	362,115	—	2,080,015	—	515,000	—	17,100	(8)	2,974,230
	2020	325,000	—	1,021,585	86,401	468,000	—	23,100		1,924,086
	2019	278,557	—	712,276	—	448,500	—	20,400		1,459,733
Olayemi Akinkugbe CXO	2021	308,846	—	1,560,011	—	423,000	—	17,100	(9)	2,308,957
	2020	250,000	—	466,126	40,002	368,000	—	14,692		1,138,820
	2019	226,584	—	129,849	—	345,000	—	11,969		713,402
Alexander J. Reyes GC	2021	305,769	—	520,020	—	441,000	—	17,100	(10)	1,283,889
	2020	52,885	—	86,642	8,252	—	5,723	31,202		184,704
(1)

These values represent the aggregate grant date fair value of PSU, ESG PSU, and RSU awards granted to the named executives in 2021. The values are based on the aggregate grant date fair value of the awards computed in accordance with SEC rules and FASB ASC Topic 718, excluding the effect of estimate forfeitures. The amounts reported in this column reflect the accounting cost for these awards, and do not correspond to the actual economic value that may be received by the named executives. A discussion of the valuation assumptions relating to these PSU, ESG PSU, and RSU awards is provided in Note 15 – Stock-Based Compensation in the Notes to the Audited Consolidated Financial Statements in Item 8 of the 2021 Annual Report. For the 2021 PSUs and ESG PSUs, the value of the awards, as reported in the table, does not change assuming that the highest level of performance conditions will be achieved.

(2)

Includes cash incentives earned for the applicable year under the CNX STIC program.

(3)

The amounts for 2021 reflect the actuarial increase in the present value of the named executives’ benefits under the SERP and the defined contribution New Restoration Plan through December 31, 2021. As it relates to Mr. DeIuliis, the value shown assumes a normal retirement age of 65 for the SERP benefit, despite the fact that Mr. DeIuliis would not be eligible to receive the normal retirement benefit until 2033. If Mr. DeIuliis was to retire earlier, his benefit would be age reduced pursuant to the provisions of the SERP. The amounts shown were determined primarily using the interest rate assumptions and mortality assumptions (the latter for Mr. DeIuliis only) set forth in the financial statements of CNX’s applicable Annual Reports on Form 10-K (Note 14 in the 2021 Annual Report for the 2021 amount). Values may fluctuate significantly from year to year depending on several factors, including age, years of service, average annual earnings and the assumptions used to determine the present value, such as mortality and discount rate. As it relates to Mr. Reyes, his pension value decreased by $51 for 2021.

(4)

On April 6, 2009, CNX filed a Current Report on Form 8-K stating that it would no longer provide tax gross-ups to its officers, as defined under Section 16 of the Exchange Act, in connection with company-maintained perquisite programs. From time to time, we provide tickets to sporting and other entertainment events to our employees, including our named executives, primarily for business purposes. We also provide our senior officers a vehicle allowance. See our “Compensation Discussion and Analysis – Other Compensation Policies and Information.”

(5)

Mr. DeIuliis did not receive any additional compensation from CNX in connection with his Board service in 2021.

(6)

Mr. DeIuliis’ personal benefits for 2021 include: a vehicle allowance and use of company provided aircraft. The total in column (i) includes $17,100 in employer matching contributions made by CNX under its 401(k) plan.

(7)

Mr. Rush’s personal benefits for 2021 include: a vehicle allowance. The total in column (i) includes $17,100 in employer matching contributions made by CNX under its 401(k) plan.

(8)

The total in column (i) for Mr. Griffith is $17,100 in matching contributions made by CNX under its 401(k) plan.

(9)

The total in column (i) for Mr. Akinkugbe is $17,100 in matching contributions made by CNX under its 401(k) plan.

(10)

The total in column (i) for Mr. Reyes is $17,100 in matching contributions made by CNX under its 401(k) plan.

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Grants of Plan-Based Awards – 2021

The following table sets forth each grant made to a named executive in the 2021 fiscal year under plans established by CNX.

Name	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (STIC)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Nicholas J. DeIuliis	—		672,000	960,000	2,400,000	—	—	—	—	—	—	—
	1/4/2021	(2)	—	—	—	53,349	80,024	213,397	—	—	—	1,800,004
	1/4/2021	(3)	—	—	—	—	—	—	203,069	—	—	2,250,005
	1/4/2021	(4)	—	—	—	—	40,614	—	—	—	—	450,003
Donald W. Rush	—		184,800	264,000	660,000	—	—	—	—	—	—	—
	1/4/2021	(2)	—	—	—	36,515	54,772	146,059	—	—	—	1,232,008
	1/4/2021	(3)	—	—	—	—	—	—	126,354	—	—	1,400,002
	1/4/2021	(4)	—	—	—	—	25,271	—	—	—	—	280,003
Chad A. Griffith	—		147,000	210,000	525,000	—	—	—	—	—	—	—
	1/4/2021	(2)	—	—	—	26,082	39,123	104,328	—	—	—	880,007
	1/4/2021	(3)	—	—	—	—	—	—	90,253	—	—	1,000,003
	1/4/2021	(4)	—	—	—	—	18,051	—	—	—	—	200,005
Olayemi Akinkugbe	—		126,000	180,000	450,000	—	—	—	—	—	—	—
	1/4/2021	(2)	—	—	—	19,562	29,342	78,246	—	—	—	660,005
	1/4/2021	(3)	—	—	—	—	—	—	67,690	—	—	750,005
	1/4/2021	(4)	—	—	—	—	13,538	—	—	—	—	150,001
Alexander J. Reyes(7)	—		126,000	180,000	450,000	—	—	—	—	—	—	—
	1/4/2021	(2)	—	—	—	6,165	9,248	24,660	—	—	—	208,007
	1/4/2021	(3)	—	—	—	—	—	—	23,466	—	—	260,003
	1/4/2021	(4)	—	—	—	—	4,694	—	—	—	—	52,010
(1)

Awards were made pursuant to the 2021 STIC program under the Executive Annual Incentive Plan. Actual incentive plan payments are based on fiscal 2021 performance and are set forth in column (g) of the SCT.

(2)

These rows report the number of PSUs that may be earned pursuant to the awards granted under the Equity and Incentive Compensation Plan. The amounts reflect threshold (50%), target (75%), and maximum (100%) vesting based on applicable performance levels for the TSR component of the PSUs and threshold (0%), target (0%), and maximum (100%) vesting for the ASP component of the PSUs. For additional details regarding the 2021 PSU awards, see the description of our 2021 LTIC program in the “Compensation Discussion and Analysis” section of this Proxy Statement.

(3)

RSU grants were made under the Equity and Incentive Compensation Plan.

(4)

These rows report the number of ESG PSUs that may be earned pursuant to the awards granted under the Equity and Incentive Compensation Plan. The ESG PSUs vest at target if both performance metrics are satisfied. If either metric is not achieved, the ESG PSUs will not vest. Therefore, the amounts reflect target (100%) vesting only (there is no threshold or maximum). For additional details regarding the 2021 ESG PSU awards, see the description of our 2021 LTIC program in the “Compensation Discussion and Analysis” section of this Proxy Statement.

(5)

The values set forth in this column reflect the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The values set forth in this table may not correspond to the actual values that will be realized by the named executives.

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Outstanding Equity Awards at Fiscal Year-End – 2021

The following table sets forth all unexercised options and unvested PSU, ESG PSU and RSU awards granted under CNX’s Equity and Incentive Compensation Plan that have been awarded to our named executives by CNX and were outstanding as of December 31, 2021.

Name (a)	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) (Exercisable) (b)		Number of Securities Underlying Unexercised Options (#) (Unexercisable) (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#)(12) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1) (j)
Nicholas J. DeIuliis	61,077	(2)	—		—	31.012	3/1/2022	—		—	—		—
	795,563	(3)	—		—	6.874	1/29/2026	—		—	—		—
	42,553	(4)	85,107	(4)	—	10.525	1/2/2030	—		—	—		—
	—		—		—	—	—	442,997	(6)	$6,091,209	—		—
	—		—		—	—	—	143,656	(7)	$1,975,270	—		—
	—		—		—	—	—	19,413	(8)	$266,929	—		—
	—		—		—	—	—	13,538	(9)	$186,148	—		—
	—		—		—	—	—	—		—	471,789	(10)	$6,487,099
	—		—		—	—	—	—		—	27,076	(11)	$ 372,295
Donald W. Rush	9,944	(3)	—		—	6.874	1/29/2026	—		—	—		—
	13,617	(4)	27,235	(4)	—	10.525	1/2/2030	—		—	—		—
	—		—		—	—	—	221,626	(6)	$3,047,358	—		—
	—		—		—	—	—	45,970	(7)	$632,088	—		—
	—		—		—	—	—	5,281	(8)	$72,614	—		—
	—		—		—	—	—	8,423	(9)	$115,816	—		—
	—		—		—	—	—	—		—	220,952	(10)	$3,038,090
	—		—		—	—	—	—		—	16,848	(11)	$231,660
Chad A. Griffith	10,136	(3)	—		—	6.874	1/29/2026	—		—	—		—
	8,170	(4)	16,341	(4)	—	10.525	1/2/2030	—		—	—		—
	—		—		—	—	—	143,616	(6)	$1,974,720	—		—
	—		—		—	—	—	27,582	(7)	$379,253	—		—
	—		—		—	—	—	1,214	(8)	$16,693	—		—
	—		—		—	—	—	6,017	(9)	$82,734
	—		—		—	—	—	—		—	137,871	(10)	$1,895,726
	—		—		—	—	—	—		—	12,034	(11)	$165,468
Olayemi Akinkugbe	367	(5)	—		—	31.289	1/26/2022	—		—	—		—
	4,862	(3)	—		—	6.874	1/29/2026	—		—	—		—
	3,782	(4)	7,566	(4)	—	10.525	1/2/2030	—		—	—		—
	—		—		—	—	—	88,740	(6)	$1,220,175	—		—
								12,770	(7)	$175,588
	—		—		—	—	—	427	(8)	$5,871
	—		—		—	—	—	4,512	(9)	$62,040	—		—
	—		—		—	—	—	—		—	93,011	(10)	$1,278,901
	—		—		—	—	—	—		—	9,026	(11)	$124,108

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Name (a)	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) (Exercisable) (b)		Number of Securities Underlying Unexercised Options (#) (Unexercisable) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#)(12) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1) (j)
Alexander J. Reyes	1,707	(5)			31.289	1/26/2022	—		—	—		—
	—		—	—	—	—	23,466	(6)	$322,658	—		—
	—		—	—	—	—	1,564	(9)	$21,505	—		—
	—		—	—	—	—	—		—	24,660	(10)	$339,075
	—		—	—	—	—	—		—	3,130	(11)	$43,038
(1)

The market values for PSUs, ESG PSUs and RSUs were determined by multiplying the closing market price per share for CNX common stock on December 31, 2021 ($13.75) by the number of shares relating to such awards.

(2)

Options granted February 29, 2012 that vested and became exercisable in three equal annual installments (subject to rounding) beginning on the first anniversary of the grant date.

(3)

Options granted January 29, 2016 that vested and became exercisable in three equal annual installments (subject to rounding) beginning on the first anniversary of the grant date.

(4)

Options granted January 2, 2020 that vest and become exercisable in three equal annual installments (subject to rounding) beginning on the first anniversary of the grant date.

(5)

Options granted on January 26, 2012 that vested and became exercisable in three equal annual installments (subject to rounding) beginning on the first anniversary of the grant date.

(6)

RSUs granted on January 31, 2019, January 2, 2020, and January 4, 2021 (as applicable) that vest in three equal annual installments (subject to rounding) beginning on the first anniversary of the grant date.

(7)

The portion of the PSU awards granted in 2020 related to the ASP metric, which vested on February 1, 2021, is based on the Corporation's ASP from January 4, 2021 through such date. These PSUs generally remain subject to continued employment for the remainder of the three-year period.

(8)

The performance period for the 2021 tranche of the 2019 PSU awards was January 1, 2021 through December 31, 2021. The amounts are based on actual performance results for the period and vested in January 2022 when the Compensation Committee certified performance.

(9)

The performance period for the 2021 tranche of the 2021 ESG PSU awards was January 1, 2021 through December 31, 2021. The amounts are based on actual performance results for the period and vested in January 2022 when the Compensation Committee certified performance.

(10)

The aggregate number of unvested PSUs for which the performance period had not lapsed as of December 31, 2021 (as applicable). The performance period for the PSU awards granted in 2021 is January 1, 2021 through December 31, 2023 and the performance period for the PSU awards granted in 2020 is January 1, 2020 through December 31, 2022: 50% cliff vest at the end of the performance period (assuming performance targets are met) and 50% vest if ASP is 25% or more, in the case of 2020 PSU awards, and 50% or more, in the case of 2021 PSU awards, above target for 20 consecutive trading days during such three-year period generally subject, in each case, to continued employment for such three-year period. On February 1, 2021, the 2020 PSUs related to the ASP metric vested based on the Corporation's ASP from January 4, 2021 through such date and generally remain subject to continued employment for the remainder of the three-year period. As such, this portion of the awards is included in column (g). The performance period for the PSU awards granted in 2019 is January 1, 2019 through December 31, 2023, vesting 20% per year (with the 2022 and 2023 tranches remaining outstanding). The performance period for the PSUs granted in 2018 is January 1, 2018 through December 31, 2022, vesting 20% per year (with the 2022 tranche remaining outstanding). The amounts presented for the 2021 PSU award are based on achieving performance goals at the target level. The amounts presented for the 2020 PSU award are based on achieving performance goals at the maximum level as to the TSR goal (the ASP portion of this award was earned on February 1, 2021 as described in footnote 7 above). The amounts presented for the 2019 PSU award (2022 and 2023 tranches) are based on achieving performance goals at the target level. The amounts presented for the 2018 PSU award (2022 tranche) are based on achieving performance goals at the threshold performance.

(11)

The aggregate number of unvested ESG PSUs for which the performance period had not lapsed as of December 31, 2021. The performance period for the ESG PSU awards granted in 2021 is January 1, 2021 through December 31, 2023, vesting one-third per year (with the 2022 and 2023 tranches remaining outstanding and included in this column). The ESG PSUs vest each year if both of the following environmental goals are met for the year: (i) reduce to and/or maintain a 0.07% methane intensity (production target) and (ii) reduce to and/or maintain a 0.06% methane intensity (midstream target). The amounts presented for the 2021 ESG PSU award (2022 and 2023 tranches) are based on achieving performance goals at the target level, and the earned amount of the 2021 ESG PSU award (2021 tranche) is described in footnote 9 above.

(12)

The performance period for the 2021 tranche of the 2017 PSU awards and the 2018 PSU awards was January 1, 2021 through December 31, 2021. There are no amounts set forth in the table, because threshold performance was not satisfied.

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Option Exercises and Stock Vested Table – 2021

The following table sets forth information concerning each exercise of CNX options and the vesting of RSUs and PSUs of CNX during the 2021 fiscal year.

Name	Option Awards		Stock Awards(1)
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Nicholas J. DeIuliis	—	—	335,192	$4,113,288
Donald W. Rush	—	—	73,899	$883,123
Chad A. Griffith	—	—	36,958	$436,120
Olayemi Akinkugbe	—	—	13,461	$155,241
Alexander J. Reyes	—	—	—	$—
(1)

Values include vesting of RSU awards granted in each of 2018 (third tranche), 2019 (second tranche), and 2020 (first tranche), as well as PSU awards granted in 2016 (2020 tranche only) and 2019 (2020 tranche only).

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Pension Benefits Table – 2021

The following table provides information with respect to each plan that provides for specified retirement payments or benefits, or payments or benefits that will be provided primarily following retirement, including benefits available under the CNX non-qualified defined benefit plans (which we refer to as the Supplemental Retirement Plan (“SERP”) and the New Restoration Plan), but excluding nonqualified defined contribution plans.

Name	CNX Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
Nicholas J. DeIuliis	Supplemental Retirement Plan	20		$15,192,162	—
Donald W. Rush	New Restoration Plan	—	(2)	$77,800	—
Chad A. Griffith	N/A	—		$—	—
Olayemi Akinkugbe	N/A	—		$—	—
Alexander J. Reyes	New Restoration Plan	—	(2)	$52,202(3)	—
(1)

The accumulated benefits included in this column were computed through December 31, 2021 using the assumptions stated in the financial statements included in Note 14 of the 2021 Annual Report. The table above excludes benefits relating to the Pension Plan, which was assumed by CONSOL Energy Inc. in connection with the Separation. As it relates to Mr. DeIuliis, the value shown assumes a normal retirement age of 65 for the SERP benefit, despite the fact that Mr. DeIuliis would not be eligible to receive the normal retirement benefit until 2033. If Mr. DeIuliis was to retire earlier, his benefit would be age reduced pursuant to the provisions of the SERP. The amounts shown were determined primarily using the interest rate assumptions and mortality assumptions (the latter for Mr. DeIuliis only) set forth in Note 14 of the 2021 Annual Report. Values may fluctuate significantly from year to year depending on several factors, including age, years of service, average annual earnings and the assumptions used to determine the present value, such as mortality and discount rate.

(2)

Years of service are not included as service is not a factor in the calculation of benefits for the New Restoration Plan.

(3)

Represents amounts earned during prior employment with CNX from 2006 to February 2020.

Understanding Our Pension Benefits Table

This section provides information regarding CNX’s retirement programs, which include the SERP and the New Restoration Plan.

Supplemental Retirement Plan

On December 5, 2006, the Board approved and adopted the SERP, effective January 1, 2007. Certain modifications were made to the SERP that became effective December 4, 2007. The SERP is designed primarily for the purpose of providing benefits for a select group of management and highly-compensated employees of CNX and its subsidiaries, and is intended to qualify as a “top hat” plan under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). We established the SERP to attract and retain persons that we considered to be important to our success by providing benefits that are not restricted by the statutory limitations imposed by the federal income tax laws. The SERP is an unfunded, unsecured obligation of CNX, the benefits of which will be paid from its general assets.

Certain named executives and other eligible individuals were the initial participants in the SERP. On September 9, 2009, the Board adopted amendments to the SERP to include certain employees of CNX Gas and to give service credit thereunder for service with CNX Gas to all participants in the plan who are or were employees of CNX Gas, including Mr. DeIuliis. The amendments to the SERP were consistent with the Corporation’s assumption of CNX Gas’s compensatory arrangements as part of the management reorganization that occurred in January 2009.

In September 2011, the Board authorized amendments to the SERP, which froze the plan effective December 31, 2011 for current and future CNX employees, except for certain officers (referred to hereafter as the “excepted employees”). After the applicable date, no existing participant or future CNX employee, other than the excepted employees, accrues benefits under the SERP, and no compensation or service is counted for purposes of calculating benefits thereunder. Frozen CNX participants’ years of service continue to accrue, solely for vesting purposes. Mr. DeIuliis is an excepted employee and, accordingly, continues to accrue benefits under the SERP.

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The Compensation Committee has reserved the right to terminate a participant’s participation in the SERP at any time. Additionally, if a participant’s employment is terminated or if a participant no longer meets basic eligibility standards, the participant’s participation in the SERP (and such person’s right to accrue any benefits thereunder) will terminate automatically. Final average compensation and years of service will be determined at such time.

The amount of each participant’s benefit under the plan as of age 65 (expressed as an annual amount) will be equal to 50% of “final average compensation” multiplied by the “service fraction,” as calculated on the participant’s date of employment termination with CNX. “Final average compensation” means the average of a participant’s five highest consecutive annual compensation amounts (annual base salary plus amounts received under the STIC) while employed by CNX or its subsidiaries. The “service fraction” means a fraction with a numerator equal to a participant’s number of years of service and a denominator of 20 and cannot exceed one.

The benefit described above will be reduced by a participant’s vested benefits (including benefits already paid or payable in the future (converted to an annual amount)) under: (i) the Pension Plan; (ii) the New Restoration Plan; and (iii) any other plan or arrangement providing retirement-type benefits, including arrangements with prior employers, to the extent service with such other employer or under such arrangement is credited under the SERP. As part of the Separation, the sponsorship of the Pension Plan was transferred to CONSOL Energy Inc., which now is an entity independent of CNX. As a result of the qualified plan transferring to CONSOL Energy Inc., the Compensation Committee eliminated the offsets for Mr. DeIuliis’ SERP calculation.

No benefit will be vested under the SERP until a participant has five years of service with CNX or its participating subsidiaries while the participant meets the applicable eligibility standards. For a description of the effect of termination or change in control upon benefits under the SERP, see “Understanding Our Change in Control and Employment Termination Tables and Information”.

Benefits under the SERP will be paid in the form of a life annuity with a guaranteed term of 20 years (which will be the actuarial equivalent of a single life annuity) commencing in the month following the later to occur of: (a) the end of the month following the month in which the participant turns age 50 or (b) the end of the month following the month in which the employment termination of a participant occurs. In the event the benefits commence prior to the participant’s standard retirement age, the benefit will be actuarially reduced as necessary (using assumptions specified in the Pension Plan).

New Restoration Plan (Frozen)

The New Restoration Plan was frozen in 2018. Prior to the freeze, eligibility for benefits under the New Restoration Plan was determined each calendar year (the “Award Period”). Participants whose sum of annual base pay as of December 31 and amounts received under the STIC or other annual incentive program earned for services rendered by the participant during the Award Period exceeded the compensation limits imposed by Section 401(a)(17) of the Code (up to $270,000 for 2017, the final year for which benefits were credited) were eligible for benefits under the New Restoration Plan for such period. The amount of each eligible participant’s benefit under the plan was equal to 9% times the annual base salary as of December 31 and amounts received under the STIC (or other annual incentive program earned for services rendered by the participant during the award period), less 6% times the lesser of (i) annual base salary as of December 31 or (ii) the compensation limit imposed by the Code for the award period ($270,000 for 2017).

The New Restoration Plan is an unfunded, unsecured obligation of CNX, the benefits of which will be paid from its general assets. The CNX employees that were eligible to continue participating and accruing benefits in the SERP after it froze were ineligible to participate in the New Restoration Plan. Mr. Rush, Mr. Reyes and other eligible individuals, are participants in the New Restoration Plan, but the plan is otherwise unavailable to new employees.

Benefits under the New Restoration Plan will be paid to the participants in the form of 240 equal monthly installments, with each installment equal to the value of the participant’s account at commencement divided by 240. Benefits commence in the month immediately following the later to occur of: the month (i) in which the participant turns age 60 or (ii) containing the six-month anniversary date of the participant’s separation from service.

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Potential Payments Upon Termination or Change in Control Tables

Except as otherwise indicated, the following narrative and tables set forth the potential payments and the value of other benefits that would vest or otherwise accelerate vesting at, following, or in connection with any termination, including, without limitation, retirement, termination not for cause, or a constructive termination of a named executive, or a “change in control” of CNX and/or CNX Gas, in the case of Mr. DeIuliis, or a change in the named executive’s responsibilities, as such scenarios are contemplated in the contracts, agreements, plans or arrangements described below.

For each currently employed named executive, the payments and benefits detailed in the tables below are in addition to any payments and benefits under our plans and arrangements that are offered or provided generally to all salaried employees on a non-discriminatory basis and any accumulated vested benefits for each named executive, including those set forth in the Pension Benefits Table – 2021, and any stock options vested as of December 31, 2021 (which are set forth in the Outstanding Equity Awards at Fiscal Year-End Table – 2021). The tables assume that employment termination and/or the change in control occurred on December 31, 2021 and a valuation of our common stock based on its closing market price per share on December 31, 2021 of $13.75 per share. The tables also assume that each named executive will take all action necessary or appropriate for such person to receive the maximum available benefit, such as execution of a release of claims and compliance with restrictive covenants described below.

A description of some elements of the plans, arrangements and agreements covered by the following tables and which provide for payments or benefits in connection with a termination of employment or change in control are also described under “Compensation Discussion and Analysis”. The footnotes to the tables describe the assumptions that were used in calculating the amounts described below.

Tables

NICHOLAS J. DEIULIIS*

Executive Benefits and Payments Upon Termination	Retirement(1)	Termination Not for Cause/ Reduction in Force(1)	Termination For Cause	Death	Disability(1)	Change in Control Termination(1)(2)
Compensation:
Base Salary	—	—	—	—	—	$2,000,000
Short-Term Incentive(3)	—	—	—	$960,000	—	$5,740,000
Severance Pay Plan(4)	—	$384,615	—	—	—	—
Long-Term Incentive Compensation:(5)(9)
Options: Unvested	$274,470	$274,470	—	$274,470	$274,470	$274,470
RSUs: Unvested	$6,091,209	$6,091,209	—	$6,091,209	$6,091,209	$6,091,209
PSUs: Unvested	$8,130,650	$8,130,650	—	$8,130,650	$8,130,650	$8,130,650
ESG PSUs: Unvested	$372,295	$372,295	—	$372,295	$372,295	$372,295
Benefits and Perquisites:
Outplacement service	—	—	—	—	—	$25,000
Continuation of medical/drug/dental benefits(6)	—	—	—	—	—	$46,934
401(k) payment	—	—	—	—	—	$43,500
Supplemental Retirement Plan(7)	—	—	—	—	—	$25,014,866
280G Tax Gross-up(8)	—	—	—	—	—	$19,345,782
TOTAL	$14,868,624	$15,253,239	—	$15,828,624	$14,868,624	$67,084,706
* Applicable footnotes follow the last table in this section of this Proxy Statement.

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DONALD W. RUSH*

Executive Benefits and Payments Upon Termination	Retirement	Termination Not for Cause/ Reduction in Force	Termination For Cause	Death	Disability	Change in Control Termination(2)
Compensation:
Base Salary	—	—	—	—	—	$660,000
Short-Term Incentive(3)	—	—	—	$264,000	—	$980,600
Severance Pay Plan(4)	—	$135,385	—	—	—	—
Long-Term Incentive Compensation:(5)(9)
Options: Unvested	—	$87,833	—	$87,833	$87,833	$87,833
RSUs: Unvested	—	$3,047,358	—	$3,047,358	$2,816,275	$3,047,358
PSUs: Unvested	—	$3,611,369	—	$3,611,369	$3,272,486	$3,611,369
ESG PSUs: Unvested	—	$231,660	—	$231,660	$231,660	$231,660
Benefits and Perquisites:
Outplacement service	—	—	—	—	—	$25,000
Continuation of medical/drug/dental benefits(6)	—	—	—	—	—	$28,160
401(k) payment	—	—	—	—	—	$26,100
New Restoration Plan	—	—	—	—	—	—
280G Tax Reduction(8)	—	—	—	—	—	$(2,615,111)
TOTAL	—	$7,113,605	—	$7,242,220	$6,408,254	$6,082,969
* Applicable footnotes follow the last table in this section of this Proxy Statement.

CHAD A. GRIFFITH*

Executive Benefits and Payments Upon Termination	Retirement	Termination Not for Cause/ Reduction in Force	Termination For Cause	Death	Disability	Change in Control Termination(2)
Compensation:
Base Salary	—	—	—	—	—	$525,000
Short-Term Incentive(3)	—	—	—	$210,000	—	$568,250
Severance Pay Plan(4)	—	$67,308	—	—	—	—
Long-Term Incentive Compensation:(5)(9)
Options: Unvested	—	$52,700	—	$52,700	$52,700	$52,700
RSUs: Unvested		$1,974,720	—	$1,974,720	$1,921,618	$1,974,720
PSUs: Unvested	—	$2,279,035	—	$2,279,035	$2,193,015	$2,279,035
ESG PSUs: Unvested	—	$165,468	—	$165,468	$165,468	$165,468
Benefits and Perquisites:
Outplacement service	—	—	—	—	—	$25,000
Continuation of medical/drug/dental benefits(6)	—	—	—	—	—	$27,741
401(k) payment	—	—	—	—	—	$26,100
New Restoration Plan	—	—	—	—	—	—
280G Tax Reduction(8)	—	—	—	—	—	$(2,466,785)
TOTAL		$4,539,231	—	$4,681,923	$4,332,801	$3,177,229
* Applicable footnotes follow the last table in this section of this Proxy Statement.

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OLAYEMI AKINKUGBE*

Executive Benefits and Payments Upon Termination	Retirement	Termination Not for Cause/ Reduction in Force	Termination For Cause	Death	Disability	Change in Control Termination(2)
Compensation:
Base Salary	—	—	—	—	—	$450,000
Short-Term Incentive(3)	—	—	—	$180,000	—	$434,500
Severance Pay Plan(4)	—	$103,846	—	—	—	—
Long-Term Incentive Compensation:(5)(9)
Options: Unvested	—	$24,400	—	$24,400	$24,400	$24,400
RSUs: Unvested		$1,220,175	—	$1,220,175	$1,201,475	$1,220,175
PSUs: Unvested	—	$1,454,489	—	$1,454,489	$1,427,044	$1,454,489
ESG PSUs: Unvested	—	$124,108	—	$124,108	$124,108	$124,108
Benefits and Perquisites:
Outplacement service	—	—	—	—	—	$25,000
Continuation of medical/drug/dental benefits(6)	—	—	—	—	—	$26,432
401(k) payment	—	—	—	—	—	$26,100
New Restoration Plan	—	—	—	—	—	—
280G Tax Reduction(8)	—	—	—	—	—	$(1,640,487)
TOTAL		$2,927,018	—	$3,003,172	$2,777,027	$2,144,717
* Applicable footnotes follow the last table in this section of this Proxy Statement.

ALEXANDER J. REYES*

Executive Benefits and Payments Upon Termination	Retirement	Termination Not for Cause/ Reduction in Force	Termination For Cause	Death	Disability	Change in Control Termination(2)
Compensation:
Base Salary	—	—	—	—	—	$450,000
Short-Term Incentive(3)	—	—	—	$180,000	—	$270,000
Severance Pay Plan(4)	—	$46,154	—	—	—	—
Long-Term Incentive Compensation:(5)(9)
Options: Unvested	—	—	—	—	—	—
RSUs: Unvested	—	$322,658	—	$322,658	$322,658	$322,658
PSUs: Unvested	—	$339,075	—	$339,075	$339,075	$339,075
ESG PSUs: Unvested	—	$43,038	—	$43,038	$43,038	$43,038
Benefits and Perquisites:
Outplacement service	—	—	—	—	—	$25,000
Continuation of medical/drug/dental benefits(6)	—	—	—	—	—	$28,160
401(k) payment	—	—	—	—	—	$26,100
New Restoration Plan	—	—	—	—	—	—
280G Tax Reduction(8)	—	—	—	—	—	$(170,949)
TOTAL	—	$750,925	—	$884,771	$704,771	$1,333,082
* Applicable footnotes follow the last table in this section of this Proxy Statement.

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(1)

Under the terms of Mr. DeIuliis’ 2019, 2020 and 2021 RSU and PSU award agreements, 2020 option award agreement, and 2021 ESG PSU award agreement, he would be entitled to amounts shown under Long-Term Incentive Compensation if he retired from the Corporation.

(2)

If a change in control occurred and the named executive’s employment did not terminate, the named executive would be entitled only to the payments and benefits shown under Long-Term Incentive Compensation. The narrative following these tables contains a description of events that constitute a change in control.

(3)

In the event of death, Messrs. DeIuliis, Rush, Griffith, Akinkugbe and Reyes would be entitled to the short-term incentive award if the Compensation Committee determined that such awards are not forfeited. The amounts shown in the event of death assume a target payout for 2021 in the case that the Compensation Committee makes such determination and that death occurs at year-end. In the event of a qualifying termination in connection with a change in control, each named executive, pursuant to his CIC Agreement, would be entitled to: (i) the relevant multiple (for Mr. DeIuliis, 2.5; and for Messrs. Rush, Griffith, Akinkugbe, Reyes, 1.5) of Incentive Pay (defined in each CIC Agreement as the greater of (a) the target STIC award for the current year and (b) the average of the STIC amounts paid to the individual for the three years prior to the year that includes the termination) and (ii) a pro-rated payment of his Incentive Pay based upon the length of service during the year in which the termination occurred. Assuming a maximum payout for 2021 and a change in control at year-end, each individual would receive, in addition to the amount shown in the table, the amounts set forth in the Grants of Plan-Based Awards – 2021 under the maximum amounts for non-equity incentive plan awards.

(4)

The Severance Pay Plan for Salaried Employees provides one week of severance for every year of service with a minimum of 8 weeks and up to a maximum of 25 weeks in the event that employment is involuntarily terminated because of a reduction in workforce. As of December 31, 2021, Messrs. DeIuliis, Rush, Griffith, Akinkugbe and Reyes were entitled to 25 weeks, 16 weeks, 10 weeks, 18 weeks, and 8 weeks, respectively, of severance.

(5)

The values for long-term incentive compensation represent the value of the unvested RSUs, PSUs, ESG PSUs and stock options, which would accelerate and vest depending on the termination event or change in control. The value of the unvested RSUs, PSUs, ESG PSUs and stock options was calculated using CNX's closing market price per share of $13.75 on December 31, 2021 (assumes target payout for the 2018 PSUs (as to the 2022 tranche for Mr. Griffith), the 2019 PSUs (as to the 2022 and 2023 tranches for Messrs. DeIuliis, Rush, Griffith and Akinkugbe), the 2020 PSUs (at to Messrs. DeIuliis, Rush, Griffith and Akinkugbe), the 2021 PSUs (for all named executives) and the 2021 ESG PSUs (for all named executives)). The 2021 tranche of each of the pre-2020 PSU awards and the 2021 ESG PSUs was not included because the performance period for such awards ended on December 31, 2021. With respect to Messrs. DeIuliis and Rush, the 2022 tranches of the 2018 PSU awards were not included because those PSUs vested with a change in control transaction that occurred in 2019 (although they continue to be subject to the attainment of the applicable performance goals).

(6)

In the event of a qualifying termination in connection with a change in control, as of December 31, 2021, Mr. DeIuliis, pursuant to his CIC Agreement, would be entitled to the continuation of medical, dental, and vision coverage for a period of 30 months, and Messrs. Rush, Griffith, Akinkugbe and Reyes would be entitled to 18 months.

(7)

In the event of a termination for cause, no benefit is payable. Benefits vest immediately in the event of termination due to disability, death or change in control. Further, the SERP pays an unreduced benefit in the event of incapacity retirement or disability, and accordingly, Mr. DeIuliis would receive $15,292,791 in such a case.

(8)

This calculation is an estimate for proxy disclosure purposes only. Note that actual payments for Messrs. Rush, Griffith, Akinkugbe and Reyes would be reduced pursuant to the terms of their CIC Agreements by the amounts shown in the above tables under “280G Tax Reduction.” Payments on an actual change of control may differ based on factors such as transaction price, timing of employment termination and payments, methodology for valuing stock options, changes in compensation, reasonable compensation analyses and the value of the covenant not to compete. Assumptions used in the Proxy Statement include:

•

Marginal federal, Pennsylvania state and FICA-HI (Medicare) tax rates of 37%, 3.07% and 2.35%, respectively;

•

Stock options are assumed to become fully vested and/or exercisable and are valued in accordance with Rev. Proc. 98-34 and Q&A 24(c) of Code Section 280G based on expected life of the option; and

•

We did not attribute any value to non-competition covenants or take the position that any part of the value of the performance-based equity and long-term incentive plans provided to the applicable named executive was reasonable compensation for services prior to the change of control, which would have reduced the estimated excise tax gross-up payment, if any.

(9)

The amounts shown assume the Compensation Committee exercised its discretion in connection with a termination without cause and vested the awards. Note that only the 2019 RSUs include an accelerated vesting term related to a reduction in force.

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Understanding Our Change in Control and Employment Termination Tables and Information

This section provides information regarding the following CNX agreements and/or programs which provide for benefits to be paid to named executives in connection with employment termination and/or a change in control of the Corporation or, with respect to Mr. DeIuliis, CNX Gas: CIC Agreements; stock options; RSUs; PSUs; ESG PSUs; Supplemental Retirement Plan; New Restoration Plan; and Severance Pay Plan for Salaried Employees.

Change in Control Agreements

As of December 31, 2021, Messrs. Rush, Griffith, Akinkugbe and Reyes each had CIC Agreements with CNX, and Mr. DeIuliis had a CIC Agreement with CNX and CNX Gas. The CIC Agreements provide severance benefits to our named executives if they are terminated (i) after, or in connection with, a CNX change in control (as described below) (and/or, in the case of Mr. DeIuliis, a CNX Gas change in control (as described below)) by CNX (and/or by CNX Gas, in the case of Mr. DeIuliis) for any reason other than cause (as defined below), death or disability (as defined below), that occurs not more than three months prior to or within two years after, a CNX change in control (and/or a CNX Gas change in control, in the case of Mr. DeIuliis), or is requested by a third party initiating the CNX change in control (and/or the CNX Gas change in control, in the case of Mr. DeIuliis) or (ii) within the two-year period after a CNX change in control (and/or a CNX Gas change in control, in the case of Mr. DeIuliis), if he is “constructively terminated” (as defined below).

Under the two circumstances described above, as of December 31, 2021, the named executives would be entitled to receive:

●

a lump sum cash payment equal to a multiple of base pay plus a multiple of short-term incentive pay (the multiple, in each case, for Mr. DeIuliis, 2.5; and for Messrs. Rush, Griffith, Akinkugbe and Reyes, 1.5);

●

a pro-rated payment of his short-term incentive pay for the year in which his termination of employment occurs;

●

for a specified period (for Mr. DeIuliis, 30 months; and for Messrs. Rush, Griffith, Akinkugbe and Reyes, 18 months), the continuation of medical, dental, and vision coverage (or monthly reimbursements in lieu of continuation);

●

a lump sum cash payment equal to the total amount that the executive would have received under the 401(k) plan as a match if he was eligible to participate in the 401(k) plan for a specified period after his termination date (for Mr. DeIuliis, 30 months; and for Messrs. Rush, Griffith, Akinkugbe and Reyes, 18 months) and he contributed the maximum amount to the plan for the match;

●

a lump sum cash payment equal to the difference between the present value of his accrued pension benefits at his termination date under the qualified defined benefit plan (which, as described in the “Pension Benefits Table – 2021” section, is now sponsored by CONSOL Energy Inc.), and (if eligible) any plan or plans providing nonqualified retirement benefits and the present value of the accrued pension benefits to which the executive would have been entitled under the pension plans if he had continued participation in those plans for a specified period after his termination date (for Mr. DeIuliis, 30 months; and for Messrs. Rush, Griffith, Akinkugbe and Reyes, 18 months).

●

a lump sum cash payment of $25,000 in order to cover the cost of outplacement assistance services and other expenses associated with seeking other employment; and

●

any amounts earned, accrued or owing but not yet paid as of his termination date, payable in a lump sum, and any benefits accrued or earned in accordance with the terms of any applicable benefit plans and programs.

In addition, upon a CNX change in control (and/or a CNX Gas change in control, in the case of Mr. DeIuliis) all equity awards granted to each of the named executives will become fully vested and/ or exercisable on the date the change in control occurs and all stock options or stock appreciation rights will remain exercisable for the period set forth in the applicable award agreement. If it is determined that any payment or distribution to Mr. DeIuliis (who entered into his CIC Agreement prior to 2009) only would constitute an “excess parachute payment” within the meaning of Section 280G of the federal income tax laws, he would be entitled to an additional amount, subject to certain limitations, such that the net amount retained by him after deduction of any excise tax imposed under Section 4999 of the federal income tax laws, and any tax imposed upon the gross-up payment, will be equal to the excise tax on the payment. Since 2009, CNX has not included any gross-up provisions in its CIC Agreements.

In the case of Messrs. Rush, Griffith, Akinkugbe and Reyes, the provisions of their CIC Agreements provide that in the event that any payment or distribution by CNX would constitute an “excess parachute payment” within the meaning of Section 280G, CNX will limit such payments to an amount below the excess parachute payment amount, such that there will not be any excise tax on such payments.

The CIC Agreements contain confidentiality, non-competition and non-solicitation obligations. The named executives have each agreed not to compete with the business for one year, or to solicit employees for two years, following a termination of employment, when such executive is receiving severance benefits under a CIC Agreement.

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No payments are made or benefits provided under the CIC Agreements unless the executive executes, and does not revoke, a written release of any and all claims (other than for entitlements under the terms of the agreement or which may not be released under the law).

“Cause,” under the CIC Agreements, is a determination by the Board (or the CNX Gas Board in the case of Mr. DeIuliis) that the executive has:

(a)

been convicted of, or has pleaded guilty or nolo contendere to, any felony or any misdemeanor involving fraud, embezzlement or theft; or

(b)

wrongfully disclosed material confidential information of the Corporation or any subsidiary (including CNX Gas), has intentionally violated any material express provision of the Corporation’s code of conduct for executives and management employees (as then in effect) or has intentionally failed or refused to perform any of his material assigned duties for the Corporation (or CNX Gas in the case of Mr. DeIuliis), and any such failure or refusal has been demonstrably and materially harmful to the Corporation (or CNX Gas, in the case of Mr. DeIuliis).

Notwithstanding the foregoing, the executive will not be deemed to have been terminated for “cause” under clause (b) above unless the majority of the members of the Board (or the CNX Gas Board, in the case of Mr. DeIuliis) plus one member of such board, find that, in its good faith opinion, the executive has committed an act constituting “cause,” and such resolution is delivered in writing to the executive.

A “change in control” under the CIC Agreements means the occurrence of any of the following events (for purposes of this section, with respect to Mr. DeIuliis, where applicable, references to the “Corporation” also include the Corporation’s subsidiary, CNX Gas; references to the “Board” also include the CNX Gas Board; references to “shareholders of the Corporation” also include shareholders of CNX Gas and references to “voting stock” also include securities of CNX Gas):

(i)

the acquisition by any individual, entity or group of beneficial ownership of more than 25% of the combined voting power of the then outstanding voting stock of the Corporation; provided, however, that the following acquisitions will not constitute a change in control: (A) any issuance of voting stock of the Corporation directly from the Corporation that is approved by the then incumbent Board, (B) any acquisition by the Corporation (or any subsidiaries) of voting stock of the Corporation, (C) any acquisition of voting stock of the Corporation by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any subsidiary of the Corporation, (D) any acquisition of voting stock of the Corporation by an underwriter holding securities of the Corporation in connection with a public offering thereof, or (E) any acquisition of voting stock of the Corporation by any person pursuant to a transaction that complies with clauses (A), (B) and (C) of (iii) below; or

(ii)

individuals who constitute the Board as of the agreement date (or in the case of M. DeIuliis, individuals who constitute the CNX Gas Board other than at a time when the Corporation and/or its subsidiaries beneficially own more than 50% of the total voting stock of CNX Gas) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Corporation’s shareholders (or CNX Gas’s shareholders, in the case of Mr. DeIuliis) was approved by a vote of at least two-thirds of the directors then comprising the incumbent Board are deemed to have then been a member of the incumbent Board, but excluding any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

(iii)

consummation of a reorganization, merger or consolidation of the Corporation or a direct or indirect wholly owned subsidiary of the Corporation, a sale or other disposition of all or substantially all of the assets of the Corporation, or other transaction involving the Corporation, unless, in each case, immediately following such transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners of voting stock of the Corporation immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the combined voting power or securities of the then outstanding shares of voting stock or securities of the entity resulting from such transaction or any direct or indirect parent corporation thereof, (B) no person other than the Corporation beneficially owns 25% or more of the combined voting power of the then outstanding shares of voting stock of the entity resulting from such transaction or any direct or indirect parent corporation thereof and (C) at least a majority of the members of the Board of the entity resulting from such transaction or any direct or indirect parent corporation thereof were members of the incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such transaction;

(iv)

approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation, except pursuant to a transaction that complies with clauses (A), (B) and (C) of (iii) above; or

(v)

in the case of Mr. DeIuliis’ CIC Agreements, other than a time when CNX and/or its subsidiaries beneficially own less than 50% of the total voting stock of CNX Gas, a CNX change in control (as described in clauses (i) through (iv) above).

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A “constructive termination” means:

●

a material adverse change in position;

●

a material reduction in annual base salary or target bonus or a material reduction in employee benefits;

●

material adverse change in circumstances as determined in good faith by the executive, including a material change in the scope of business or other activities for which the executive was responsible for prior to the change in control, which has rendered the executive unable to carry out, has materially hindered his performance of, or has caused him to suffer a material reduction in, any of the authorities, powers, functions, responsibilities or duties attached to the position he held immediately prior to the change in control, as determined by him;

●

the liquidation, dissolution, merger, consolidation or reorganization of the Corporation (or CNX Gas, in the case of Mr. DeIuliis) or transfer of substantially all of CNX’s (or CNX Gas’s, in the case of Mr. DeIuliis) business or assets unless the successor assumes all duties and obligations of the Corporation (or CNX Gas, in the case of Mr. DeIuliis) under the applicable CIC Agreement; or

●

the relocation of the executive’s principal work location to a location that increases his normal commute by 50 miles or more or that requires travel increases by a material amount.

Stock Options

Options generally vest over a three-year period from the date of grant. In the event that a named executive’s employment with the Corporation (including any affiliate of the Corporation) is terminated for “cause” (as defined in our Equity and Incentive Compensation Plan) or the named executive breaches non-competition or proprietary information covenants (see description below), then any stock option (whether vested or unvested) that is granted to the named executive will be cancelled and forfeited in its entirety on the date of termination of employment or breach of covenant, as applicable. In addition, any stock option exercised during the six-month period prior to such termination of employment or breach of covenant, as applicable, will be rescinded, and the named executive will be required to pay to the Corporation within 10 days an amount in cash equal to the gain realized by the exercise of the stock option.

In the event that the named executive’s employment is terminated voluntarily or by the Corporation without “cause” (as defined in our Equity and Incentive Compensation Plan), the non-vested portion of any stock option will be deemed cancelled on the termination date and the vested portion, if any, of the stock option as of the date of such termination will remain exercisable until the expiration date.

In the event that employment with the Corporation (including any affiliate) is terminated without cause and after a decision that such termination qualifies for special vesting treatment, the non-vested portion of a stock option will continue to vest and become exercisable in accordance with the vesting schedule set forth in the award agreement, and will remain exercisable until the expiration date. In the event that the named executive’s employment is terminated by reason of death or due to “disability” (as defined in our Equity and Incentive Compensation Plan), or in the case of Mr. DeIuliis, retirement, the non-vested portion of the stock option will vest in its entirety immediately and will remain exercisable until the expiration date.

RSUs

RSUs generally vest over a three-year period from the date of grant. In the event that a named executive’s employment with the Corporation (including any affiliate of the Corporation) is terminated for “cause” (as defined in our Equity and Incentive Compensation Plan) or the named executive breaches non-competition or proprietary information covenants (see description below), then RSUs (whether vested or unvested) that are granted to the named executive will be canceled and forfeited in their entirety on the date of termination of employment or breach of covenant, as applicable. In addition, if employment is terminated for cause or the named executive breaches the non-competition or proprietary information covenants (see below), then, in addition to awards being canceled with respect to any unvested shares, the named executive will also forfeit all of his right, title and interest in and to any shares which have vested under existing awards and which are held by him at that time. In addition, to the extent a named executive has sold any of his vested shares within the six-month period ending with the date of the named executive’s termination for cause or breach of the non-competition or proprietary information covenants or at any time thereafter, then the named executive will be required to repay to the Corporation, within 10 days after receipt of written demand from the Corporation, the cash proceeds received upon each such sale, provided the demand is made by the Corporation within one year after the date of such sale.

In the event that the named executive’s employment is terminated voluntarily or by the Corporation without “cause” (as defined in our Equity and Incentive Compensation Plan), the non-vested portion of RSU awards will be deemed canceled on the termination date. In the event that employment with the Corporation (including any affiliate) is terminated without cause and after a decision that such termination qualifies for special

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vesting treatment, the non-vested portion of an RSU award will vest. In the event that the named executive’s employment is terminated by reason of death or due to “disability” (as defined in our Equity and Incentive Compensation Plan), or in the case of Mr. DeIuliis, retirement, the non-vested portion of the RSU award will vest.

In the event employment is terminated because of a reduction in force as specified and implemented by the Corporation under the terms of the 2019 RSU awards, the named executive will not be subject to the non-competition and certain non-solicitation provisions contained in the award agreement.

PSUs and ESG PSUs

PSUs and ESG PSUs generally vest over a three-year or five-year period. The PSU and ESG PSU awards also include special vesting provisions in connection with certain employment termination circumstances.

For the PSUs and the ESG PSUs, in the event the named executive’s employment with the Corporation (or an affiliate) is terminated (i) on account of death or disability, (ii) by action taken by the Corporation (including any affiliate) without cause and after a decision that such termination without cause qualifies for special vesting treatment, or (iii) in the case of Mr. DeIuliis, retirement (a “Qualifying Separation”), the named executive will be entitled to retain the awards and receive payment therefore, to the extent earned and payable; provided, however, for 2018 and 2019 PSU awards in the event of termination due to disability, the named executive will only be entitled to retain a prorated portion of the PSUs determined at the end of the performance period, based on the ratio of the number of complete months that the named executive worked in the performance period.

If the named executive’s employment with the Corporation (or an affiliate) is terminated for any other reason, including by the named executive voluntarily, or by the Corporation (including an affiliate) with or without cause (other than in connection with a Qualifying Separation), the PSUs and ESG PSUs awarded to the named executive will be cancelled and forfeited.

Equity and Incentive Compensation Plan Definitions

The following definitions and provisions are set forth in our Equity and Incentive Compensation Plan.

“Cause” is defined, unless otherwise defined in the applicable award agreement, as a determination by the Compensation Committee that a person has committed an act of embezzlement, fraud, dishonesty or breach of fiduciary duty to the Corporation, deliberately and repeatedly violated the rules of the Corporation or the valid instructions of the Board or an authorized officer of the Corporation, made any unauthorized disclosure of any of the material secrets or confidential information of the Corporation, or engaged in any conduct that could reasonably be expected to result in material loss, damage or injury to the Corporation.

“Disability” is defined, unless otherwise defined in the applicable award agreement, as an award recipient’s inability, because of physical or mental incapacity or injury (that has continued for a period of at least 12 consecutive calendar months) to perform for the Corporation or an affiliate of the Corporation substantially the same services as he or she performed prior to incurring the incapacity or injury.

“Retirement” is defined in Mr. DeIuliis’ award agreements to mean attainment of age 50 and completion of 20 or more years of continuous service with the Corporation and its affiliates, other than a termination of employment for cause (as such term is defined in the Equity and Incentive Compensation Plan).

Change in Control and Restrictive Covenant Provisions – Options, RSUs, PSUs, and ESG PSUs

All CNX options, RSU, PSU and ESG PSU awards, whether or not vested, vest upon a change in control, which is defined under our Equity and Incentive Compensation Plan as (unless otherwise defined in the applicable award agreement) the earliest to occur of:

●

any one person (other than the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, and any corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of Corporation stock), or more than one person acting as a group, is or becomes the beneficial owner of shares that, together with the shares held by that person or group, possess more than 50% of the total fair market value or total voting power of the Corporation’s shares;

●

a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

●

the sale of all or substantially all of the Corporation’s assets.

However, in the event the accelerated vesting of the awards, either alone or together with any other payments or benefits to which the named executive may otherwise become entitled from the Corporation in connection with the “change in control” would, in the Corporation’s good faith opinion, be deemed to

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be a parachute payment under Section 280G of the Code (or any successor provision), then, unless any agreement between the named executive and the Corporation provides otherwise, the number of shares which vest on this accelerated basis will be reduced to the extent necessary to ensure, in the Corporation’s good faith opinion, that no portion of the accelerated award will be considered such a parachute payment.

All CNX options, RSU, PSU and ESG PSU awards contain a covenant regarding confidential information and trade secrets, pursuant to which the recipient must agree, at any time during or after his or her employment with the Corporation, not to disclose or use for his or any other person or entity’s own benefit or purposes, other than the Corporation and its affiliates, any proprietary confidential information or trade secrets, which are unique to the Corporation and not generally known to the industry or the public (except as otherwise provided therein). In addition, upon termination with the Corporation for any reason, the award recipient must immediately return all materials relating to the business of the Corporation and its affiliates, excluding personal notes, notebooks and diaries, and may not retain or use for such person’s own account at any time any trade names, trademarks or other proprietary business designations used or owned in connection with the business of the Corporation or its affiliates.

With respect to outstanding PSUs (including ESG PSUs), upon a change in control, the applicable performance goals will be deemed to have been achieved on such date, with the value of such awards to be settled on the closing date of the change in control transaction; provided, however, that in the event of a change in control, the awards may be settled in cash and/or securities or other property.

Supplemental Retirement Plan

If a participant’s employment with CNX or any subsidiary terminates for “cause” (which is defined in the Supplemental Retirement Plan to include a violation of any non-solicitation, non-competition or non-disclosure provision contained in any agreement entered into by and between a participant and CNX or any subsidiary), no benefits will be payable under the Supplemental Retirement Plan. Additionally, each participant agrees by participating in the Supplemental Retirement Plan that within ten (10) days after the date we provide the participant with a notice that there has occurred a termination on account of “cause,” the participant will pay to us in cash an amount equal to any and all distributions paid to or on behalf of such participant under the Supplemental Retirement Plan within the six (6) months prior to the date of the earliest breach. A forfeiture of Supplemental Retirement Plan benefits will also occur for certain “cause” events even if the event does not occur or is not discovered until after any termination of employment. Benefits under the Supplemental Retirement Plan will immediately vest upon death or disability of a participant or upon a “change in control” (as described below).

Further, the participant will be entitled to receive the vested benefits in a lump sum payment if the participant’s employment is terminated after, or in connection with, a “change of control” (as defined in the Supplemental Retirement Plan) on account of: (i) an involuntary termination associated with a change in control within the two (2) year period after the change in control, or (ii) a termination by CNX other than for cause or due to the participant’s death or disability that (A) occurs not more than three (3) months prior to the date on which a “change in control” occurs or (B) is required by a third party who initiates a change in control.

The benefit will be calculated as if the participant terminated on the date of the change in control, but the participant will be considered only for purposes of applying the appropriate actuarial reduction to have a minimum age of 55 and a minimum of 20 years of credited service. Additional service credit will also be provided for the term of any payments under a participant’s CIC Agreement, if any, with the Corporation. See “Understanding our Pension Benefits Table” for more information regarding the Supplemental Retirement Plan.

New Restoration Plan

The New Restoration Plan was frozen for future benefit credits effective July 1, 2018. If a participant’s employment terminates on account of “cause” (as defined in the New Restoration Plan), no benefits will be payable. Additionally, each participant agrees by participating in the New Restoration Plan that within ten (10) days after the date we provide the participant with a notice that there has occurred a termination on account of “cause”, the participant will pay to us in cash an amount equal to any and all distributions paid to or on behalf of such participant under the New Restoration Plan within the six (6) months prior to the date of the earliest breach. A forfeiture of New Restoration Plan benefits will also occur for certain “cause” events even if the event does not occur or is not discovered until after any termination of employment.

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Severance Pay Plan for Salaried Employees

Eligible employees of CNX are entitled to receive benefits under the Severance Pay Plan immediately upon completion of one year of continuous service with CNX. Pursuant to the terms of the Severance Pay Plan, upon an involuntary termination that is part of a workforce reduction, the employee is entitled to one week’s compensation for each completed full year of continuous service, up to a maximum of 25 weeks’ compensation, subject to the Severance Pay Plan’s reemployment provisions described below. Benefits under the Severance Pay Plan do not apply where the employee is terminated for “cause” (as defined in the Severance Pay Plan) or resigns, or where such employee’s employment ends in connection with the sale of stock or part of the CNX assets and the employee is offered employment by the purchaser (or its affiliate) of the stock or all or substantially all of the CNX assets.

Calculation of the one week’s compensation is made on the basis of straight time pay (excluding any bonus or overtime compensation) for such employee’s permanently assigned position. In addition to severance benefits, employees are granted any vacation pay to which they are entitled. Employees with less than one year of service are paid only up to and including the date of termination. In the event that the terminated employee is re-employed as a full-time employee before the severance pay period has expired, the employee shall reimburse CNX for the amount of severance benefits which relate to the unexpired period. If the employee was granted vacation pay, the employee may, at his or her option, remit the vacation pay to CNX and schedule a later vacation at a time mutually agreed upon with CNX.

Employees will not be entitled to severance under this Severance Pay Plan unless and until such employee executes, and does not revoke, a release, deemed satisfactory by CNX, waiving any and all claims against CNX, its affiliates and subsidiaries and all related parties.

2021 Pay Ratio Information

2021 Pay Ratio

The SEC requires disclosure of the annual total compensation of our President and CEO, Mr. DeIuliis, the annual total compensation of our “median employee” (determined by excluding our President and CEO), and the ratio of their respective annual total compensation to each other (in each case, with annual total compensation calculated in accordance with SEC rules applicable to the Summary Compensation Table). For fiscal year 2021, the values are as follows:

●

Mr. DeIuliis’ annual total compensation – $8,572,755

●

Median employee’s annual total compensation – $160,365

●

Ratio of Mr. DeIuliis’ annual total compensation to the median employee’s annual total compensation – 53:1

Pay Ratio Methodology

SEC rules allow CNX to select a methodology for identifying the median employee in a manner that is most appropriate, based on CNX’s size, organizational structure, and compensation plans, policies, and procedures.

The methodology used to identify the median employee for the 2021 pay ratio was a full-time, salaried employee who was selected using base salary and target bonus payout under the STIC, which were applied consistently across CNX’s entire employee population for the trailing 12-month period preceding December 1, 2021 (excluding our CEO). We believe that these elements reasonably reflect the annual compensation of our general employee population.

In determining the median employee, CNX did not use any of the exemptions permitted under SEC rules. Similarly, CNX did not rely on any material assumptions, adjustments or estimates in order to identify the median employee or to determine annual total compensation or any elements of annual total compensation for that employee or Mr. DeIuliis.

Once we identified our median employee, we calculated the median employee’s annual total compensation, as described above, for purposes of developing the comparison of Mr. DeIuliis’ annual total compensation to such median employee’s annual total compensation.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that certain of our officers, our directors and persons who beneficially own more than 10% of a registered class of our equity securities file reports of initial ownership and changes in ownership with the SEC. The SEC has established specific due dates for these reports, and we are required to disclose in this Proxy Statement any known late filings or failures to file. Based solely on our review of Section 16 reports filed electronically with the SEC and written representations from certain reporting persons, we believe that during 2021, all Section 16(a) filing requirements applicable to those officers, directors and 10% shareholders were satisfied, except that one Form 4 filing for each of Messrs. DeIuliis, Rush, Griffith and Akinkugbe reporting one transaction regarding the disposition of shares to cover tax withholding in connection with the vesting of RSUs previously granted to each such officer was filed one day late on January 6, 2021 due to a delay in the receipt of certain data from a third party.

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Accountants and Audit Committee

Audit Committee Report

The Audit Committee has reviewed and discussed with management of CNX and EY, the independent registered public accounting firm serving as the independent auditor of the Corporation for the fiscal year ended December 31, 2021, the audited financial statements of the Corporation for the fiscal year ended December 31, 2021 (the “Audited Financial Statements”). In addition, we have discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee also has received the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with that firm its independence from the Corporation and its subsidiaries. The Committee also discussed with management of the Corporation and EY such other matters and received such assurances from them as the Committee deemed appropriate.

Management is responsible for the Corporation’s internal controls and the financial reporting process. EY is responsible for performing an independent audit of CNX’s financial statements and of its internal control over financial reporting in accordance with generally accepted auditing standards and issuing reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Based on the foregoing review and discussions with management and a review of the report of EY with respect to the Audited Financial Statements and the other matters described above, and relying thereon, the Audit Committee has recommended to the Board the inclusion of the Audited Financial Statements in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.

Members of the Audit Committee:

Bernard Lanigan, Jr., Chair

Ian McGuire

William N. Thorndike, Jr.

The foregoing Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of CNX under the Securities Act or the Exchange Act, except to the extent that the Corporation specifically incorporates the Audit Committee Report by reference therein.

Independent Registered Public Accounting Firm

EY was the independent registered public accounting firm selected by the Corporation’s Audit Committee as the independent auditor for the fiscal years ended December 31, 2021 and December 31, 2020.

The following table presents fees billed for professional audit services rendered by EY in connection with its audits of CNX’s annual financial statements for the years ended December 31, 2021 and December 31, 2020 and fees for other services rendered by EY during those periods.

	2020	2021
Audit Fees(1)	$1,935,785	$1,597,088	(2)
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees(3)	$5,590	$4,190
TOTAL	$1,941,375	$1,601,278
(1)

Fees for audit services include fees associated with the annual audit, including the audit of internal control over financial reporting, the reviews of the Corporation’s quarterly reports on Form 10-Q and also include fees associated with comfort letters issued in conjunction with certain of the Corporation’s capital markets transactions.

(2)

Includes $397,222 for audit fees related to CNXM.

(3) Fees were for a subscription to EY's GAAIT service, an electronic accounting and research tool offered by EY.

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Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm. Under the policy, proposed services may require specific pre-approval by the Audit Committee or alternatively, may be generally pre-approved without consideration of specific case-by-case services. In either case, the Audit Committee must consider whether such services are consistent with SEC rules on auditor independence. The policy allows for certain enumerated services to be generally pre-approved for a period of 12 months, including integrated audits of financial statements and internal controls, services associated with periodic reports or SEC registration statements, and services related to compliance with financial, accounting or regulatory matters. Services that fall outside the generally pre-approved categories are required to be specifically approved, on a case-by-case basis, by the Audit Committee. The Chair of the Audit Committee is authorized to pre-approve services on behalf of the Audit Committee, provided that any such pre-approval decisions are presented to the full Audit Committee at the next scheduled meeting.

All the services related to audit fees and all other fees performed by EY during fiscal years 2020 and 2021 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee.

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Proposal No. 2:
Ratification of the Anticipated Appointment of Ernst & Young LLP as CNX’s Independent Auditor for the Fiscal Year Ending December 31, 2022

The Audit Committee anticipates appointing EY as the independent registered public accounting firm to serve as the independent auditor for CNX for the fiscal year ending December 31, 2022. The Audit Committee recommends that the shareholders of CNX ratify this anticipated appointment.

If the shareholders of CNX do not ratify the anticipated appointment of EY as the independent registered public accounting firm to serve as the independent auditor for the fiscal year ending December 31, 2022, this appointment will be reconsidered by the Audit Committee, including whether it should appoint an alternative independent auditor. Even if the appointment is ratified, the Audit Committee may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines such a change would be in the best interests of the Corporation and our shareholders.

Representatives of EY are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Board of Directors Unanimously Recommends that You Vote “FOR” the Ratification of the Anticipated Appointment of EY as CNX’s Independent Auditor for the Fiscal Year Ending December 31, 2022.

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Proposal No. 3:
Advisory Approval of CNX’s 2021 Named Executive Officer Compensation

Pursuant to Section 14A of the Exchange Act, the Corporation is required to provide its shareholders with the opportunity to cast a non-binding advisory vote on compensation paid to our named executives. At our 2011 and 2017 annual meetings of shareholders, our shareholders voted to conduct this advisory vote on an annual basis (with the next one occurring in 2023), which we will continue to do until the next vote on the frequency of holding our advisory say-on-pay votes in 2023.

As described in detail in “Compensation Discussion and Analysis,” our executive compensation program is designed to attract, motivate and retain key executives who drive our success and industry leadership. We achieve these objectives through compensation that:

●

links a significant portion of total compensation to performance, which we believe will create long-term shareholder value;

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consists primarily of stock-based compensation, which encourages our named executives to act as owners of the Corporation;

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is tied to overall corporate performance, financial and operational goals (annual and long-term);

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enhances retention in a highly competitive market by subjecting a significant portion of total compensation to multi-year vesting or performance conditions;

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discourages unnecessary and excessive risk-taking; and

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provides a competitive total pay opportunity.

The Compensation Committee continually reviews the compensation programs for our executive officers to ensure they achieve the desired goal of aligning our executive compensation structure with our shareholders’ interests and current market practices. Please read “Compensation Discussion and Analysis”, which describes the Corporation’s executive compensation program and the decisions made by the Compensation Committee in 2021 in more detail, including information about the fiscal year 2021 compensation paid to our named executives.

CNX has a consistent record of delivering solid financial results for our shareholders. For a discussion of the Corporation’s significant achievements in 2021, see the “Business/Strategic Higlights” section in this Proxy Statement. We believe that our executive compensation programs have played a material role in our ability (i) to drive the strong financial results described in “Compensation Discussion and Analysis” and (ii) to attract and retain a highly experienced, successful team to manage the Corporation.

We are asking our shareholders to indicate their support for the compensation paid to our named executives in 2021 as described in this Proxy Statement (including the Compensation Discussion and Analysis, the compensation tables and other related compensation disclosures required by Regulation S-K Item 402 and contained herein). This proposal is intended to give our shareholders the opportunity to express their views on the compensation paid to our named executives in 2021. This vote is not intended to address any specific item of compensation, but rather the overall compensation paid to our named executives, and the philosophy, policies and practices described in this Proxy Statement.

Accordingly, we ask our shareholders to vote “FOR,” on an advisory basis, the compensation paid to our named executives in 2021, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, and to adopt the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Corporation’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” compensation tables and narrative discussion, is hereby APPROVED.”

As an advisory vote, your vote will not be binding on the Corporation, the Board or the Compensation Committee. However, our Board and our Compensation Committee, which is responsible for designing and administering the Corporation’s executive compensation program, value the opinions of our shareholders and to the extent there is any significant vote against the compensation paid to our named executives in 2021, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors Unanimously Recommends that You Vote “FOR” the Advisory Approval of the Compensation Paid to our Named Executive Officers in 2021, as Disclosed in this Proxy Statement, Pursuant to the Compensation Disclosure Rules of the SEC.

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Securities Authorized for Issuance under the CNX Equity and Incentive Compensation Plan

The following table summarizes the Corporation’s equity compensation plan information as of December 31, 2021.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	8,227,513	(1)	$12.72	(2)	12,140,450
Equity compensation plans not approved by security holders	—		—		—
TOTAL	8,227,513	(1)	$12.72	(2)	12,140,450
(1)

Of this total, 2,990,094 shares are subject to outstanding stock options, 2,352,154 shares are subject to outstanding RSUs (including deferred RSUs), 93,702 shares are subject to outstanding DSUs, and 2,791,563 shares are subject to outstanding PSUs (assuming maximum payout), including ESG PSUs.

(2)

The weighted-average exercise price does not take into account the RSUs, DSUs, PSUs (including ESG PSUs), as such awards have no exercise price.

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Information about the Annual Meeting

Virtual Format

We have decided to host a completely virtual Annual Meeting again this year. We continue to deploy the virtual format to:

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facilitate and increase shareholder attendance and participation by enabling shareholders to participate fully and equally from any location around the world, at no cost (historically, we have had little to no attendance by our shareholders at our in-person annual meetings);

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increase our ability to engage with shareholders, regardless of their size, resources or physical location;

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be mindful of the enhanced desire of our shareholders to participate virtually to help mitigate the impacts of the COVID-19 pandemic;

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provide for cost-savings to the Corporation and our shareholders; and

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make our Annual Meeting more environmentally friendly and sustainable.

Attendance and Participation

Our completely virtual Annual Meeting will be conducted on the internet via live webcast. We have designed the virtual Annual Meeting to provide shareholders substantially the same opportunities to participate as if the Annual Meeting were held in person. You will be able to attend and participate in the Annual Meeting online and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/CNX2022. You also will be able to vote your shares electronically online during the Annual Meeting (other than shares held through the 401(k) plan, which must be voted prior to the Annual Meeting).

All shareholders of record as of March 8, 2022 (the Record Date), or their duly appointed proxies, may attend and participate in the Annual Meeting. To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials (the “Notice”), on your proxy card or voting instruction card, or on the instructions that accompanied your proxy materials. The Annual Meeting webcast will begin promptly at 10:00 a.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online access will begin at 9:45 a.m. Eastern Time.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong internet connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.

Questions and Information Accessibility

Shareholders may submit questions during the Annual Meeting. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/CNX2022, type your question into the “Ask a Question” field, and click “Submit.” Questions pertinent to Annual Meeting matters will be answered during the Annual Meeting, subject to time constraints. Questions regarding personal matters, including, but not limited to, those related to employment, product or landowner issues, are not pertinent to Annual Meeting matters and therefore will not be answered. Any questions pertinent to Annual Meeting matters that cannot be answered during the Annual Meeting due to time constraints will be posted online and answered on our Investor Relations page at investors.cnx.com.

Additional information regarding the ability of shareholders to ask questions during the Annual Meeting, related rules of conduct, and other materials for the Annual Meeting, including the list of our shareholders of record, will be available during the Annual Meeting at www.virtualshareholdermeeting.com/CNX2022.

Technical Difficulties

We will have technicians ready to assist you with any technical difficulties accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting log in page.

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Voting and Proposals

Whether you hold your shares directly as the shareholder of record or beneficially in street name, you may vote prior to the Annual Meeting without attending the Annual Meeting in one of the following manners:

By Internet: Go to www.proxyvote.com and follow the instructions. You will need the 16-digit control number included on your Notice, proxy card, voting instruction card or the instructions that accompanied your proxy materials;

By Telephone: Dial 1-800-690-6903. You will need the control number included on your Notice, proxy card, voting instruction card or the instructions that accompanied your proxy materials; or

By Mail: If you received a paper copy of the proxy materials, complete, date and sign your proxy card or voting instruction card and mail it.

If you vote on the internet or by telephone, you do not need to return your proxy card or voting instruction card. Internet and telephone voting for shareholders will be available 24 hours a day, and will close at 11:59 p.m., Eastern Time, on May 4, 2022 for shares held directly and at 11:59 p.m., Eastern Time, on May 2, 2022 for shares held through the 401(k) plan.

Shareholders of record and beneficial owners of shares held in street name may also vote online during the Annual Meeting. You will need the control number included on your Notice, proxy card, voting instruction card or the instructions that accompanied your proxy materials to log in to the virtual meeting platform at www.virtualshareholdermeeting.com/CNX2022. Voting electronically online during the Annual Meeting will replace any previous votes.

Those who hold shares through the 401(k) plan may attend and participate in the Annual Meeting but will not be able to vote shares held in the 401(k) plan electronically online during the Annual Meeting. Shares held through the 401(k) plan must be voted in advance of the Annual Meeting using one of the methods described above.

The persons named as proxies have informed CNX of their intention, if no contrary instructions are given, to vote the shares represented by such proxies as follows:

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FOR the election of each of the seven director nominees (Proposal No. 1);

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FOR the ratification of the anticipated appointment of EY as CNX’s independent auditor for the fiscal year ending December 31, 2022 (Proposal No. 2);

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FOR the advisory approval of CNX’s 2021 named executive officer compensation (Proposal No. 3); and

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in accordance with their judgment on any other matters that may properly come before the Annual Meeting.

The Board does not know of any other business to be brought before the Annual Meeting other than as indicated in the Notice of Annual Meeting of Shareholders. If other matters are properly presented at the Annual Meeting, the persons named as proxies may vote on such matters in their discretion. In addition, the persons named as proxies may vote your shares to adjourn the Annual Meeting and will be authorized to vote your shares at any adjournments or postponements of the Annual Meeting.

Record Date and Vote Required for Approval

The Record Date with respect to this solicitation is March 8, 2022. All holders of record of CNX common stock as of the close of business on the Record Date are entitled to vote at the Annual Meeting and any adjournment or postponement thereof. As of the Record Date, CNX had 198,448,053 shares of common stock outstanding. Each share of common stock is entitled to one vote. Shareholders do not have cumulative voting rights. The holders of a majority of the outstanding shares of common stock of CNX as of the Record Date entitled to vote generally in the election of directors, represented in person or by proxy, will constitute a quorum at the Annual Meeting.

●

Election of Seven Director Nominees (Proposal No. 1): Assuming a quorum, a majority of the votes cast at the Annual Meeting is required for each director nominee to be elected. Under our Bylaws, this means that the number of votes cast “for” a director’s election must exceed 50% of the total number of votes cast with respect to that director’s election. Votes cast include direction to withhold authority and exclude abstentions.

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●

Ratification of the Anticipated Appointment of EY as CNX’s Independent Auditor for the Fiscal Year Ending December 31, 2022 (Proposal No. 2) and Advisory Approval of CNX’s 2021 Named Executive Officer Compensation (Proposal No. 3): Assuming a quorum, the vote to ratify the anticipated appointment of EY as CNX’s independent auditor for the fiscal year ending December 31, 2022 and the advisory vote to approve CNX’s 2021 named executive officer compensation will be determined by the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may be treated as “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and such instructions are not given. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals, such as Proposal Nos. 1 and 3, although they may vote their clients’ shares on “routine matters,” such as Proposal No. 2. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal and have no effect on the outcome. Abstentions have the same effect as votes against the matter, except in the case of Proposal No. 1, where abstentions would not have an effect on the outcome. Proxies received but marked as abstentions and broker non-votes will be counted for quorum purposes.

The voting instruction card also serves as voting instructions for the trustees who hold shares of record for participants in the CNX’s 401(k). If voting instructions representing shares in this plan are not received, those shares will not be voted.

Revocation of Proxy

If you are the owner of record of shares of our common stock as of the close of business on the Record Date, you can revoke your proxy at any time before its exercise by:

●

sending a written notice to CNX at CNX Center, 1000 CONSOL Energy Drive, Suite 400, Canonsburg, PA 15317, Attention: Corporate Secretary, bearing a date later than the date of the proxy that is received prior to the Annual Meeting, stating that you revoke your proxy;

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submitting your voting instructions again by telephone or over the internet;

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signing another valid proxy card bearing a later date than the proxy initially received and mailing it so that it is received by the Corporation prior to the Annual Meeting; or

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participating in the Annual Meeting and voting online during the Annual Meeting.

If you hold your shares through a bank, broker or other nominee, you must follow the instructions found on your voting instruction card, or contact your bank, broker or other nominee in order to revoke your previously delivered proxy. If a proxy is properly executed and is not revoked by the shareholder, the shares it represents will be voted at the Annual Meeting in accordance with the instructions provided by the shareholder. If a proxy card is signed and returned without specifying choices, the shares will be voted in accordance with the recommendations of the Board. Participation at the Annual Meeting without a request to revoke a proxy or voting online during the Annual Meeting will not, by itself, revoke a previously executed and delivered proxy.

Proxy Solicitation

All costs relating to the solicitation of proxies will be borne by CNX. Georgeson LLC has been retained by CNX to aid in the solicitation of proxies at an estimated cost of $11,000, plus reimbursement of out-of-pocket expenses. Proxies may also be solicited by officers, directors and employees personally, by mail, or by telephone, facsimile transmission or other electronic means. Upon request, CNX will pay brokers and other persons holding shares of common stock in their names or in the names of their nominees for their reasonable expenses in sending soliciting material to, and seeking instructions from, their principals.

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Additional Matters

Shareholder Proposals for Inclusion in Next Year’s Proxy Statement or Presentation at Next Year’s Annual Meeting

Any proposal submitted by a shareholder for inclusion in the Corporation’s proxy materials for the Annual Meeting of Shareholders in 2023 (the “2023 Annual Meeting”) must (a) conform to the requirements of Rule 14a-8 promulgated under the Exchange Act and (b) be received by the Corporate Secretary of CNX at our principal executive offices no later than 5:30 p.m. Eastern Time on November 24, 2022. Any such proposal should be addressed to the Corporate Secretary, CNX Resources Corporation, CNX Center, 1000 CONSOL Energy Drive, Suite 400, Canonsburg, PA 15317.

The Bylaws require that all shareholder proposals to be submitted at the 2023 Annual Meeting, but not included in the Corporation’s Proxy Statement, be received by the Corporate Secretary of CNX in writing no later than the close of business on February 4, 2023, nor earlier than the close of business on January 5, 2023, together with all information specified in the Bylaws. If the date of the 2023 Annual Meeting is more than 30 days before or more than 60 days after the anniversary date of the Annual Meeting, notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to the 2023 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2023 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2023 Annual Meeting is first made by CNX.

In addition to satisfying the requirements under the Bylaws, to comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than CNX's nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to CNX at its principal executive offices no later than 60 calendar days prior to the anniversary date of the Annual Meeting (for the 2023 Annual Meeting, no later than March 6, 2023). However, if the date of the 2023 Annual Meeting is changed by more than 30 calendar days from such anniversary date, then notice must be provided by the later of 60 calendar days prior to the date of the 2023 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2023 Annual Meeting is first made.

General Information Regarding the Requirements for Shareholder Nominations of Directors

Any shareholder desiring to nominate an individual for election as a director of CNX must submit to the Corporate Secretary the information required by Section 2.8 of the Bylaws (a copy of which will be provided to any shareholder upon written request to the Corporate Secretary), including, but not limited to, (i) the proposing person’s notice, (ii) all information relating to the nominee that is required to be disclosed in a proxy statement or other filings pursuant to Section 14 of the Exchange Act, (iii) a description of all direct and indirect compensation and other material arrangements between the shareholder and the nominee, (iv) the nominee’s written questionnaire with respect to the background and qualifications of such nominee and the background of any other person or entity on whose behalf the nomination is being made, (v) a written representation and agreement of the nominee in the form provided by the Corporate Secretary that they are not party to and will not become party to any agreement about how they will act or vote, and (vi) the nominee’s agreement to comply with the Corporation’s corporate governance policies, if elected. In addition, CNX may require the shareholder to provide such further information as we may reasonably request. To be timely, a shareholder nomination must be received within the timeframe described above for proposals to be submitted at the annual meeting but not included in CNX’s Proxy Statement.

Additionally, CNX’s Bylaws provide “proxy access” rights to shareholders that provide notice to CNX consistent with the requirements set forth in the Bylaws (the “proxy access notice”). A summary of these procedures is as follows. As set forth in Section 2.14 of our Bylaws, a shareholder, or group of twenty or fewer shareholders, that (i) own at least 3% of the aggregate voting power of the outstanding shares of the Corporation entitled to vote generally in the election of directors and (ii) have owned such shares continuously for at least three years as of the date that the Corporation receives the proxy access notice and as of the record date for determining shareholders eligible to vote at the applicable annual meeting of shareholders, may nominate candidates to serve on the Board and have such candidates included in CNX’s Proxy Statement. The shareholder(s) may nominate director candidates constituting the greater of (i) two individuals or (ii) the largest whole number that does not exceed 20% of the number of directors in office on the last day on which the proxy access notice may be delivered, consistent with the requirements set forth in the Bylaws, provided that the shareholder(s) and nominee(s) satisfy the requirements specified in Section 2.14 of our Bylaws. To be timely, the proxy access notice must be delivered to the Corporate Secretary of CNX at CNX’s principal executive offices not later than the close of business on the

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120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date that CNX mailed its Proxy Statement for the preceding year’s annual meeting of shareholders (i.e., for the 2023 annual meeting of shareholders, no later than November 24, 2022 and no earlier than October 25, 2022). The proxy access notice must contain the information required in our Bylaws, and the shareholder(s) and nominee(s) must comply with the information and other requirements set forth in Sections 2.8 and 2.14 of our Bylaws.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address and the same last name by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. CNX and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once shareholders have received notice from their broker or CNX that materials will be sent in the householding manner to the shareholder’s address, householding will continue until otherwise notified or until the shareholder revokes such consent. If, at any time, shareholders no longer wish to participate in householding and would prefer to receive separate proxy statements, they should notify their broker if their shares are held in a brokerage account, or CNX if they hold registered shares. CNX will deliver promptly upon written or oral request a separate copy of the 2021 Annual Report, proxy statement or Notice, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered. To request the start or end of householding, shareholders should notify their broker or CNX. Any such written notice directed to CNX should be addressed to the Investor Relations department of CNX Resources Corporation, CNX Center, 1000 CONSOL Energy Drive, Suite 400, Canonsburg, PA 15317, or oral notice may be given by calling CNX at (724) 485-4000:

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to receive a separate copy of the 2021 Annual Report, proxy statement or Notice for the Annual Meeting;

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to receive separate copies of those materials for future meetings; or

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if the shareholder shares an address and wishes to request delivery of a single copy of proxy materials, rather than receiving multiple copies.

Other

CNX will provide to any shareholder, without charge and upon written request, a copy (without exhibits, unless otherwise requested) of CNX’s 2021 Annual Report as filed with the SEC. Any such request should be directed to the CNX Resources Corporation Investor Relations Department, CNX Center, 1000 CONSOL Energy Drive, Suite 400, Canonsburg, PA 15317.

The Board knows of no other proposals that may properly be presented for consideration at the Annual Meeting, but if other matters do properly come before the Annual Meeting, the persons named in the proxy will vote your shares according to their best judgment.

By the Order of the Board of
Directors of CNX Resources Corporation

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Appendix A Reconciliation of Non-GAAP Measures*

Free Cash Flow

Free cash flow is defined as operating cash flow minus capex plus proceeds from asset sales.

Free Cash Flow

(Dollars in millions)	December 31, 2021	December 31, 2020	Total
Net Cash Provided by Operating Activities	$927	$795	$1,722
Capital Expenditures	(466)	(487)	(953)
Proceeds from Asset Sales	45	48	93
Free Cash Flow	$506	$356	$862

FCF per Share for STIC

FCF per share is calculated by dividing free cash flow by the number of shares of common stock outstanding in accordance with the STIC plan.

2021 Free Cash Flow Per Share for STIC

(Dollars in millions)	December 31, 2021
Free Cash Flow	$506
Shares Outstanding	203,531,320
Free Cash Flow Per Share:	$2.48
*

CNX's management uses certain non-GAAP financial measures for planning, forecasting and evaluating business and financial performance, and believes that these measures are useful for investors in analyzing CNX. Although these are not measures of performance calculated in accordance with generally accepted accounting principles (GAAP), management believes these financial measures are useful to an investor in evaluating CNX because (i) analysts utilize these metrics when evaluating company performance and have requested this information as of a recent practicable date, (ii) these metrics are widely used to evaluate a company's operating performance, and (iii) we want to provide updated information to investors. Investors should not view these metrics as a substitute for measures of performance that are calculated in accordance with GAAP. In addition, because all companies do not calculate these measures identically, these measures may not be comparable to similarly titled measures of other companies.

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SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 4, 2022 for shares held directly and by 11:59 p.m. Eastern Time on May 2, 2022 for shares held in the 401(k) plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CNX2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 4, 2022 for shares held directly and by 11:59 p.m. Eastern Time on May 2, 2022 for shares held in the 401(k) plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D67582-P66180-Z81784

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CNX RESOURCES CORPORATION

The Board recommends a vote FOR each of the nominees.

1. Election of Seven Director Nominees:	For	Against	Abstain
1a. Robert O. Agbede	☐	☐	☐
1b. J. Palmer Clarkson	☐	☐	☐
1c. Nicholas J. Deluliis	☐	☐	☐
1d. Maureen E. Lally-Green	☐	☐	☐
1e. Bernard Lanigan, Jr.	☐	☐	☐
1f. Ian McGuire	☐	☐	☐
1g. William N. Thorndike, Jr.	☐	☐	☐

The Board recommends a vote FOR Proposal 2.	For	Against	Abstain
2. Ratification of the Anticipated Appointment of Ernst & Young LLP as CNX's Independent Auditor for the Fiscal Year Ending December 31, 2022.	☐	☐	☐

The Board recommends a vote FOR Proposal 3.	For	Against	Abstain
3. Advisory Approval of CNX's 2021 Named Executive Officer Compensation.	☐	☐	☐

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, trustee, administrator or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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YOUR VOTE IS IMPORTANT

Please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope so these shares may be represented at the Annual Meeting.

The Notice and Proxy Statement, Annual Report on Form 10-K, and Shareholder Letter are available at www.proxyvote.com.

▼ **PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

D67583-P66180-Z81784

Proxy — CNX RESOURCES CORPORATION

PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Nicholas J. Deluliis, Donald Rush and Alexander J. Reyes, and each of them, as proxies with power of substitution to vote on behalf of the undersigned all shares, on all matters designated on the reverse side or otherwise properly presented at the Annual Meeting of Shareholders of CNX Resources Corporation, as the undersigned may be entitled to vote at the Annual Meeting of Shareholders of CNX Resources Corporation to be held on May 5, 2022 at 10:00 a.m., Eastern Time, at www.virtualshareholdermeeting.com/CNX2022 and any postponement or adjournment thereof, with all powers that the undersigned would possess if personally present.

This Proxy, when properly executed, will be voted in the manner directed herein. **If no direction is made, this Proxy will be voted "FOR" the election of each of the nominees in Proposal 1, "FOR" the ratification of the anticipated appointment of Ernst & Young LLP as CNX's independent auditor for the fiscal year ending December 31, 2022 in Proposal 2, and "FOR" the advisory approval of CNX's 2021 named executive officer compensation in Proposal 3. The proxies are also authorized to vote, in accordance with their judgment, upon such other matters as may properly come before the Annual Meeting (including, without limitation, to adjourn the Annual Meeting) and any postponement or adjournment thereof.**

Continued and to be signed on reverse side